UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Otis Worldwide Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OTIS

Notice of Annual Meeting of Stockholders and Proxy Statement

2024

We are Otis
We are the world’s leading company for elevator
and escalator manufacturing, installation and service.
You’ll find us in the world’s most iconic structures, as well as residential and commercial buildings, transportation hubs and everywhere people are on the move.

Our Vision
We give people freedom to connect and thrive in a taller, faster, smarter world.

The Otis Absolutes
In realizing our vision, our colleagues are guided by our commitment to The Otis Absolutes:
Safety
We are in the safety business. The well-being of our
colleagues, our customers and the riding
public is paramount.
EVERYTHING DEPENDS ON MOVING
PEOPLE SAFELY.
Ethics
We strive to be a trusted company, and the employer
and supplier of choice. Doing business the ethical,
lawful and honest way is who we are, and our
reputation depends on it.
DOING BUSINESS THE RIGHT WAY – IT’S WHO
WE ARE.
Quality
We stand for delivering quality results in everything we
do – from engineering, manufacturing, installation and
service, to selling, marketing and financial reporting.
WE DELIVER QUALITY RESULTS IN
EVERYTHING WE DO.

Creating value in 2023
In 2023, our 170th year in business and fourth as an independent company, Otis Worldwide Corporation (“Otis”) once again demonstrated our strengths, including solid execution of our strategy, operational excellence and strong financial performance. We continued to prove that our long-term strategy meets the needs of our customers, passengers and communities around the world.
Our reach is global, our people are local
We maintain approximately 2.3 million customer units worldwide	We serve customers in more than 200 countries and territories
We have 71,000 colleagues, including 42,000 field professionals	We have over 1,400 branches and offices and a direct physical presence in more than 70 countries
Executing on our strategy
Just as the needs of our customers and passengers around the world evolve, we are continuously adapting to meet those needs while driving returns for shareholders. We remain focused on optimizing our business model and executing against our strategic pillars. In 2023, we added Deliver modernization value as a fifth strategic pillar, as we intend to seize the growing opportunity presented globally. At the same time, we remain disciplined in our capital allocation strategy to support sustainable growth.
STRATEGIC PILLARS	2023 RESULTS
Sustain New Equipment growth
• Achieved fourth consecutive year of New Equipment share gain, yielding approximately 350-basis point improvement since 2019(1)
• Accelerated sales of Gen3 and Gen360 products, up 10 points from prior year
• Increased New Equipment backlog by 2% at constant currency(2)
• Continued enhancing our position in the fast-growing infrastructure segment

Accelerate Service portfolio growth
• Grew Service portfolio 4.2% to approximately 2.3 million units globally
• Ended 2023 with approximately 900,000 units of our global portfolio now connected, including units in warranty period
• Increased use of digital tools and a specialized service organization to improve productivity, customer satisfaction and portfolio growth
• Accelerated growth in our repair business across all regions, marking a three-year CAGR in the low teens

Deliver modernization value
• Modernization orders were up 16.8% at constant currency(2)
• Deployed targeted initiatives to accelerate orders through expansion of channel, sales effectiveness and standardized packages
• Leveraged our New Equipment manufacturing and supply chain to better serve modernization customers while reducing costs

Advance digitalization
• Increased deployment of enterprise systems with a focus on sales capabilities, customer contact technologies, and field and supply chain efficiencies
• Reduced connected product deployment cycle time by 60%, allowing faster expansion in 30 countries
• Deployed field business analytics across 28 countries, improving route efficiency and enhancing the condition-based maintenance program with cloud-based analytic capabilities
• Deployed Field Mobility applications to 95% of field professionals, focused on safety, quality and service while delivering significant productivity benefits

Focus and empower our workforce
• Achieved record-high enterprise Engagement and Belonging scores as well as targeted improvement on Inclusion score in colleague engagement survey
• Expanded the reach and impact of our Employee Resource Groups to over 3,000 colleagues globally, covering various dimensions of diversity
• Accelerated disability inclusion and accessibility efforts through advocacy, education and enhanced strategic partnerships
• Established a Global Workplace Adjustment and Accommodations Framework, with targeted training to drive awareness, empathy, support and collaboration
• Continued to increase volunteerism and participation in science, technology, engineering and math (STEM) programming in our communities

(1)	Based on Otis internal estimates.
(2)
As defined more fully in Appendix A on pages 98-101, Otis refers to non-GAAP New Equipment backlog at constant currency. Appendix A also provides a reconciliation of this non-GAAP financial measure to the corresponding GAAP financial measure.

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Creating value in 2023
Financial highlights
2023 marked another year of strong financial performance for Otis. We grew organic sales 5.6%, expanded adjusted operating profit margins 30 basis points, grew adjusted earnings per share (“EPS”) by 11.7%, increased our quarterly dividend by 17.2%, while generating $1.63 billion in operating cash flow (approximately $1.53 billion in adjusted free cash flow), which we used to deploy approximately $1.35 billion to shareholders through $800 million in share repurchases and $539 million in dividends.(1) We also achieved modernization orders growth of 16.8%, ended the year with our modernization and New Equipment backlogs up 15% and 2%, respectively and grew our maintenance portfolio by 4.2% to approximately 2.3 million units, setting us up for another successful year in 2024.(1)

(1)
As defined more fully in Appendix A on pages 98-101, Otis refers to non-GAAP sales as organic sales, non-GAAP backlog growth at constant currency as backlog growth, non-GAAP operating profit as adjusted operating profit, non-GAAP cash flow as adjusted free cash flow and non-GAAP diluted earnings per share as adjusted diluted EPS. Appendix A also provides a reconciliation of these non-GAAP financial measures to the corresponding GAAP financial measures.

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ESG at Otis
Environmental, social and governance (“ESG”) principles have been fundamental at Otis for decades, and the four pillars that drive our ESG strategy are holistically integrated within our larger corporate strategy. ESG drives value for our customers, colleagues and communities, helping us achieve a stronger, more sustainable and inclusive tomorrow. Above all, we are committed to the health and safety of our colleagues and the riding public. We strive to reduce the environmental impact of our products, operations and services and those of our customers. We foster a culture that embraces all voices and diverse points of view, and we proactively engage in the communities where we live and work. We act with integrity, every time, everywhere. We understand that the way we act matters.

goals ahead of schedule: We achieved ISO 14001 certification for all factories in 2021, and we expanded our Employee Assistance Program – Otis’ mental health and resilience resource – to all global colleagues in 2022. For more information about ESG at Otis, please visit our website at www.otisinvestors.com under “ESG,” where we expect to publish our 2023 ESG Report later this year.

In 2021, we identified 13 goals within our four ESG pillars that align with the strategic imperatives that form our business strategy. We have continued to build on our vision and legacy, carrying our innovations forward by focusing on technology for safer, more sustainable operations, improved customer service and passenger experiences, and a more inclusive workplace.

We report on these goals in our ESG Report in accordance with the Global Reporting Initiative Standards, as well as in alignment with the Sustainability Accounting Standards Board guidelines for the Resource Transformation sector and the Task Force on Climate-related Financial Disclosures. We have completed two of these

HEALTH & SAFETY

Aligned material issues
• Workforce well-being, health and safety • Product quality and reliability	• Public health, safety and accessibility

Goals
• Commit to achieve a zero-harm workplace
• Educate all field professionals and subcontractors annually on the life-saving Cardinal Rules, our fundamental work-safety principles
• Expand availability of well-being and resilience services to all colleagues worldwide through an Employee Assistance Program by 2023(1)

ENVIRONMENT & IMPACT

Aligned material issues
• Emissions, energy and climate change • Waste	• Product design and sustainable innovation

Goals
• Achieve a 50% reduction of Scope 1 and Scope 2 GHG emissions by 2030
• Reach carbon neutrality for factory electricity by 2030
• Achieve 100% factory eligibility for zero-waste-to-landfill certification by 2025
• Complete ISO 14001 certification for all factories by 2025(2)

PEOPLE & COMMUNITIES

Aligned material issues
• Inclusion • Community engagement	• Colleague development, engagement and retention

Goals
• Achieve gender parity in our executive ranks by 2030
• Increase colleague favorability for the inclusive culture category in the company’s engagement survey by 4 percentage points by 2025
• Direct 50% of total global giving to STEM programs by 2025
• Impact 15,000 students globally through STEM-focused programming across the learning and vocational training continuum to improve livelihoods and help build the workforce of tomorrow by 2030
• Dedicate 500,000 colleague volunteer hours in support of vibrant communities, STEM education and social equity efforts globally by 2030

GOVERNANCE & ACCOUNTABILITY

Aligned material issues
• Regulatory, compliance and anti-corruption • Ethics and integrity	• Sustainable supply chain • Cybersecurity, data privacy and intellectual property
Goals • Award at least 20% of U.S. supplier spend annually to diverse suppliers(3)
(1)	Completed in 2022.
(2)	Completed in 2021.
(3)
Diverse supplier is defined as a supplier that is at least 51% owned by an individual or group that is underrepresented (i.e., minority-, women-, veteran-, LGBTQ+, or disability-owned), a small business and/or a business operating in an economically disadvantaged location based on the U.S. Small Business Administration definitions.

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Recent Awards and Accolades(1)
•	The World’s Top Companies for Women – Forbes, 2023
•	World's Best Employers – Forbes, 2023
•	America’s Most Responsible Companies – Newsweek, 2023 and 2024
•	World’s Most Trustworthy Companies – Newsweek, 2023
•	America’s Greenest Companies – Newsweek, 2023
•	Best-managed Companies – Wall Street Journal, 2023
•	World’s Most Admired Companies – FORTUNE, 2023 and 2024
•	America’s Climate Leaders – USA Today, 2023
•	Zero-Waste-To-Landfill Certification achieved by eight additional Otis factories (Madrid, San Sebastian and Vigo in Spain; Chongqing, Jiaxing, Tianjin (2) and Hangzhou in China), 2023
•	LEED Platinum Certification, (San Sebastian factory), 2023
•	Inclusion Index – Seramount (United States), 2023
•	Global Inclusion Index – Seramount (Australia, Brazil, Chile, China, Colombia, France, Mexico, Singapore, United Kingdom), 2023
•	Noteworthy Companies – DiversityInc, 2023
•	Japan PRIDE Index Gold – work with Pride (wwP), 2023
•	Corporate Strategy Well-being Award – WorkWell, 2023
•	INNOSTAR – Korea Management Registration, 2023
•	Project of the Year: East Rail Line-Cross Harbour Extension (Hong Kong) – Elevator World, January 2023
•	Project of the Year: 22 Bishopsgate, London – Elevator World, January 2023
•	Project of the Year: Elizabeth Line, London – Elevator World, January 2024
•	Project of the Year: Singapore MRT – Elevator World, January 2024
•	Top 100 Global Innovators – Clarivate, 2023
(1)	Global and regional recognition received in 2023 and in Q1 of 2024, which was based off 2023 performance. This list is not inclusive of all global, regional and local awards received.
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Independent Lead Director letter

TO OUR SHAREHOLDERS:
2023 marked another consecutive year of solid performance for Otis. Guided by steady and nimble leadership, the company continued to thrive by remaining firmly focused on executing its business strategy. At the same time, Otis created new opportunities to drive innovative solutions and services in support of long-term sustainable growth.

In May, for example, Otis introduced a new strategic pillar – Deliver modernization value – sharpening its focus on a sizable and growing segment that positions Otis for future growth as aging elevators across the globe require technology and other upgrades. And in the third quarter, Otis announced its transformational UpLift program, designed to leverage its global scale and drive efficiency across the organization. This Board will continue to oversee the company’s execution of these initiatives. We see the ability to embrace change and evolution as critical to the company’s future success.

The Board itself also has evolved. Harold “Terry” McGraw, one of our founding directors, who had served on the Board since Otis became an independent publicly traded company in 2020, retired. We also welcomed two new directors with impressive leadership experience: Thomas Bartlett, former CEO of American Tower Corporation, who brings vast experience in the technology and infrastructure sectors, and Jill Brannon, Executive Vice President and Chief Sales Officer at FedEx, who brings decades of leadership delivering critical services to customers around the globe. We already are seeing both make valuable contributions in the boardroom and look forward to benefitting from their extensive expertise going forward.
With the recent evolution of our Board, we also realigned the composition of our Board committees to ensure that each committee is appropriately balanced with directors possessing relevant subject matter expertise as well as fresh and diverse perspectives. We see this balance as critical to providing strong and independent oversight to management as together we grapple with an array of macroeconomic and geopolitical issues, as well as industry and company-specific challenges. Composed of tested leaders bringing a diversity of experience across multiple industries, this Board truly is greater than the sum of its parts.
Looking ahead, we continue to believe that the company has opportunities to create value through its simultaneous commitment to execute its strategies and to always do the right thing. I would like to thank you, our shareholders, for entrusting us with your investments. I look forward to continued engagement with you in 2024 and respectfully request your support for the Board-recommended proposals contained in this Proxy Statement.
Yours truly,

JOHN H. WALKER
INDEPENDENT LEAD DIRECTOR
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Notice of 2024 Annual Meeting of Shareholders
Meeting information
DATE AND TIME: May 16, 2024 9:00 a.m. Eastern time

LOCATION:
We will be holding our 2024 Annual Meeting of Shareholders (“Annual Meeting”)
virtually via live webcast.
To attend, vote or submit questions during the Annual Meeting, please see “How to attend” below. You will not be able to attend the meeting in person.
For more information, see “Virtual Annual Meeting.”

Your vote is important. Please submit your proxy or voting instructions as soon as possible.
Agenda
1.	Election of the 11 director nominees listed in the Proxy Statement
2.	Advisory vote to approve executive compensation
3.	Appointment of PricewaterhouseCoopers LLP to serve as independent auditor for 2024
4.	Shareholder proposal, if properly presented at the meeting
5.	Other business, if properly presented
Who may vote:
If you owned shares of Otis common stock at the close of business on March 18, 2024, you are entitled to receive this Notice of the 2024 Annual Meeting and to vote at the meeting, either online or by proxy.
How to attend:
To attend the meeting, please go to www.virtualshareholdermeeting.com/OTIS2024. To participate by voting or submitting questions during the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/OTIS2024 using the control number located on your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), proxy card or voting instruction form. You will not be able to attend the Annual Meeting in person.
Please review your 2024 Proxy Statement (“Proxy Statement”) and vote using one of the methods described on the following page.
By Order of the Board of Directors.

TOBY W. SMITH
SENIOR VICE PRESIDENT, CORPORATE SECRETARY
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Notice of 2024 Annual Meeting of Shareholders
How to Vote

INTERNET
Online during the Virtual Annual Meeting:
Go to www.virtualshareholdermeeting.com/OTIS2024 and follow
the instructions on the website.
Online in advance of the Virtual Annual Meeting:
Up until 11:59 p.m. Eastern time on May 15, 2024, go to
www.proxyvote.com and follow the instructions on the website
TELEPHONE Up until 11:59 p.m. Eastern time on May 15, 2024, call 1-800-690-6903	MAIL Sign, date and return your proxy card or voting instruction form in the enclosed postage-paid envelope
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 16, 2024. This Notice of the 2024 Annual Meeting and Proxy Statement and our 2023 Annual Report to Shareholders (“2023 Annual Report”) are available free of charge at www.proxyvote.com. References in either document to our website or any third-party website are for the convenience of readers, and information available at or through these websites is not a part of nor is it incorporated by reference in the Proxy Statement or 2023 Annual Report.
The Board of Directors (the “Board”) is soliciting proxies to be voted at our Annual Meeting on May 16, 2024, and at any postponed or reconvened meeting. We expect that the proxy materials or a Notice of Internet Availability will be mailed and made available to shareholders beginning on or about April 5, 2024. At the Annual Meeting, votes will be taken on the matters listed in this Notice of the 2024 Annual Meeting.
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Notice of 2024 Annual Meeting of Shareholders
Virtual Annual Meeting
For our Annual Meeting, we have adopted a virtual meeting format. This format enables shareholders to participate regardless of geographic location, physical or resource constraints. It also safeguards the health and safety of our shareholders, colleagues and members of our Board. All that is required is an internet-connected device.
How will the Annual Meeting be held?
The Annual Meeting will be held solely via live webcast through an online virtual meeting platform that allows shareholders around the globe to listen to the entire meeting on their computer or other device and submit questions. Members of management, our Board and a representative of our independent auditor will be in virtual attendance. There will not be a physical meeting location.
How can shareholders attend and participate in the Annual Meeting?
Only shareholders of record and beneficial owners as of March 18, 2024, the record date, may attend or participate in the meeting by voting or submitting questions. To attend and participate, go to www.virtualshareholdermeeting.com/OTIS2024 and log in using the 16-digit control number included on your Notice of Internet Availability, proxy card or voting instruction form.
On the day of the Annual Meeting, May 16, 2024, shareholders may begin to log in to the online virtual meeting platform beginning at 8:45 a.m. Eastern time. The meeting will begin promptly at 9:00 a.m. Eastern time. Please allow ample time to log in.
How can shareholders receive technical assistance in connection with the Annual Meeting?
Beginning at 8:45 a.m. Eastern time on the day of the meeting, we will have technicians ready to assist you with any technical difficulties you may have when logging in or accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the online virtual meeting platform log-in page.
How can shareholders submit questions at the Annual Meeting?
Once logged in to the virtual meeting platform as instructed above, shareholders may submit questions directly by following the instructions on the website. We will answer as many shareholder-submitted questions that are appropriate and pertinent to the meeting agenda as time permits. Substantially similar questions may be answered as a group.
YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.
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1	Creating value in 2023
3	ESG at Otis
5	Independent Lead Director letter
6	Notice of 2024 Annual Meeting of Shareholders
10	PROXY STATEMENT SUMMARY
	11	Governance and Board highlights
		11	Foundation of good governance
		12	Our director nominees
15	CORPORATE GOVERNANCE
	15	PROPOSAL 1: Election of directors
	16	Our Board leadership structure
		16	Chair and Chief Executive Officer
		16	Independent Lead Director
		17	Roles and Responsibilities
	18	Board responsibilities and oversight
		18	Areas of Board oversight
		21	Our code of ethics – The Otis Absolutes
		21	Board committees
	25	Creating and maintaining an effective Board
		25	How we select our directors
		27	Criteria for Board membership
		27	Director skills and attributes
		28	Board effectiveness
	30	Our Board nominees
		30	Biographical information
		36	Nominee skills and attributes matrix
		37	Director independence
	37	Board engagement
		37	Board and committee attendance
		38	Engagement with management
		38	Engagement with shareholders
	40	Compensation of directors
		40	Pay structure
42	EXECUTIVE COMPENSATION
	42	PROPOSAL 2: Advisory vote to approve executive compensation
	43	Compensation discussion and analysis
		43	Who we are
		43	Introduction
		44	Named Executive Officers
		44	Executive summary
		45	Compensation best practices
		45	Investor engagement
		46	Executive compensation philosophy
		47	How we make pay decisions and assess our programs
		49	Elements of our 2023 executive compensation program
		59	Other executive compensation policies and practices
		63	Other compensation elements
	66	Report of the Compensation Committee
	67	Compensation tables
		67	Summary Compensation Table
		68	All other compensation
		69	Grants of plan-based awards
		71	Outstanding equity awards at fiscal year-end
		73	Option exercises and stock vested
		74	Pension benefits
		74	Nonqualified deferred compensation
		75	Potential payments on termination or change in control
	78	CEO pay ratio
	79	Pay versus performance
83	AUDIT MATTERS
	83	Report of the Audit Committee
	84	PROPOSAL 3: Appoint an independent auditor for 2024
		84	Audit Committee assessment of PwC
		84	Audit Committee controls relating to independent auditor
		85	Policy on Audit Committee preapproval of audit and permissible non-audit services of independent auditor
		85	PwC Fees
86	PROPOSAL 4: SHAREHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE MEETING
	87	Our response – Statement in opposition to Proposal 4
88	OTHER IMPORTANT INFORMATION
	88	Stock ownership
		88	Beneficial stock ownership of directors and executive officers
		89	Certain beneficial owners
	89	Delinquent Section 16(a) reports
	89	Transactions with related persons
	90	Other matters
		90	Cautionary note concerning factors that may affect future results
		91	Availability of corporate documents
		91	Incorporation by reference
		91	Company names, trademarks and trade names
92	FREQUENTLY ASKED QUESTIONS ABOUT THE 2024 ANNUAL MEETING
98	APPENDIX A: RECONCILIATION OF GAAP MEASURES TO CORRESPONDING NON-GAAP MEASURES
102	APPENDIX B: FINANCIAL PERFORMANCE METRICS USED IN THE OTIS STI PROGRAM
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Proxy Statement summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Proxy voting roadmap
PROPOSAL 1
Election of directors
BOARD RECOMMENDATION:		PAGE 15
FOR	Each Director Nominee

PROPOSAL 2
Advisory vote to approve executive compensation
BOARD RECOMMENDATION:	PAGE 42
FOR

PROPOSAL 3
Appoint an independent auditor for 2024
BOARD RECOMMENDATION:	PAGE 84
FOR

PROPOSAL 4
Shareholder proposal, if properly presented at the meeting
BOARD RECOMMENDATION:	PAGE 86
AGAINST

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Proxy Statement summary
Governance and Board highlights
Foundation of good governance
Otis is committed to best corporate governance practices. Our governance structure reflects processes from across industries, which we believe provide the basis for effective board oversight. Our governance is dynamic, reflecting the Board’s continuous review of best practices and goal of maintaining optimum effectiveness. Below are Otis’ key corporate governance practices and where in this Proxy Statement and/or other publicly available documents you may find further information on these practices. Publicly available documents such as our Corporate Governance Guidelines (“CGG”), Certificate of Incorporation, Bylaws, Committee Charters and The Otis Absolutes are available on our website at www.otisinvestors.com/governance/governance-documents.
Board independence and composition
9 of 11 director nominees are independent

All committees are composed of independent directors only
pages 21-24
Fresh perspectives. On October 27, 2023, the Board appointed Thomas A. Bartlett and Jill C. Brannon as new members, increasing the number of Board members and its diverse composition. On December 7, 2023, Harold W. McGraw III retired from the Board pages 12-13, 15, 29-36
Independent Lead Director has expansive authority and clearly defined responsibilities grounded in the fundamental principle of independent oversight pages 16-17
CGG
Private sessions excluding the Chief Executive Officer and management are typically held following each regularly scheduled Board and committee meeting; presided over by the Lead Director or committee chair
CGG
No classified Board. All directors are elected annually. Newly appointed directors of less than one year are subject to re-election at the Annual Meeting

Bylaws and Certificate of Incorporation
Overboarding is prohibited. All directors are restricted in the number of other public boards on which they may serve

CGG
Majority voting standard applies for uncontested elections. Resignation policy is in place if a director fails to receive the majority of votes cast
CGG

Director engagement
5 Board meetings and 18 committee meetings in 2023

99% director attendance at Board and committee meetings in 2023

Robust onboarding and continuing education program for all directors pages 28-29
CGG
Annual self-evaluations completed by all directors

CGG

ESG matters
Strong commitment to ESG
pages 3-4
2022 ESG Report
The Otis Absolutes, our code of ethics, applies to all colleagues globally as well as the Board

The Otis Absolutes and CGG
Extensive ESG program and active Board and committee oversight of ESG matters in place pages 18-20
2022 ESG Report

Compensation practices
At-risk compensation makes up approximately 90% of our CEO’s target compensation opportunity and not less than 78% for other named executive officers (“NEOs”)

Strong clawback provisions

Careful consideration of risk

Shareholder rights
Nomination of director candidates in Proxy materials available through the proxy access process; properly made shareholder nominations considered by the Nominations and Governance Committee
Bylaws
Request for a special meeting of shareholders can be made by shareholders holding at least 15% of outstanding shares of Otis common stock for at least one year
Bylaws
No dual class or cumulative voting structure – one vote per share
Certificate of Incorporation
No supermajority shareholder vote requirements or poison pill plan
Bylaws and Certificate of Incorporation

Stock ownership requirements
Robust stock ownership requirements for directors and executive officers pages 41, 59
CGG
Prohibition on hedging and pledging of our common stock by directors and colleagues (including officers)

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Proxy Statement summary
Our director nominees
The Board has nominated 11 individuals for election to the Otis Board upon recommendation of the Nominations and Governance Committee. These nominees are deeply experienced executives with the highest integrity and represent a highly diverse collection of backgrounds, experience, skills and perspectives. The nominees have led and advised companies as executive officers, chairs, founders, managing or lead partners and directors in a wide range of sectors, including asset management, automotive, consumer products, manufacturing, telecommunications, transportation and professional services. Each of the nominees is a current Otis director. All the nominees, except for Mr. Bartlett, Ms. Brannon and Ms. Connors, were appointed when Otis was spun off from United Technologies Corporation (“UTC”) into a separate publicly traded company on April 3, 2020 (the “Separation”).
INDEPENDENT
Thomas A. Bartlett, 65 Former President and Chief Executive Officer, American Tower Corporation Board Committees: Audit, Compensation Director since October 2023	Jeffrey H. Black, 69 Former Senior Partner and Vice Chairman, Deloitte LLP Board committees: Audit (Chair) Director since April 2020
Jill C. Brannon, 60 Executive Vice President, Chief Sales Officer, FedEx Corporation Board Committees: Audit, Nominations and Governance Director since October 2023	Nelda J. Connors, 58 Founder and Chief Executive Officer, Pine Grove Holdings, LLC Board committees: Audit, Compensation Director since October 2022
Kathy Hopinkah Hannan, 62 Former Global Lead Partner, National Managing Partner and Vice Chairman, KPMG, LLP Board committees: Audit, Nominations and Governance Director since April 2020	Shailesh G. Jejurikar, 57 Chief Operating Officer, The Procter & Gamble Company Board committees: Compensation (Chair) Director since April 2020
Margaret M. V. Preston, 66 Managing Director, Cohen Klingenstein, LLC Board committees: Nominations and Governance (Chair) Director since April 2020	Shelley Stewart, Jr., 70 Former Chief Procurement Officer, E. I. du Pont de Nemours and Company Board committees: Compensation, Nominations and Governance Director since April 2020
John H. Walker, 66 Former Chairman and Chief Executive Officer, Global Brass and Copper Holdings, Inc. Board committees: Compensation Director since April 2020
NON-INDEPENDENT
Christopher J. Kearney, 68 Former Executive Chair, Otis Worldwide Corporation Former Chairman, SPX FLOW, Inc. Director since April 2020	Judith F. Marks, 60 Chair, Chief Executive Officer and President, Otis Worldwide Corporation Director since April 2020
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Proxy Statement summary
Board diversity
Otis places great emphasis on diversity across multiple dimensions – including gender, race, ethnicity, sexual orientation, background, perspective and experience – in its workplace, and the Board is no exception. The Nominations and Governance Committee actively considers diversity in recruitment and nomination of directors and assesses its effectiveness in this regard when reviewing the composition of the Board. The current composition of our Board reflects those efforts and the importance of diversity to the Board.(1) Further, the Nominations and Governance Committee itself is specifically composed of a diverse group of directors, which gives it a strong foundation for considering diversity in Board leadership and governance matters.
BOARD NOMINEES

NOMINATIONS AND GOVERNANCE COMMITTEE

(1)	For further details on the diversity of our nominees, please refer to the “Our Board nominees – Nominee skills and attributes matrix” section.
(2)	Leadership roles are defined as the Chair of the Board, Lead Director and the chairs of each committee.
Independent, engaged Board with global perspectives
Otis’ majority independent Board is composed of directors with broad and deep knowledge, experience and expertise across a variety of industries, providing clear guidance and robust oversight as the company executes its strategic imperatives while managing a complex global risk environment.

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Proxy Statement summary
Board qualifications
Our Board values the varying perspectives that individuals of differing backgrounds and experiences bring. Each of our nominees meets the fundamental criteria required to be an Otis Board member:
•	Objectivity and independence
•	Loyalty
•	Commitment to enhance long-term shareholder value
•	Broad, senior-level experience
•	Ability to contribute to diversity
•	Capacity to devote time required
•	Professional and personal ethics
•	Alignment on corporate purpose
Our nominees as a group also possess the highly valuable skills and attributes that the Board has identified as most relevant and desirable to support and guide Otis in excelling now and into the future.
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Corporate governance
Proposal 1:
Election of directors
•	We are seeking your support for the election of the 11 individuals whom the Board has nominated to serve as directors for a one-year term beginning on the date of the Annual Meeting.
•
All the nominees are current directors of Otis. Mr. Bartlett and Ms. Brannon were appointed by the Board effective October 27, 2023, upon recommendation of the Nominations and Governance Committee after review of a range of highly qualified candidates based on the criteria outlined under “Creating and Maintaining an Effective Board” on pages 25-29.

•
The Board believes that the nominees have the qualifications consistent with our position as a global leader in the elevator and escalator manufacture, installation and service industry with operations worldwide.

THE BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE:

Thomas A. Bartlett	Jeffrey H. Black
Jill C. Brannon	Nelda J. Connors
Kathy Hopinkah Hannan	Shailesh G. Jejurikar
Christopher J. Kearney	Judith F. Marks
Margaret M. V. Preston	Shelley Stewart, Jr.
John H. Walker
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Corporate governance
Our Board leadership structure
Chair and Chief Executive Officer
Otis’ CEO and President, Judith F. Marks, has served as the Chair of the Otis Board since February 2022. The decision to appoint Ms. Marks as Chair followed careful consideration by the Board after nearly two years of operating as a standalone public company. The Board considered several factors in reaching its decision to combine the roles of Chair and CEO under Ms. Marks, including that:
•	Ms. Marks has led Otis as President since 2017, was named CEO in 2019 and has served as a director since Otis became an independent publicly traded company in April 2020.
•
Under Ms. Marks’ leadership, Otis has continued to deliver strong financial performance by driving near- and long-term strategic priorities, all while effectively guiding Otis through a global pandemic, substantial macroeconomic pressures and geopolitical uncertainty.

•
Ms. Marks has proven to be an exceptional leader – setting a vision, creating an environment of success, removing obstacles and driving results – and the Board believes that she is the best candidate to lead the Board as its Chair.

•
Combining the roles of Chair and CEO promotes decisive decision-making as Otis continues to execute on its long-term strategy and seeks to achieve sustainable growth and value creation for our customers, colleagues, communities and shareholders.

•	The Board has a strong, independent Lead Director with responsibility to ensure leadership and oversight independent of company management, as described in more detail below.
Independent Lead Director
The independent Lead Director plays an important role in Otis’ corporate governance structure, ensuring that the Board fulfills its duty to provide the appropriate level of independent oversight of management and acting as the principal liaison between the independent directors and management. The Lead Director also acts in an advisory capacity to the Chair and CEO and to Otis management in matters concerning the interests of the organization and the Board as well as relationships between Otis management and the Board.
To promote strong and independent oversight of Board activities, Otis has delineated clear responsibilities for the independent Lead Director. For example, the Lead Director has final approval authority of all Board meeting schedules, agendas and materials, is authorized to call special meetings of the Board and committees, and leads robust private sessions – excluding the CEO and other Otis management – as part of every Board meeting. In addition, the Lead Director is responsible for providing annual and ongoing feedback to the Chair and CEO on various topics, including her performance, the functioning of the Board and any other issues or concerns that may arise.
The Corporate Governance Guidelines require the independent directors to select annually an independent member to serve as Lead Director whenever the Chair is not independent. Accordingly, the independent directors have selected John H. Walker to continue as Lead Director.
We are confident that all our directors understand their roles and are committed to acting in the best interest of Otis. In clearly defining the responsibilities of the Chair and CEO and Lead Director roles, respectively, we believe that we are striking the right balance to ensure effective leadership of the Board independent of Otis management. In continuing in the role of Lead Director, Mr. Walker is well positioned to provide a strong, independent perspective commensurate with his responsibilities.
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Corporate governance
Roles and Responsibilities
The key responsibilities of the combined Chair and CEO and the Lead Director are incorporated into our Corporate Governance Guidelines and described below.

Chair and CEO	Lead Director

• Develops meeting schedules and agendas
• Ensures Board materials are appropriate, sufficient and high quality
• Presides at all meetings of the full Board
• Presides at annual and special shareholder meetings
• Has authority to call special meetings of the Board
• Fosters an open and inclusive environment at Board meetings
• Identifies director candidates for the Board in consultation with the Nominations and Governance Committee and Lead Director
• Assists the Nominations and Governance Committee with the screening and evaluation of director candidates
• Assists the Nominations and Governance Committee with the selection of committee chairs

• Has final approval of meeting schedules, agendas and Board materials
• Presides at private meetings of independent directors and at Board meetings when the Chair and CEO is not present
• Has authority to call special meetings of the Board, committees and private sessions of the independent directors
• Jointly leads, with the Chair of the Nominations and Governance Committee, the Board self-evaluation process and works with that committee to address issues that arise
• Communicates the Board’s annual performance evaluation and provides ongoing feedback to the Chair and CEO
• Serves as principal liaison between the independent directors and the Chair and CEO, as necessary
• Assists the Chair and CEO and the Nominations and Governance Committee with the identification, screening and evaluation of director candidates
• Assists the Nominations and Governance Committee with the selection of committee chairs
• Authorizes retention of outside advisors who report directly to the Board
• Meets, as representative of the Board, with representatives of significant stakeholder constituencies

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Corporate governance
Board responsibilities and oversight
Areas of Board oversight
The Board is responsible for overseeing Otis’ business and activities. Board oversight is divided into several key areas, with oversight responsibility delegated in some instances from the Board as a whole to one or more of its committees. Key areas of Board oversight are set forth below. More information about committee oversight and responsibilities is set forth in the “Board committees” section starting on page 21.
STRATEGY
While management is responsible for executing Otis’ strategy, the Board actively engages with management to guide, inform and advise on that strategy to support and promote long-term shareholder value. Otis’ ESG initiatives are fully integrated into its business strategy.

•
The Board receives updates from management on the status of company performance, key strategic initiatives, global socioeconomic conditions, public policy issues relevant to Otis and its stakeholders, competitive trends, capital markets and other developments.

•
The Board has oversight responsibility over capital allocation policy, including financings, dividends, share repurchases, and significant investments and capital appropriations, including those related to mergers and acquisitions.

•
Throughout the year, the Board, through its committees, is briefed, discusses and gives guidance on strategies for issues falling under the oversight of those committees, including environmental, health and safety, sustainability, corporate social responsibility and governance matters.

•	The Board’s varied experiences and perspectives allow it to probe and, if appropriate, challenge management’s assumptions and conclusions on strategies and their implementation.
•
Engagement by the entire Board is supported and promoted through discussions at private sessions of the independent members of the Board following every Board meeting led by the independent Lead Director and following every Board committee meeting led by its committee chair.

RISK MANAGEMENT
Successful execution of a robust and innovative business strategy involves accepting a certain measure of risk. Otis identifies, assesses, monitors and manages risks through its comprehensive enterprise risk management (“ERM”) program that conforms to the Enterprise Risk Management – Integrated Framework established by the Committee of Sponsoring Organizations of the Treadway Commission. The Board works with management to develop appropriate risk tolerance and oversees and monitors the management of risks that could significantly affect the company’s operations, growth or reputation. Risk oversight is aligned with the Board’s oversight of Otis’ strategies and business plans. Thus, the Board regularly receives reports on the risks implicated by the company’s strategic decisions concurrent with the deliberations leading to those decisions. The Board annually participates in an update on the ERM program and is briefed on these risks periodically, either directly or through its committees. The Board, its committees and management work together on risk management as follows:

BOARD OF DIRECTORS
The full Board has oversight responsibility for the following areas of risk and risk management:
•	Overall risk management program and structure, and risk tolerance levels
•	Selection and retention of senior executive management
•	Company culture and engagement
•	Management succession planning and development
•	Business objectives and major strategies
•	Risks deemed significant
Otis’ Board and its committees receive regular reports from the head of Internal Audit, General Counsel and other senior management regarding ERM, litigation and legal matters, compliance programs and risks, and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports our risk oversight function.
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Corporate governance
The Board delegates certain risk management responsibilities to committees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Working with management, the Board supports discussions around escalating risks as business needs dictate.
Risk oversight delegated to committees includes:
AUDIT COMMITTEE
• ERM policies and practices
• Financial statements and ESG disclosures, reporting and controls
• Legal, ethical and regulatory compliance
• Financial (including tax) and capital
• Cybersecurity and privacy
• Review of significant acquisitions and divestitures

COMPENSATION COMMITTEE
• Executive incentive plan performance metrics and goals, including ESG factors
• Compensation levels for senior leaders
• Pay equity
• CEO performance goals
• Stock ownership requirements
• Clawback policies

NOMINATIONS AND
GOVERNANCE COMMITTEE
• Director qualifications and nomination, including ensuring a diverse Board
• Director independence
• Assessment of Board effectiveness
• Board refreshment
• Corporate governance
• Environment, health and safety
• Corporate social responsibility and charitable giving
• Sustainability and climate-related risks
• Public policy issues
• Shareholder engagement and proposals on various topics

BOARD OVERSIGHT OF CYBERSECURITY

The security of our products, services and corporate network is a key priority both for the growth of our business and our responsibilities as a leader in our industry. Otis has taken a risk-based approach to cybersecurity. We have implemented cybersecurity policies throughout our operations as part of our important digital transformation activities, including designing and incorporating cybersecurity into our products and services while they are being developed.

Otis has established a three-level governance model for managing cybersecurity risks. Cybersecurity risks are overseen by the Audit Committee of the Board. Our Chief Digital Officer (“CDO”) and Chief Information Security Officer (“CISO”) regularly brief the Audit Committee and other members of the Board on the Otis Cybersecurity Program and cyber-threat landscape, including twice in 2023. Our Cybersecurity Program is directed by both our CDO and CISO, and we have established a Cyber Governance Council and Steering Committee made up of senior management, including our CEO. These committees are informed about and monitor the prevention, mitigation, detection, and remediation of cybersecurity incidents through their management of, and participation in, the cybersecurity risk management and strategy processes described above, including the operation of our incident response plan.

Members of our Board also received briefings on risks associated with generative artificial intelligence, privacy management and our IT infrastructure. In 2022, Audit Committee members participated in a simulated cyber incident tabletop exercise, toured our Security Operations Center and, in 2023, were provided additional updates on the exercise. In addition, several members of our Board hold a CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University, and in early 2023, two directors who are members of our Audit Committee attended a continuing education class related to cybersecurity through the National Association of Corporate Directors (“NACD”).

Our CDO and CISO collectively have over 20 years of prior work experience in various roles involving managing information security, developing cybersecurity strategy and implementing effective information and cybersecurity programs, as well as relevant degrees and certifications. This includes Certified Information Security Manager certification and NACD Cyber training. All Otis colleagues engaged in cybersecurity are required to have a baseline certification (such as Security+, CISSP or CISM), as well as an operational cyber certification (for example, incident response or forensics analysis).

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Corporate governance
ESG PROGRAMS

For Otis, being a good corporate citizen is fundamental to everything we do. Underscoring that importance, the Board and its committees engage in extensive review and oversight of ESG-related topics.

Otis has developed an ESG Governance Model that supports its commitment to doing good in line with its business strategy. ESG matters impact every corner of the business, and, accordingly, ESG governance is cross-functional, involving team members from multiple functional and business areas. The ESG Council – composed of the Senior Vice President, Communications; Senior Vice President, Environment, Health and Safety; Executive Vice President, Chief People Officer; Vice President, Investor Relations; Executive Vice President, Legal; and Executive Vice President, Product, Delivery and Customer – works closely with an internal ESG Working Group. Both the ESG Council and ESG Working Group meet frequently, with the ESG Council reporting regularly to the CEO.

ESG Risks

A number of ESG risks are expressly considered in the ERM risk identification and assessment process, including climate-related risks; meeting stakeholder ESG expectations; ESG reporting in accordance with the Global Reporting Initiative Standards, as well as in alignment with the Sustainability Accounting Standards Board guidelines for the Resource Transformation sector and the Task Force on Climate-related Financial Disclosures, inclusion, ethical culture, and colleague and public safety. ESG risks and corresponding mitigation actions that do not make the list of Top ERM Risks are managed by the ESG Council and ESG Working Group.

ESG Governance Model
• Integrated, cross-functional initiative
• ESG strategy aligned with Otis’ culture, values and business strategies and objectives
• Objectives established in key areas, with continued discussion around longer-term approach
• The ESG Council and ESG Working Group meet frequently, a demonstration of Otis’ commitment to developing and maintaining a successful ESG program.

Areas of oversight include, but
are not limited to:
• Community giving, volunteerism and community engagement
• Corporate governance
• Inclusion
• Ethics and compliance
• Health and safety
• Investor Relations
• Supply chain
• Sustainability and climate-related risks and opportunities

In 2023, the Nominations and Governance Committee received reports from management at every meeting concerning progress on key ESG objectives. The Committee engaged in reviews of issues covering colleague health and safety; corporate social responsibility and giving; human capital management; inclusion; shareholder engagement on ESG topics; supplier diversity; and sustainability and climate-related risks and opportunities.
For more information about our ESG programs, please review our 2023 ESG Report, expected to be published later this year on our website at www.otisinvestors.com under “ESG.”
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Corporate governance
Our code of ethics – The Otis Absolutes
Otis’ code of ethics is called The Otis Absolutes. This code, which applies to all colleagues globally as well as the Board, is based on The Otis Absolutes of Safety, Ethics and Quality. These core values establish standards of conduct and ethical principles that guide every colleague and Board member across the globe in their day-to-day decisions. The Board, through its Audit Committee, receives reports from management, the Chief Compliance Officer (“CCO”) and Otis’ internal auditor on any significant issues regarding compliance with The Otis Absolutes.
Board committees
While it is the responsibility of the Board as a whole to exercise its business judgment and to act in the best interests of Otis and its shareholders in overseeing Otis’ business and affairs, the Board delegates oversight of certain matters to its committees, which act on behalf of the Board and report back to the Board on its activities.
Actions reserved to the full Board include:
• Determine the appropriate size of the Board from time to time • Oversee the selection and evaluation of senior executive management • Review business objectives and major strategies	• Oversee significant risks • Evaluate the performance of the Chair and CEO • Review succession planning and management development
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominations and Governance Committee. Each committee is composed exclusively of independent directors. Each standing committee has the authority to retain independent advisors to assist in the fulfillment of its responsibilities, to approve the fees paid to those advisors and to terminate their engagements.
All committee charters, which are reviewed annually by the respective committee, are available on our website at: www.otisinvestors.com/governance/governance-documents.
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Corporate governance
AUDIT COMMITTEE	MEETINGS IN 2023: 7
MEMBERS:(1)
Jeffrey H. Black, Chair

Thomas A. Bartlett(2)
Jill C. Brannon(2)
Nelda J. Connors
Kathy Hopinkah Hannan

All members of the Audit Committee are independent.

ADDITIONAL INDEPENDENCE REQUIREMENTS:
All members of the Audit Committee satisfy the heightened independence requirements under the relevant rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and New York Stock Exchange (“NYSE”), both of which require that the Board consider the source of the member’s compensation.

FINANCIAL EXPERTISE AND AUDIT COMMITTEE FINANCIAL EXPERTS:
The Board has determined that each member of the Audit Committee meets the financial expertise requirements of the NYSE, and that Jeffrey H. Black, Thomas A. Bartlett, Nelda J. Connors and Kathy Hopinkah Hannan are “audit committee financial experts” under the relevant rules of the Exchange Act.

PRIMARY RESPONSIBILITIES:
Financial statements and disclosure matters
• Reviews and discusses with management and the independent auditor the content, preparation, integrity and independent auditor review of Otis’ financial statements filed with the Securities and Exchange Commission (“SEC”), including significant financial reporting issues and judgments, and the adequacy and effectiveness of Otis’ internal control over financial and ESG reporting and disclosures

Independent auditor and internal audit
• Selects the independent auditor, subject to shareholder ratification, and monitors its performance, audit and non-audit services and independence
• Approves the annual Internal Audit plan, budget and staffing, and reviews significant findings and key trends

Compliance
• Oversees the implementation and effectiveness of Otis’ legal, ethics and regulatory compliance programs, including The Otis Absolutes
• Oversees complaints and concerns submitted by Otis colleagues or external parties regarding accounting and internal accounting controls, auditing matters or business practices

Enterprise risk management
• Oversees the overall policies and practices for ERM
• Reviews and oversees the evaluation and management of Otis’ major financial (including tax), operational, compliance, reputational, strategic and cybersecurity risks

Significant financial actions
• Oversees Otis’ policies and strategies with respect to financing, dividends, share repurchases, capital appropriations, derivative transactions, global tax matters and insurance and risk management
• Reviews plans for and execution of significant acquisitions and divestitures

(1)	Effective December 6, 2023, Messrs. Jejurikar and Stewart rotated off the Audit Committee in connection with the Board’s periodic committee refreshment process.
(2)	Appointed October 27, 2023.
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Corporate governance
COMPENSATION COMMITTEE	MEETINGS IN 2023: 6
MEMBERS:(1)
Shailesh G. Jejurikar, Chair

Thomas A. Bartlett(2)
Nelda J. Connors
Shelley Stewart, Jr.(3)
John H. Walker

All members of the Compensation Committee are independent.

ADDITIONAL INDEPENDENCE REQUIREMENTS:
All members of the Compensation Committee satisfy the heightened independence requirements under the relevant rules of the Exchange Act and the NYSE, which require that the Board consider the source of the member’s compensation.

PRIMARY RESPONSIBILITIES:
Compensation practices and policies
• Oversees executive compensation programs, practices and policies, including evaluating performance against incentive plan performance goals
• Annually reviews a risk assessment of compensation policies, plans and practices
• Oversees aspects of Otis’ human capital management assigned by the Board, including pay equity

CEO compensation
• Reviews and approves annual goals and objectives relevant to CEO compensation, and leads an evaluation of the CEO’s performance against those goals and objectives
• Determines and approves, subject to review by the other independent directors, the CEO’s compensation levels based on the evaluation of the CEO’s performance

Executive compensation
• Reviews and approves compensation peer group
• Reviews and approves changes to compensation for NEOs and other key officers
• Approves benefit arrangements and agreements for the CEO, other NEOs and key officers
• Assists the Board in overseeing and managing risk related to compensation practices

NO COMPENSATION COMMITTEE INTERLOCKS AND NO INSIDER PARTICIPATION:
During the year ended December 31, 2023:
• No member of the Compensation Committee was a current or former officer or employee of Otis or any of its subsidiaries
• None of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Otis Board or its Compensation Committee

(1)	Effective December 6, 2023, Ms. Preston rotated off the Compensation Committee in connection with the Board’s periodic committee refreshment process.
(2)	Appointed October 27, 2023.
(3)	Appointed December 6, 2023.
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Corporate governance
NOMINATIONS AND GOVERNANCE COMMITTEE	MEETINGS IN 2023: 5
MEMBERS:(1) Margaret M. V. Preston, Chair Jill C. Brannon(2) Kathy Hopinkah Hannan Shelley Stewart, Jr. All members of the Nominations and Governance Committee are independent.
PRIMARY RESPONSIBILITIES:
Board and committee composition
• Recommends for Board approval the qualifications and criteria for service as a director
• Identifies, evaluates and recommends director candidates, including ensuring a diverse Board
• Submits to the Board recommendations for committee assignments
• Reviews and makes recommendations to the Board regarding whether a director should continue service on the Board if there is a change in their principal employment or the number or type of outside boards on which the director serves

Stakeholder impacts
• Oversees, reviews and monitors Otis’ policies, programs and practices related to environment, health and safety, inclusion initiatives, and related matters
• Oversees, reviews and monitors Otis’ corporate social responsibility and charitable giving programs
• Oversees shareholder engagement and proposals on ESG topics

Corporate governance
• Reviews and recommends to the Board appropriate compensation for non-employee directors
• Oversees the design and conduct of the annual self-evaluation of the performance of the Board and its committees
• Develops, reviews and recommends to the Board updates to the Corporate Governance Guidelines
• Establishes and monitors policies and practices on Board operations and Board service
• Reviews and monitors the orientation of new Board members and the continuing education of all directors
• Reviews and makes recommendations to the Board regarding shareholder rights and shareholder proposals

(1)	Effective December 6, 2023, Mr. Black rotated off the Nominations and Governance Committee in connection with the Board’s periodic committee refreshment process.
(2)	Appointed October 27, 2023.
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Corporate governance
Creating and maintaining an effective Board
How we select our directors

STEP 1 Establish qualifications for selection as a director
The Board, on recommendation by the Nominations and Governance Committee, has established fundamental criteria that any prospective director must possess. Recognizing that Otis must continually adapt to ever-changing business, social, environmental and other global dynamics, the Board also considers which skills, attributes and experiences are necessary to support Otis in executing its current strategy as well as to guide the company in the future. The qualifications used by the Board in selecting the nominees for directors are described under “Criteria for Board membership” and “Director skills and attributes” on page 27.

STEP 2 Identify persons qualified to serve as directors, consistent with approved qualifications
The Chair, in consultation with the Nominations and Governance Committee and the Lead Director, is responsible for identifying candidates for the Board. The Board has delegated the screening and evaluation process for director candidates to the Nominations and Governance Committee, in consultation with the Chair and the Lead Director. The Nominations and Governance Committee also may engage search firms to assist in identifying and evaluating qualified candidates and to ensure that a large and diverse pool of potential candidates is being considered.

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Corporate governance
STEP 3 Review candidates in light of the approved qualifications

The Nominations and Governance Committee will consider candidates recommended by directors, management and shareholders who meet the qualifications Otis seeks in its directors. Each candidate is reviewed to ensure that they meet the criteria for Board membership established by the Board. While objectivity and independence of thought are critical attributes for any nominee, the Board also considers whether the candidate satisfies the independence and other requirements for service on the Board and its committees in accordance with the rules of the NYSE and SEC.

The Board believes that diversity across multiple dimensions facilitates more robust discussions and better decision-making. As part of our efforts to ensure a diverse and effective Board, director nominees are asked whether they are willing to self-identify diversity characteristics, including gender identity, race, ethnicity, sexual orientation and other personal diversity characteristics they feel comfortable disclosing.

Shareholder nominations. Shareholders may recommend nominees for consideration by advance notice or proxy access, pursuant to the procedures set forth in Otis’ Bylaws and subject to the universal proxy rules under Exchange Act Rule 14a-19. See “Frequently Asked Questions About the Meeting – How do I submit proposals and nominations for the 2025 Annual Meeting?” on page 96 for more information on shareholder nominations of directors for the 2025 Annual Meeting.
Any properly made shareholder nominations are considered by the Nominations and Governance Committee.

Conflicts of interest. Directors must be loyal to and act in the best interests of Otis and promote shareholder value, thus avoiding conflicts of interest and any appearance thereof, as defined by applicable laws and as set forth in The Otis Absolutes. Candidates for Board membership must disclose all situations that could reasonably represent a conflict of interest.

Additional considerations for renomination

Change in principal responsibilities. If a director’s principal employment or principal responsibilities outside of Otis change substantially, the director must offer to resign from the Board. The Nominations and Governance Committee will recommend to the Board whether the resignation should be accepted.

Service on other boards. A director may not serve on the boards of more than four other public companies in addition to the Otis Board. Additionally, the Nominations and Governance Committee will review the appropriateness of a director’s continuing Board service if a director joins the board of a public company or for-profit company where a relationship between Otis and such other entity may affect the independence of the director, require disclosure or conflict with other legal requirements.

Retirement policy. Our Corporate Governance Guidelines require that directors will not stand for re-election and will retire from the Board as of the Annual Meeting of Shareholders following their attainment of age 75. The Board retains the authority to approve exceptions to this policy based on special circumstances. There are no fixed term limits for members of the Board.

STEP 4 Recommend a slate of director candidates to be proposed for annual election by shareholders

The individuals nominated for re-election to the Board at the Annual Meeting have served diligently, capably and vigorously in 2023. Each has been determined by the Nominations and Governance Committee and the Board to possess keen skills and attributes, and invaluable experiences necessary to strongly lead Otis into the future.

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Corporate governance
Criteria for Board membership
The Board, on recommendation by the Nominations and Governance Committee, has established fundamental criteria that a prospective director must possess:
•	Objectivity and independence in making informed business decisions
•	Broad, senior-level experience to be able to offer insight and practical wisdom
•	The highest professional and personal ethics and values in accordance with The Otis Absolutes
•	Loyalty to the interests of Otis
•	A commitment to enhancing long-term shareholder value
•	A capacity to devote the time required to successfully fulfill a director’s duties
•	The ability to contribute to the diversity of the Board, consistent with Otis’ DE&I initiatives
•
Alignment on the corporation’s goals in the areas of health and safety, environment and impact, people and communities, and governance and accountability to drive value for our colleagues, customers, communities and other stakeholders.

Recognizing that Otis and its strategy must continuously adapt to ever-changing business, social, environmental and other global dynamics, the Board also considered which skills and attributes were necessary to support Otis in executing its current strategy and navigating through change. As a result, the Board, on recommendation from the Nominations and Governance Committee, determined that the Board should be composed of individuals possessing one or more of the following skills and attributes, so that each crucial skill and attribute is adequately represented on the Board.
Director skills and attributes
Public company CEO Deep industry knowledge and governance experience through service as a CEO of a publicly traded company

Enterprise transformation
Executive leadership experience guiding organizations through rapid change – e.g., cultural, operational, digital – and driving innovative and optimized solutions to achieve strategic goals

Corporate strategy
Experience developing and implementing strategies to drive and enhance corporate culture, customer experience and sustained profitable growth, including capital allocation and mergers and acquisitions

Leadership experience outside the United States Extensive leadership experience working outside the United States providing relevant business and cultural perspectives

Risk management
Experience in overseeing and understanding major risk exposures, including significant financial, operational, compliance, reputational, strategic, regulatory, ESG, geopolitical, trade and cybersecurity risks

Audit Committee Financial Expert Experience as a public accountant, auditor, principal financial officer, controller or principal accounting officer in line with SEC definition of ACFE
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Corporate governance
Board effectiveness
A strong and effective Board is the foundation of Otis’ governance. The Board monitors and maintains its effectiveness through its interrelated Board governance practices. The Board’s self-evaluation process allows it to improve its practices and policies to increase effectiveness. Continuous improvement includes understanding and staying current on industry, global, financial and other trends impacting the business. Otis’ governance practices include robust onboarding and continuing education opportunities.

BOARD COMPOSITION

- Stringent director qualifications ensure high-quality and high-performing directors
- Retirement and overboarding policies support appropriate refreshment and focus
- Permissible range in Board size keeps the Board small enough to permit vigorous interaction while allowing for responsiveness to changing circumstances
- Independent Lead Director and majority independent Board support objective, independent governance

BOARD ENGAGEMENT

- Comprehensive management reporting occurs at Board and committee meetings
- Private sessions at every Board and committee meeting support candid discussions
- Committee oversight and reporting to the Board allow robust analysis and sharing of information
- Full access to management

Board effectiveness

BOARD EDUCATION

- Comprehensive onboarding education and training
- Full access to advisors and counsel
- Commitment to providing full range of continuing education offerings on various Board-relevant topics, including management-directed programming

BOARD GOVERNANCE AND ACCOUNTABILITY

- Competitive director compensation to help attract highly skilled individuals
- Each member of the Board expected to be a long-term Otis shareholder to align with shareholder interests
- Committee assignments managed to ensure appropriate and diverse perspectives
- Annual elections, majority voting standard for uncontested elections and proxy access support accountability to shareholders

EVALUATION OF EFFECTIVENESS: BOARD SELF-EVALUATIONS
• The Nominations and Governance Committee oversees the design and implementation of an annual self-evaluation to assess the performance and effectiveness of the Board, its committees and the contributions of directors

• The Lead Director and the Nominations and Governance Committee Chair jointly lead the self-evaluation process, which includes individual interview sessions with directors
• Through written feedback and follow-up individual interviews, the directors provide an evaluation of the performance of the Board and the committees on which they sit, their own performance and the performance of the other directors on the Board as a whole. A summary of results identifying themes or issues that emerge from the self-evaluations are discussed in Board and committee private sessions without management

• Results from self-evaluations are used to enhance the Board and governance practices and policies, as well as inform the Board’s consideration of:
• Board roles, including committee assignments and chair positions
• Succession planning
• Composition and refreshment objectives
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Corporate governance
Director continuing education
We encourage our Board members to visit Otis branches, service centers and other facilities. The Board endeavors to conduct at least one annual on-site visit to an Otis operating unit, factory or construction or customer site, giving directors a firsthand understanding of Otis’ operations and providing an opportunity for colleagues and directors to interact. In 2023, several Board members visited the Otis manufacturing facility located in Florence, South Carolina, where they participated in on-site tours and education related to Otis’ North America production capabilities and related topics. All Board members also made a field visit to a customer jobsite to learn more about Otis’ product and service offerings to our service portfolio customers.
Directors also receive daily news updates relevant to Otis and the broader elevator and escalator industry and participate in outside continuing education programs through organizations, including the NACD, Women Corporate Directors and others, on a variety of Board-relevant topics, including cybersecurity oversight.
Director onboarding
As required by the Corporate Governance Guidelines, any new director will participate in an orientation program that will include:
•	Sessions familiarizing directors with the roles and responsibilities of the Board, including topics tailored to each director’s committee assignments
•
Meetings with senior leaders to review the company’s strategy, the business, financial statements, significant financial, accounting and risk management issues, compliance programs and The Otis Absolutes, and the internal audit function and the independent auditor

•	Attendance at a quarterly earnings call or other investor events
•	Meetings with key executives, including regional and functional area leaders, and an assigned Board Director mentor
Recent Board Refreshment
Effective October 27, 2023, Thomas A. Bartlett and Jill C. Brannon were appointed to the Board. Having determined that both Mr. Bartlett’s and Ms. Brannon’s respective leadership experience and expertise meet the criteria for Board membership and are well aligned with our director skills and attributes, we are confident that both are valuable additions to the Board. Effective December 7, 2023, Harold W. McGraw III retired from the Board. With Mr. Bartlett’s and Ms. Brannon’s appointments and Mr. McGraw’s retirement, the Board expanded to 11 members, nine of whom are independent.
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CORPORATE GOVERNANCE
Our Board nominees
The Board, on the recommendation of the Nominations and Governance Committee, has nominated for election the 11 individuals below. All are current directors of Otis.
Biographical information
Each nominee’s biography highlights the key skills and attributes on which the Board particularly relies, in addition to describing each director’s significant work experience and service.
INDEPENDENT DIRECTOR TENURE: Since October 2023 BOARD COMMITTEES: Audit, Compensation OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ExlService Holdings, Inc.	THOMAS A. BARTLETT | 65 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• President and Chief Executive Officer, American Tower Corporation, 2020-2024
• Executive Vice President and Chief Financial Officer, American Tower Corporation, 2009-2020
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Member, Business Roundtable, since 2024
• Advisor, ECS (non-public) since 2021
• Board of Governors, National Association of Real Estate Investment Trust (NAREIT), since 2020
• Board of Governors, World Economic Forum’s Information and Communications Technologies (ICT), since 2020
• Director, Equinix, Inc., 2013-2020
• Board of Advisors, Rutgers Business School, since 2000
• Advisor, Samaritans, since 2013
ACCREDITATION / TRAINING:
• Rutgers University, MBA, 1981
SKILLS AND ATTRIBUTES
Public company CEO
Enterprise Transformation
Corporate Strategy
Risk Management
Audit Committee Financial Expert
INDEPENDENT DIRECTOR TENURE: Since April 2020 BOARD COMMITTEES: Audit (Chair) OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: Carter’s, Inc.	JEFFREY H. BLACK | 69 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Senior Partner and Vice Chairman, Deloitte LLP, 2002-2016; Member of Board of Directors, 2004-2011
• Partner-in-Charge of Metro New York audit practice, Arthur Andersen LLP, 1988-2002
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Director, Basin Holdings LLC (non-public), since 2018
• Director, Vantage Airport Group, LTD (non-public), since 2016
• Director, The University at Albany Bioscience Development Corp. (non-public), since 2015
• Treasurer and Director, The University at Albany Foundation, since 2009
• Board Chair, The Research Foundation for the State University of New York, 2012-2022
ACCREDITATION / TRAINING:
• Certified Public Accountant
• NACD Master Class in Cybersecurity, 2023
• CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University, 2021
SKILLS AND ATTRIBUTES:
Risk management
Audit Committee Financial Expert
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INDEPENDENT DIRECTOR TENURE: Since October 2023 BOARD COMMITTEES: Audit, Nominations and Governance OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: None	JILL C. BRANNON | 60 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Executive Vice President, Chief Sales Officer, FedEx Corporation, since 2019
• Executive Sponsor, Diversity, Equity & Inclusion, FedEx Corporation, since 2019
• Senior Vice President, FedEx Express – Europe, Middle East, India & Africa, 2015-2019
• Senior Vice President, International Sales, FedEx Services, 2006-2015
• FedEx Services – Roadway Package System (FedEx Ground) – Roadway Express, 1985-2006
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Director, Advisory Board, European Transport Solutions SARL, Luxembourg, since 2022
• Director, US-ASEAN Business Council, 2011-2015
• Director, International Children’s Heart Foundation, 2008-2010
SKILLS AND ATTRIBUTES:
Enterprise Transformation
Corporate Strategy
Leadership experience outside the U.S.

INDEPENDENT DIRECTOR
TENURE:
Since October 2022
BOARD COMMITTEES:
Audit, Compensation
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:
Baker Hughes Company(1)
Boston Scientific Corporation(2)
Carnival Corporation and Carnival plc
Zebra Technologies Corporation
NELDA J. CONNORS | 58 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Founder, Chair and Chief Executive Officer, Pine Grove Holdings, LLC, since 2011
• President and Chief Executive Officer, Atkore International Inc. (formerly the Electrical and Metal Products division of Tyco International), 2008-2011
• Vice President, Eaton Corporation plc, 2002-2008
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Annual Rotating Member, Otis Inclusion Advisory Group, 2024
• Director, Arsenal AIC Holdings, Inc. (non-public), since 2023
• Advisor, Nissan North America Inc., since 2020
• Advisor, Vibracoustic SE (non-public), since 2018
• Director, BorgWarner Inc., 2020-2022
• Advisor, Queen’s Gambit Growth Capital, 2020-2022
• Director, Robert F. Kennedy Human Rights Foundation, 2020-2022
• Board of Trustees, Xavier University of Louisiana, 2020-2022
• Director, EnerSys Corporation, 2017-2021
• Director, CNH Industrial N.V., 2020
• Director, Delphi Technologies PLC, 2017-2020
• Director, Echo Global Logistics, Inc., 2013-2020
• Director, Federal Reserve Bank of Chicago, 2011-2017
ACCREDITATION / TRAINING:
• University of Dayton, MS in Mechanical Engineering, 1990
SKILLS AND ATTRIBUTES:
Corporate Strategy
Leadership experience outside the U.S.
Risk management
Audit Committee Financial Expert
(1)	Ms. Connors will not stand for reelection to the board of Baker Hughes Company at its 2024 Annual Meeting of Shareholders.
(2)	Ms. Connors will not stand for reelection to the board of Boston Scientific Corporation at its 2024 Annual Meeting of Shareholders.
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INDEPENDENT DIRECTOR TENURE: Since April 2020 BOARD COMMITTEES: Audit, Nominations and Governance OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: Annaly Capital Management, Inc. Ginkgo Bioworks	KATHY HOPINKAH HANNAN | 62 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Global Lead Partner, Senior Advisor for Board Leadership Center and National Leader Total Impact Strategy, KPMG LLP, 2015-2018
• National Managing Partner of Diversity and Corporate Responsibility, KPMG LLP, 2009-2015
• Midwest Area Managing Partner, Tax Services, KPMG LLP, 2004-2009
• Vice Chairman, Human Resources, KPMG LLP, 2000-2004
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Trustee, Tribal Abatement Fund Trust, since 2022
• Trustee, The Conference Board, since 2022
• Director, Carpenter Technology Corporation, 2022-2023
• Annual Rotating Member, Otis Inclusion Advisory Group, 2022
• Board Chair, Smithsonian National Museum of the American Indian, 2021-2022
• Director, Blue Trail Software (non-public), 2018-2022
• Board Chair and National President, Girl Scouts of the United States of America, 2014-2020
• President George W. Bush’s National Advisory Council on Indian Education, 2004-2008
ACCREDITATION / TRAINING:
• Certified Public Accountant
• NACD Master Class in Cybersecurity, 2023
• CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University, 2021
• NACD Directorship Certification by the National Association of Corporate Directors, 2021
• Harvard Business School Online, Sustainable Business Strategy Course, 2021
• Benedictine University, Ph.D. in Leadership and Ethics Studies, 2016
SKILLS AND ATTRIBUTES:
Corporate Strategy
Risk management
Audit Committee Financial Expert
INDEPENDENT DIRECTOR TENURE: Since April 2020 BOARD COMMITTEES: Compensation (Chair) OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: None	SHAILESH G. JEJURIKAR | 57 | BIRTHPLACE INDIA

EXPERIENCE:
• Chief Operating Officer, The Procter & Gamble Company, since 2021
• Chief Executive Officer, Fabric & Home Care, The Procter & Gamble Company, 2019-2021
• Executive Sponsor, Corporate Sustainability, The Procter & Gamble Company, 2016-2021
• President, Global Fabric Care & Home Care Sector, The Procter & Gamble Company, 2018-2019
• President, Global Fabric Care & Brand Building Organization, The Procter & Gamble Company, 2015-2018
• President, Fabric Care, North America, The Procter & Gamble Company, 2014-2015
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Chairperson, Cincinnati Center City Development Corporation, since 2022
• Vice Chairman, ACI-American Cleaning Institute, 2016-2017
ACCREDITATION / TRAINING:
• CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University, 2021
SKILLS AND ATTRIBUTES:
Enterprise transformation
Corporate strategy
Leadership experience outside the U.S.
Risk management
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NON-INDEPENDENT DIRECTOR AND FORMER EXECUTIVE CHAIR TENURE: Since April 2020 BOARD COMMITTEES: None OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: Nucor Corporation	CHRISTOPHER J. KEARNEY | 68 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Managing Partner, Eagle Marsh Holdings, LLC, since 2016
• Executive Chair, Otis Worldwide Corporation, 2020-2022
• Non-Executive Chairman, SPX FLOW, Inc., 2016-2017
• Chairman, President and Chief Executive Officer, SPX FLOW, Inc., October-December 2015
• Chairman, President and Chief Executive Officer, SPX Corporation, 2007-2015
• President and Chief Executive Officer, SPX Corporation, 2004-2007
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Lead Director, Nucor Corporation, since 2022
• Advisor, Warburg Pincus LLC, since 2015
• Director, United Technologies Corporation, 2018-2020
• Director, SPX Corporation, 2015-2016
• Director, Polypore International, Inc., 2012-2015
ACCREDITATION / TRAINING:
• DePaul University, College of Law, JD, 1981
SKILLS AND ATTRIBUTES:
Public company CEO
Enterprise transformation
Corporate strategy
Risk management
NON-INDEPENDENT DIRECTOR AND CHAIR, CHIEF EXECUTIVE OFFICER AND PRESIDENT TENURE: Since April 2020 BOARD COMMITTEES: None OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: Caterpillar, Inc.	JUDITH F. MARKS | 60 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Chair (since 2022), Chief Executive Officer and President (since 2020), Otis Worldwide Corporation
• President (since 2017) and Chief Executive Officer (since 2019), Otis Elevator Company
• Chief Executive Officer, Siemens USA and Dresser Rand, a Siemens business, 2016-2017
• Executive Vice President, New Equipment Solutions, Dresser Rand, 2015-2016
• President and Chief Executive Officer, Siemens Government Technologies, 2011-2015
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Member, Business Roundtable, since 2021
 ○ Member of the Board of Directors, since 2023
 ○ Chair of the Trade & International Committee, since 2023
 ○ Co-Chair of the China Working Group, since 2023
 ○ Member of the Tax Committee, 2022
• Member, U.S.-India CEO Forum, since 2022
• Board Member, AdvanceCT, since 2021
• Director, Hubbell Incorporated, 2016-2020
SKILLS AND ATTRIBUTES:
Public company CEO
Enterprise transformation
Corporate strategy
Risk management
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INDEPENDENT DIRECTOR TENURE: Since April 2020 BOARD COMMITTEES: Nominations and Governance (Chair) OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: McCormick & Company	MARGARET M. V. PRESTON | 66 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Managing Director, Cohen Klingenstein, LLC, since 2021
• Managing Director, North Region Leader, U.S. Wealth Management, TD Bank, N.A., 2014-2019
• Managing Director and Regional Executive for U.S. Trust, Bank of America Private Wealth Management, 2006-2014
• Executive Vice President, Wealth Management and Investments, PNC Bank (formerly Mercantile-Safe Deposit & Trust Co.), 2002-2006
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Board Member, United Way of New York City Women’s Leadership Council, 2006-2020
• Board Member, Lincoln Center, Women’s Leadership Council, 2014-2019
ACCREDITATION / TRAINING:
•  NACD Directorship Certification by the National Association of Corporate Directors, 2023
• University of Pennsylvania, The Wharton School, Executive Leadership Program, 2013
• Harvard University, Graduate School of Business Administration, MBA, 1983
SKILLS AND ATTRIBUTES:
Corporate strategy
Leadership experience outside the U.S.
Risk management
Audit Committee Financial Expert
INDEPENDENT DIRECTOR TENURE: Since April 2020 BOARD COMMITTEES: Compensation, Nominations and Governance OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: Kontoor Brands, Inc. Clean Harbors, Inc.	SHELLEY STEWART, JR. | 70 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Managing Partner, Bottom Line Advisory LLC, since 2018
• Vice President, Sourcing and Logistics, and Chief Procurement Officer, E. I. du Pont de Nemours and Company, 2012-2018
• Senior Vice President, Operational Excellence, Chief Procurement Officer, Tyco International plc, 2005-2012
• Vice President, Supply Chain Management, Tyco International plc, 2003-2005
• Senior Vice President, Supply Chain, Invensys Ltd, 2001-2003
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Annual Rotating Member, Otis Inclusion Advisory Group, 2023
• Advisory Board, Ariel Alternatives, LLC, since 2021
• Chairman, Billion Dollar Roundtable Inc., since 2019
• Board of Trustees, Howard University, since 2018
• Board of Governors, University of New Haven, since 2018
• Chair, Board of Visitors, Howard University School of Business, since 2015
• Director, Cleco Corporation, 2010-2016
SKILLS AND ATTRIBUTES:
Enterprise transformation
Risk management
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LEAD DIRECTOR INDEPENDENT DIRECTOR TENURE: Since April 2020 BOARD COMMITTEES: Compensation OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: O-I Glass, Inc.	JOHN H. WALKER | 66 | BIRTHPLACE UNITED STATES

EXPERIENCE:
• Non-Executive Chair, O-I Glass, since 2021
• Non-Executive Chairman, Nucor Corporation, 2020-2022
• Non-Executive Chairman, Global Brass and Copper Holdings, Inc., 2014-2019
• Executive Chairman, Global Brass and Copper Holdings, Inc., 2013-2014
• Chief Executive Officer, Global Brass and Copper Holdings, Inc., 2007-2014
• President and Chief Executive Officer, The Boler Company, 2003-2006
• Chief Executive Officer, Weirton Steel Corporation, 2001-2003
OTHER LEADERSHIP EXPERIENCE AND SERVICE:
• Director, Nucor Corporation, 2008-2023
• Director, United Continental Holdings, Inc., 2002-2016
• Director, Delphi Corporation, 2005-2009
SKILLS AND ATTRIBUTES:
Public company CEO
Enterprise transformation
Corporate strategy
Risk management
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Nominee skills and attributes matrix
We are proud of the breadth, depth and diversity of skills and expertise that our Board possesses. No one skill is more important than the other, and the strength of our Board and committees comes from its collective perspectives. The chart below and the biographical information for each director nominee above illustrate the diverse set of key skills, attributes and areas of expertise represented on our Board. The absence of a “•” for a particular skill or attribute does not mean the director is unable to contribute to the decision-making process in that area.
	Thomas A. Bartlett	Jeffrey H. Black	Jill C. Brannon	Nelda J. Connors	Kathy Hopinkah Hannan	Shailesh G. Jejurikar	Christopher J. Kearney	Judith F. Marks	Margaret M. V. Preston	Shelley Stewart, Jr.	John H. Walker
Public company CEO	•						•	•			•
Enterprise transformation	•		•			•	•	•		•	•
Corporate strategy	•		•	•	•	•	•	•	•		•
Leadership experience outside the U.S.			•	•		•			•
Risk management	•	•		•	•	•	•	•	•	•	•
Audit Committee Financial Expert	•	•		•	•				•
Gender Identity	Male	Male	Female	Female	Female	Male	Male	Female	Female	Male	Male
African American or Black				•						•
Alaskan Native or Native American					•
Asian						•
White	•	•	•				•	•	•		•
Born Outside the U.S.						•
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Director independence
Objectivity and independence of thought are critical attributes for all our Board members, enabling our Board as a whole to respect and consider the broad range of viewpoints offered by our diverse directors. To further ensure that our directors are guided by independent thought and interest, the Board, under the Corporate Governance Guidelines, requires that a substantial majority of directors be independent in accordance with applicable law and the listing standards of the NYSE.
Independence determinations by the Board are further guided by the Board’s Director Independence Policy (available at www.otisinvestors.com/governance/governance-documents). In accordance with the policy, a director is considered independent if the Board makes an affirmative determination, after consideration of all relevant facts and circumstances, that the director does not have a material relationship with Otis (other than as a director) either directly or as a partner, shareholder or executive officer of another entity that has a relationship with Otis. When assessing the materiality of a director’s relationship with Otis, the Board considers the issue both from the director’s standpoint and from that of persons or organizations affiliated with the director.
Before joining the Board and annually thereafter, the Nominations and Governance Committee conducts an assessment for each nominee and director that considers all known relevant facts and circumstances about relationships bearing on the independence of the nominee/director. This assessment is based on a questionnaire completed by the nominee/director, as well as company information about sales and purchases of products and services in the ordinary course of business, as well as other transactions, between Otis (including its subsidiaries) and other companies or charitable organizations, where directors and nominees (and their immediate family members) may have relationships pertinent to the independence determination. The assessment also examines relationships that may affect heightened independence standards that apply to members of the Audit Committee and the Compensation Committee.
Following its assessments in connection with the nomination of the 11 incumbent directors to the Board at the 2024 Annual Meeting, the Nominations and Governance Committee has concluded, and the Board affirmatively determined, that all of the directors – other than Christopher J. Kearney, who was employed by Otis as Executive Chair from April 3, 2020, until February 3, 2022, and Judith F. Marks, who is employed by Otis – are independent under Otis’ Director Independence Policy and the NYSE listing standards because none of the directors, other than Mr. Kearney and Ms. Marks, has a business, financial, family or other relationship with Otis that is considered material.

Board engagement
Board and committee attendance
Throughout 2023, the Board members engaged in robust and frequent interaction among themselves as well as with Otis senior management, key personnel and advisors. Each Board member participated actively, contributing unique and varied perspectives that allowed the Board as a whole to provide comprehensive and well-reasoned guidance to Otis.
Our Board and its committees met frequently in 2023.
	2023 MEETINGS
Board	5	99% attendance
Audit Committee	7
Compensation Committee	6
Nominations and Governance Committee	5
All of our directors are expected to virtually attend the 2024 Annual Meeting.
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Engagement with management
The Board engaged continuously with management throughout 2023. Management was present at each Board and committee meeting, providing opportunities for formal and informal interactions. Throughout the year, certain directors met with management relative to committee work and to provide support and offer guidance relative to areas of expertise. The Corporate Governance Guidelines provide that each Board member has full access to Otis management.
Regular, thorough and clear communication with management is supported by the following practices adopted by the Board:
• Meeting agendas and material. The Lead Director and the chairs of each committee meet with the Chair and CEO and key management to develop streamlined and informative materials and presentations for Board and committee meetings.

• Intermeeting updates. In addition to the materials provided in connection with Board and committee meetings, management regularly provides the Board updates on business operations, key customer engagements, communication with investors, ESG (including climate-related) topics and other key initiatives, such as cybersecurity controls, through written communications and in-depth conversations.

• Resource material. Board members receive a daily summary of industry-related and Otis-specific news.
Engagement with shareholders
Open communication with shareholders is fundamental to good corporate governance. In 2023, Ms. Marks and Chief Financial Officer (“CFO”) Mr. Maheshwari, as well as other senior leaders, engaged extensively with institutional investors and analysts to discuss Otis’ business, strategy, financial performance and capital allocation. The Board received frequent reports from management summarizing feedback and key focus areas from those meetings.
Otis 2023 shareholder engagement key statistics:

Management met with ~90% of our
top 50 active shareholders, representing
more than 40% of shares outstanding

Management met with ~75% of our
top 100 active shareholders, representing
~45% of shares outstanding

Investors, representing ~30% of shares
outstanding, received invitations to
participate in ESG-related discussions

Held 3 shareholder calls led by our
CEO alongside our Lead Director or Chair of the Nominations and Governance Committee to discuss ESG matters
Otis Investor Relations interacted with ~80% of our top 100 active shareholders
Shareholder engagement:
Who		How	Resources
External • Institutional investors • Sell-side analysts • Prospective and current bondholders • Proxy advisory firms • Rating agencies	Otis • Executive management • Senior leadership • Investor Relations • Members of the Board
• Quarterly earnings calls
• Sell-side conferences
• Company-hosted events and presentations
• One-on-one and group meetings (in person and virtual)
• Frequent outreach and inbound engagement with Otis Investor Relations

• www.otisinvestors.com
• Quarterly earnings publications
• Annual proxy statements
• Annual reports
• Annual Meetings of Shareholders
• Marketing publications
• SEC filings
• Disclosures to various rating agencies
• ESG reports

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Topics discussed included:
• Long-term strategy and priorities • Financial and operational performance for growth and profitability	• Capital allocation • ESG programs and efforts • Performance culture	• Risk management • Executive compensation • Corporate governance
The Board values the perspectives of Otis shareholders who have placed their trust in us. We are eager to engage with those entities whose investments in Otis stock underscore their belief in the long-term shareholder value that Otis is creating. We expect to engage regularly in meaningful conversations with shareholders concerning our business, performance, executive compensation, and corporate, environmental and social responsibility, as well as Otis’ inclusion initiatives, and other governance topics. The Board believes that candid and specific feedback from its shareholders will contribute positively to Otis’ mission, performance and return to shareholders. Investor Relations regularly fields inquiries from Otis shareholders on financial and operating performance, long-term strategy, capital allocation, and ESG objectives and performance. In addition, through a series of engagements conducted in the fall of 2023, Ms. Marks; Lead Director, Mr. Walker; and Chair of the Nominations and Governance Committee, Ms. Preston, spoke with several shareholders to discuss Otis’ ESG objectives and progress and to address their questions, which included those related to GHG emissions reporting and targets, Environmental Product Declarations, supply chain, executive compensation structure and human capital management.
We welcome feedback and communications from all stakeholders.
•
Shareholders and other interested persons may send communications to the Board, the Chair, the Lead Director or one or more independent directors by contacting the Corporate Secretary’s Office by mail or email to the addresses set forth on the Otis website at www.otisinvestors.com/governance/governance-documents.

•
Communications relating to Otis’ accounting, internal controls, auditing matters or business practices also may be submitted pursuant to the various reporting channels set forth on our website at www.otis.com/en/us/our-company/ethics-compliance/reporting-channels.

•
Communications relating to Otis’ accounting, internal controls, auditing matters or business practices will be reviewed by the Global Ethics & Compliance Office and reported to the Audit Committee pursuant to the Corporate Governance Guidelines. All other communications will be reviewed by the Corporate Secretary and reported to the Board, as appropriate, pursuant to the Corporate Governance Guidelines.

•	Shareholders and other interested persons may contact Otis Investor Relations by phone or email using the number and address provided on the Otis website at www.otisinvestors.com/resources/contact-us.
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Compensation of directors
Pay structure
Our non-employee director compensation program is designed to enable ongoing attraction and retention of highly qualified directors and to address the time, effort, expertise and accountability required of active Board membership. This program is described in further detail below.
Annual retainer for non-employee directors
Under the Board of Directors Deferred Stock Unit Plan (the “Board DSU Plan”), non-employee Board members are compensated for their service as directors in the form of an annual retainer. The Lead Director, the chairs of each committee and the members of the Audit Committee receive an additional annual retainer to recognize the additional time and responsibility associated with their roles.

DIRECTOR RETAINERS HAVE SIGNIFICANT EQUITY COMPONENT
40% of the annual retainer is payable in cash, and the remaining 60% is payable in deferred stock units (“DSUs”), although a director may elect instead to receive 100% of the retainer in DSUs. The significant equity component aligns directors’ interests with those of our shareholders. DSUs are vested when granted.

Role	Cash (40%) ($)	Deferred Stock Units (60%) ($)	Total ($)
All Directors (Base Retainer)	124,000	186,000	310,000
Incremental amounts above Base Retainer:(1)
Lead Director	14,000	21,000	35,000
Audit Committee Chair	10,000	15,000	25,000
Audit Committee Member	6,000	9,000	15,000
Compensation Committee Chair	8,000	12,000	20,000
Nominations and Governance Committee Chair	8,000	12,000	20,000
(1)	Directors in multiple leadership roles receive incremental compensation for each role.
Annual retainers are paid each year following the Annual Meeting of Shareholders. New directors joining the Board between an Annual Meeting of Shareholders and the end of September will receive 100% of the annual retainer. New directors joining the Board between October and the next Annual Meeting will receive 50% of the annual retainer for the year they joined the Board. Mr. Bartlett and Ms. Brannon received 50% of the annual retainer for 2023 because they joined the Board on October 27, 2023.
Deferred stock units
After non-employee directors leave the Board, their DSUs are converted into shares of our common stock, payable either in a lump sum or in 10- or 15-year installments in accordance with the director’s prior election. When we pay a dividend on our common stock, each non-employee director holding DSUs is credited with additional DSUs equal in value to the dividend paid on the corresponding number of our shares.
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Director stock ownership requirements
Each non-employee director is required to own Otis common stock to align their interests with those of our shareholders and promote sound corporate governance.
Role	Stock ownership requirement
Executive Chairman (if applicable)	5X annual base salary
Non-employee director	5X annual base cash retainer
Directors must achieve the required stock ownership level within five years of joining the Board. If a director does not meet the ownership requirement within this five-year period, then the director is not permitted to sell shares of Otis until they achieve the required ownership level. For purposes of determining stock ownership, we count common stock directly or indirectly owned by our non-employee directors or their family members residing in the same household, restricted stock units (“RSUs”) and DSUs. Stock ownership guidelines for our executives are described on page 59.
Former UTC Directors
Messrs. Kearney and McGraw were UTC directors prior to the Separation, and they each held vested UTC DSUs and vested UTC deferred RSUs. These awards were converted into vested DSUs and vested deferred RSUs in all three of the post-Separation companies, and the obligation to pay these awards was assumed by Otis under our Board DSU Plan. In addition, Mr. Kearney also held unvested deferred UTC RSUs immediately prior to Separation. These awards were converted into unvested deferred Otis RSUs that also were assumed under our Board DSU Plan as part of the Separation. These unvested deferred RSUs, when granted by UTC, provided for 20% of the underlying RSUs, and any dividend equivalents credited as additional RSUs, to vest in five annual installments. The final installment vested on April 30, 2023. Upon separation from service, Otis DSUs and vested deferred Otis RSUs will be distributed in shares of our common stock, while DSUs and RSUs in the other two companies will be distributed in cash.
2023 non-employee director compensation
The following table provides information on the compensation paid to our non-employee Board members in 2023. Ms. Marks, who is also an employee, receives no additional compensation for her service as a director. Mr. McGraw retired from the Board on December 7, 2023, and Mr. Bartlett and Ms. Brannon joined the Board on October 27, 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas A. Bartlett	65,000	97,500	25,000	187,500
Jeffrey H. Black	134,000	201,000	–	335,000
Jill C. Brannon	–	162,500	–	162,500
Nelda J. Connors	130,000	195,000	25,000	350,000
Kathy Hopinkah Hannan	130,000	195,000	–	325,000
Shailesh G. Jejurikar	–	345,000	25,000	370,000
Christopher J. Kearney	–	310,000	25,000	335,000
Harold W. McGraw III	124,000	186,000	–	310,000
Margaret M. V. Preston	132,000	198,000	25,500	355,500
Shelley Stewart, Jr.	130,000	195,000	25,000	350,000
John H. Walker	–	345,000	22,500	367,500
(1)	Ms. Brannon and Messrs. Jejurikar, Kearney and Walker elected to receive additional DSUs in lieu of the cash portion of the annual retainer.
(2)
Stock Awards consist of the grant date fair value of DSU awards credited to the director’s account, including any portion of the annual cash retainer that the director elected to receive as DSUs. The value of DSU awards has been calculated in accordance with the Compensation – Stock Compensation Topic of the FASB ASC 718, using assumptions described in Note 12: Employee Benefit Plans to the Consolidated Financial Statements to our 2023 Form 10-K. The number of DSUs credited to each director (other than Mr. Bartlett and Ms. Brannon) for their annual retainer(s) was calculated by dividing the value of the award by $84.50, the closing price of our common stock on May 18, 2023, which was the date of our 2023 Annual Meeting and the date of grant. For Mr. Bartlett and Ms. Brannon, the number of DSUs credited for the annual retainer was calculated by dividing the value of the applicable award by $76.14, the closing price of our common stock on October 27, 2023, the date they joined the Board and the date of grant. DSU awards vest on the grant date but are not distributed until the director leaves the Board. The aggregate number of awards outstanding for each director other than for Mr. McGraw can be found in the table on page 88. The number of DSUs and RSUs held by Mr. McGraw as of December 31, 2023, were 35,741 and 1,447, respectively.

(3)
Amounts in this column represent matching contributions to eligible nonprofit organizations under our matching gift program that covers non-employee directors as well as Otis colleagues. Under this program, we make matching contributions of up to $25,000 per year. Due to an administrative error on the part of the company, we exceeded the $25,000 annual limit for Ms. Preston by $500. Ms. Preston’s matching contributions will be limited to $24,500 for 2024.

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Executive compensation
Proposal 2:
Advisory vote to approve executive compensation
What am I voting on?
We seek a non-binding advisory vote from our shareholders to approve the compensation of our Named Executive Officers as described in the “Compensation discussion and analysis” section beginning on page 43 and the accompanying compensation tables on pages 67-82. This vote is commonly known as “say-on-pay,” and is advisory and not binding on Otis or the Board. However, the Board and the Compensation Committee will consider the outcome of the vote in making future executive compensation decisions.
We encourage you to read the “Compensation discussion and analysis” and accompanying compensation tables to learn more about our executive compensation programs and policies. As described on page 46, our executive compensation program is guided by the following four principles:
•	Attract, retain and motivate top talent. We should provide compensation and benefit programs that allow Otis to attract, retain and motivate talent around the globe.
•	Drive performance. We should incentivize and reward strong company performance and differentiate pay based on an individual’s contribution to that success.
•	Reinforce core values. We should design compensation and benefit programs that drive fair and equitable pay globally and align with Otis’ values.
•
Ensure shareholder alignment. We should align the interests of our executives with the interests of our shareholders. We should use stock-based compensation and performance measures that drive long-term shareholder value.

Our Board recommends that shareholders vote FOR the following resolution:
“Resolved, that the shareholders approve the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the executive compensation tables and other executive compensation disclosures in this Proxy Statement.”
THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.
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Executive compensation
Compensation discussion and analysis
This Compensation discussion and analysis (“CD&A”) describes our executive compensation philosophy and the compensation provided to our Named Executive Officers (“NEOs”) for 2023.
43	WHO WE ARE
43	INTRODUCTION
44	NAMED EXECUTIVE OFFICERS
44	EXECUTIVE SUMMARY
45	COMPENSATION BEST PRACTICES
45	INVESTOR ENGAGEMENT
46	EXECUTIVE COMPENSATION PHILOSOPHY
47	HOW WE MAKE PAY DECISIONS AND ASSESS OUR PROGRAMS
49	ELEMENTS OF OUR 2023 EXECUTIVE COMPENSATION PROGRAM
59	OTHER EXECUTIVE COMPENSATION POLICIES AND PRACTICES
63	OTHER COMPENSATION ELEMENTS
Who we are
We are the world’s leading company for elevator and escalator manufacturing, installation and service. We serve customers in over 200 countries and territories, employ approximately 71,000 Otis colleagues and have been in business for over 170 years. From 1976 to April 2020, we were a business unit of UTC. In April 2020, 100 years after we first listed our common stock on the NYSE, we once again became an independent public company listed on the NYSE as a result of the Separation.
Introduction
In the discussion that follows, we provide:
•	A description of key performance highlights and evolution of our compensation program
•	An explanation of our executive compensation philosophy and governance practices
•	An overview of our executive compensation programs
•	A review of the compensation decisions made for our NEOs
•	The factors considered in making those decisions
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Executive compensation
Named Executive Officers
Our NEOs for 2023 were:
Judith F. Marks Chair, Chief Executive Officer and President

Anurag Maheshwari Executive Vice President & Chief Financial Officer

Peiming (Perry) Zheng(1) Executive Vice President & Chief Product, Delivery and Customer Officer

Tracy Embree(2) President, Americas

Enrique Miñarro Viseras(2) President, EMEA
(1)	Prior to March 1, 2023, Mr. Zheng served as President, Otis China, and our Chief Customer Product Officer.
(2)	Ms. Embree and Mr. Miñarro Viseras were hired by Otis on October 1, 2023.
Executive summary
2023 performance highlights
At Otis, our compensation programs are designed to drive alignment between the interests of our executives with those of our shareholders. 2023 was another strong year for Otis, further demonstrating the strength and resiliency of our business, strategy and leadership. We delivered against a backdrop of high interest rates, continuing inflationary pressures, macroeconomic uncertainty and geopolitical unrest. Key highlights include the following.
•
We grew organic sales 5.6%, had 4.2% maintenance portfolio growth, expanded adjusted operating profit margins 30 basis points, grew adjusted diluted earnings per share (“EPS”) 11.7%, and generated $1.6 billion in operating cash flow and approximately $1.53 billion in adjusted free cash flow.(1)

•	We returned approximately $1.35 billion to our shareholders, including $800 million through share repurchases.
•	We achieved modernization orders growth of 16.8% and ended the year with our New Equipment and modernization backlogs up 2% and 15%, respectively, at constant currency.(1)
•	We increased our industry-leading maintenance portfolio by 4.2% to approximately 2.3 million units.
(1)
As defined more fully in Appendix A on pages 98-101, Otis refers to non-GAAP sales as organic sales, non-GAAP operating profit as adjusted operating profit, non-GAAP cash flow as adjusted free cash flow, non-GAAP diluted earnings per share as adjusted diluted EPS and non-GAAP backlog changes at constant currency. Appendix A also provides a reconciliation of these non-GAAP financial measures to the corresponding GAAP financial measures.

As the following pages demonstrate, our compensation outcomes reflect these strong results and the alignment of our total rewards strategy with business performance.
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Executive compensation
Compensation best practices
We are committed to executive compensation practices that drive performance, mitigate risk and align the interests of our executives with those of our shareholders. Below is a summary of best practices that we have implemented, and practices that we avoid because we believe they are not in the best interests of our shareholders.

What we do	What we don’t do

• Pay for performance
• Use performance goals aligned with business objectives
• Annually assess our executive compensation programs to ensure that they do not encourage imprudent risk taking
• Maintain strong clawback provisions
• Use an independent compensation consultant
• Maintain robust stock ownership requirements
• Require our Executive Leadership Group (“ELG”) members, where permitted by law, to sign non-competition and non-solicitation agreements

• Allow hedging or pledging of our stock
• Reprice, backdate or spring-load equity awards
• Vest equity on a single-trigger basis on a change in control
• Provide excessive severance
• Provide change in control excise tax gross-ups
• Provide significant perquisites
• Include evergreen provisions in our Long-Term Incentive (“LTI”) program

Investor engagement
We seek input from our shareholders and conduct shareholder engagement efforts as noted on pages 38-39. The Compensation Committee also considers the outcome of the advisory vote to approve executive compensation, commonly known as “say-on-pay.” Last year, approximately 87.1% of the votes cast (not counting abstentions and broker non-votes) voted in favor of our say-on-pay. The Committee believes this conveys good support for our executive compensation program.
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Executive compensation
Executive compensation philosophy
Our executive compensation philosophy, which applies to all our executives, including our NEOs, has four guiding principles that we believe are critical to our success:
ATTRACT, RETAIN AND MOTIVATE TOP TALENT Provide a market-competitive mix of pay and benefit programs designed to attract, retain and motivate top talent globally	DRIVE PERFORMANCE Incentivize and reward strong company performance, while differentiating pay based on an executive’s contribution to our success	REINFORCE CORE VALUES Design programs that drive fair and equitable pay globally and align with our values	ENSURE SHAREHOLDER ALIGNMENT Establish and maintain well-governed programs that create long-term value for our shareholders and executives
To support these principles, we take the following actions:
ATTRACT, RETAIN AND MOTIVATE TOP TALENT
We benchmark our programs and target pay (base salary, Short-Term Incentive (“STI”) and LTI awards) to be competitive in the markets in which we compete for talent. Our programs also include competitive benefits to promote physical, mental and financial well-being.

DRIVE PERFORMANCE
Our compensation programs are designed to ensure that a significant portion of pay delivered is variable and based on a mix of company and individual performance.

We offer meaningful upside opportunity in both our STI and LTI programs for achieving superior performance.

We use performance goals aligned with business objectives to drive both near- and long-term success.

We retain discretion to increase or decrease compensation based on individual performance.

REINFORCE CORE VALUES
We regularly review compensation to ensure it is appropriate and equitable.

We consider results and how those results were achieved in setting and approving compensation.

We emphasize the importance of adhering to The Otis Absolutes of Safety, Ethics and Quality and maintain clawback provisions and discretion to reduce compensation where appropriate.

ENSURE SHAREHOLDER ALIGNMENT
Our STI and LTI programs use financial performance measures that correlate well with shareholder value.

The value of our LTI is tied to our performance on both an absolute and relative basis.

We maintain strong stock ownership requirements with hedging and pledging prohibitions.

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Executive compensation
How we make pay decisions and assess our programs
Roles and responsibilities
COMPENSATION COMMITTEE	CEO
Oversees our programs	Provides selective input to the Compensation Committee
• Reviews our executive compensation practices and policies to ensure that they align executive and shareholder interests
• Reviews and approves our clawback provisions
• Annually reviews a risk assessment of our compensation policies, plans and practices
• Assists the Board in its oversight of our human capital management
• Establishes and determines the satisfaction of performance goals for our STI and LTI programs
• Reviews and approves our compensation peer group
• Recommends the CEO’s compensation to the Board
• Reviews and approves the CEO’s recommendations for pay changes for ELG members and executive officers and makes adjustments, as appropriate
• Annually reviews compliance with stock ownership requirements
• Reviews and approves executive compensation program design changes
• Considers shareholder input regarding executive compensation decisions and policies

• Considers the performance of ELG members and executive officers, market benchmarks, internal equity, and retention risk when determining compensation recommendations
• Presents the Committee with recommendations for each principal element of compensation for ELG members (including the other NEOs) and executive officers
• Has no role in the determination of her own compensation

MANAGEMENT AND THE INDEPENDENT CONSULTANT
Provide insight and assistance

The Executive Vice President, Chief People Officer, along with the Senior Vice President, Total Rewards, and the independent compensation consultant, provide insight on program design and compensation market data to assist the Compensation Committee with its decisions. Management also has been delegated oversight responsibility for our STI and LTI program administration, other than for ELG members and executive officers.

SHAREHOLDERS
Provide feedback on our programs

In assessing our program each year, the Compensation Committee considers feedback from our shareholders. This feedback, along with other factors, helps the Committee in its decisions and its ongoing assessment of the effectiveness of our programs.

Independent compensation consultant
Pearl Meyer is the Compensation Committee’s independent consultant. It advises the Committee on a variety of subjects, including compensation plan design and trends, benchmarking data and related matters. Pearl Meyer reported directly to the Committee, participated in meetings as requested and communicated with the Committee Chair between meetings as necessary. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, terminate its engagement, and hire a replacement or an additional consultant at any time. The Committee conducts annual evaluations of its independent consultant’s performance.
The Committee reviewed Pearl Meyer’s qualifications, independence and any potential conflicts of interest. The Committee determined that Pearl Meyer qualified as an independent consultant. In making this determination, the Committee considered, among other things: (i) that Pearl Meyer does not provide other services to, or receive other fees, from Otis; (ii) the amount of fees Otis paid as a percentage of Pearl Meyer’s total revenue; (iii) the policies and procedures adopted by Pearl Meyer to prevent conflicts of interest; (iv) any business or personal relationship of the Pearl Meyer consultant with any member of the Committee; (v) any Otis stock owned by the Pearl Meyer consultant; and (vi) any business or personal relationship of the Pearl Meyer consultant or Pearl Meyer with any Otis executive officer.
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Executive compensation
Our compensation peer group
HOW WE USE PEER GROUP DATA
We compare our executive compensation programs with 15 to 20 U.S. publicly traded companies that make up our compensation peer group (the “Peer Group”). Data from a broader range of companies also is used for insight into general compensation trends and to supplement Peer Group data when necessary and appropriate. The Committee evaluates each compensation element relative to the market median for each ELG member’s and NEO’s role and makes adjustments based on its assessment of other factors that it determines to be relevant, including Otis’ and individual performance, job scope, retention risk, internal pay equity and tenure.
HOW OUR PEER GROUP WAS CONSTRUCTED
In determining the Peer Group, each year the Committee selects public companies that are similar to Otis in terms of industry and business profile, company size (revenue and market capitalization ideally within 0.5X to 2X those of Otis), global operational complexity and pay practices. In addition, the Committee also considers companies that investors use to evaluate our business and performance.
The Peer Group for 2023 remained unchanged from 2022 and consisted of the following 17 companies:
Carrier Global Corporation	Illinois Tool Works Inc.	Stanley Black & Decker, Inc.
Cummins Inc.	Johnson Controls International plc	TE Connectivity Ltd.
Dover Corporation	Lear Corporation	Trane Technologies plc
Eaton Corporation plc	Motorola Solutions, Inc.	Wabtec Corporation
Fluor Corporation	Parker Hannifin Corporation	Western Digital Corporation
Fortive Corporation	Rockwell Automation, Inc.
OTIS VERSUS PEER GROUP

The 2023 Peer Group was selected in September 2022, the revenue percentile was determined based on 2021 fiscal year end, and the market capitalization percentile was determined as of August 31, 2022.
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Executive compensation
Elements of our 2023 executive compensation program
In the table below, we discuss for each of the key elements of our executive compensation program for 2023, the key characteristics of the element, why we pay the element, and how the amount was determined.
Compensation Element	Key Characteristics	Why We Pay It	How the Amount Is Determined
Base Salary	Fixed amount payable in cash	Required for attracting and retaining top talent	Reflects job scope and responsibilities, experience, market value and individual performance
Short-Term Incentive (STI)
Variable compensation payable in cash, based on the achievement of preestablished annual financial goals and individual performance
Amount payable can range from 0%-200% of the NEO’s target incentive, which is a percentage of the NEO’s salary
Aligns compensation with annual performance results and drives the achievement of those results
The STI target percentage is determined based on a market analysis of each NEO’s role. We design our STI program to provide competitive annual incentive payments if target goals are achieved, to provide above-target payments if these goals are exceeded and to provide below-target payments or no payments if the target goals are not achieved. In addition, individual performance is considered when determining STI payments

Long-Term Incentive (LTI)	Ties variable compensation to our stock price and, in the case of PSUs, the achievement of the underlying performance metrics and our relative total shareholder return (“TSR”)
Aligns the interests of our executives with shareholders and provides the opportunity for upside potential based on stock price appreciation and the achievement of long-term financial goals
Encourages long-term company performance and serves to retain talent
Bases target grant values on job scope and responsibilities, experience, market value and individual performance
Our 2023 compensation mix
To support our executive compensation philosophy, our NEO compensation mix is weighted heavily toward at-risk compensation within our STI and LTI programs. The following shows the relative weightings of the salary, target STI award and target LTI compensation awarded to Ms. Marks and our other NEOs in 2023.

To determine these percentages, we used the salary and STI target in effect at year-end and the target grant date value of Otis annual LTI awards.
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Executive compensation
New Presidents
On October 1, 2023, we hired Tracy Embree as our new President of the Americas and Enrique Miñarro Viseras as our new President of EMEA. Ms. Embree and Mr. Miñarro Viseras were each executive officers at large S&P 500 industrial companies prior to joining Otis. To incentivize them to join Otis, the Committee approved compensation packages for both that were competitive and that recognized their experience and expertise. Their annual base salaries were each set at $700,000, with 90% STI targets. They each also received 2023 LTI awards with a target value of $2.5 million. The STI awards will be prorated for the first year to reflect their hire dates. The LTI awards, which consist of 50% PSUs, 25% RSUs and 25% SARs, are subject to our usual vesting conditions for our annual LTI awards. In addition, since both Ms. Embree and Mr. Miñarro Viseras would forfeit awards from their employers upon joining Otis, the Committee approved sign-on RSU awards and cash sign-on bonuses for each of them. Ms. Embree received a $3.5 million sign-on RSU award and a $470,000 cash sign-on bonus. Mr. Miñarro Viseras received a $2.565 million sign-on RSU award and a $350,000 cash sign-on bonus. 50% of the sign-on RSU awards granted to Ms. Embree and to Mr. Miñarro Viseras will vest on each of the first two anniversaries of the date of grant subject to continued employment. The cash sign-on bonuses are subject to repayment in the event of voluntary termination of employment before October 1, 2025. Since Mr. Miñarro Viseras is employed in Spain, cash payments that he will receive will be converted from U.S. dollars to Euros.
The Committee appointed Ms. Embree and Mr. Miñarro Viseras as ELG members. Accordingly, each is covered by our ELG Severance Plan and our Change in Control Severance Plan, as described on pages 61-62, and each agreed to be bound by post-employment restrictive covenants. As a U.S.-based executive, Ms. Embree will be eligible to participate in the plans described on pages 63-65 and receive the ELG perquisites and other benefits described on page 65. Ms. Embree will be provided with our standard executive relocation package upon a move to a mutually agreed upon location. As is customary in Spain, we entered into an employment contract with Mr. Miñarro Viseras that covers the items summarized above. The contract also entitles Mr. Miñarro Viseras to the use of a company car, annual financial counseling and an annual executive physical. Mr. Miñarro Viseras also will be eligible to participate in a company defined benefit program and a defined contribution program for which we make company contributions as described on pages 64-65.
Base salary
We generally target base salaries at the market median. However, actual salaries may vary from the median based on factors such as job scope and responsibilities, experience, tenure, individual performance, retention risk and internal pay equity. Effective March 1, 2023, Mr. Zheng received a salary increase, inclusive of merit, of 5% in connection with his appointment to the role of Executive Vice President & Chief Product, Delivery and Customer Officer. Effective April 1, 2023, Ms. Marks and Mr. Maheshwari received salary (merit) increases of 1.9% and 4.3%, respectively. These salary increases are set forth in the table below.
Ms. Embree and Mr. Miñarro Viseras are not shown in the table below as they were hired on October 1, 2023. Ms. Embree’s and Mr. Miñarro Viseras’ base salaries were each set at $700,000. Mr. Miñarro Viseras’ base salary is converted to Euros using a five-year average exchange rate, which is refreshed quarterly.
	2022 Year- end Salary Rate ($)	Salary/ Merit Increase ($)	New Base Salary ($)	Percentage Increase (%)
J. Marks	1,350,000	25,000	1,375,000	1.9
A. Maheshwari	725,000	31,000	756,000	4.3
P. Zheng	645,000	32,000	677,000	5.0
STI compensation
We are committed to providing a market-competitive compensation program designed to motivate and reward key talent. In furtherance of this objective, we provide an STI program that rewards our executives, including our NEOs, based on annual financial results and individual performance. The program balances regional (i.e., the Americas, Asia Pacific, China and EMEA regions) and global companywide goals and aligns our NEOs on key performance goals critical to our near-term and long-term success.
Under the STI program design, Ms. Marks and Messrs. Maheshwari and Zheng were rewarded based on the achievement of our overall performance goals, while our region NEOs, Ms. Embree and Mr. Miñarro Viseras, were rewarded based on a combination of region performance goals and our overall performance goals, prorated for their time in the roles. For the region NEOs, the Committee wished to focus efforts primarily on the regional results they most directly impacted, while also appropriately maintaining an incentive to take actions that benefit Otis overall. Accordingly, Ms. Embree and Mr. Miñarro Viseras were rewarded based on the achievement of a combination of region performance goals (80% weighting) and our overall performance goals (20% weighting), which is the standard weighting split for region executives under our STI program.
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Executive compensation
The graphic below illustrates the 2023 STI design for our NEOs:

The 2023 STI design is unchanged from 2022, with the exception of the Committee adding the possibility for a negative 2.5% ESG performance multiplier.
ESG performance multipliers
The 2023 STI payout factor attributable to financial performance may be increased or decreased by a total performance multiplier ranging from 1.1 to 0.9 based on our progress in 2023 toward meeting our commitments of achieving:
•	a 50% year-over-year reduction in our Scope 1 and Scope 2 GHG emissions by 2030, and
•	gender parity across our executive ranks by 2030.
The calculation of the performance multiplier based on the achievement of these two metrics is described in the table below. Although performance multipliers were added, the total payout under the 2023 STI program continued to be capped at 200% of an executive’s target award. The ESG performance multiplier design encourages accountability toward meeting our published ESG goals, while maintaining the primary focus on the achievement of the underlying financial performance metrics these ESG commitments support. These specific metrics were chosen because they have broad applicability to our executives since many can help drive their achievement.
ESG Performance Multiplier per Metric	Year-Over-Year Reduction in Scope 1 and Scope 2 GHG emissions	Female Representation in Executive Ranks
Negative 5.0%	-1.9% or lower	38.9% or lower
Negative 2.5%	Between -2.0% and -2.9%	Between 39.0% and 39.9%
No impact	Between -3.0% and -3.9%	Between 40.0% and 40.4%
Positive 2.5%	Between -4.0% and -4.9%	Between 40.5% and 40.9%
Positive 5.0%	-5.0% or greater	41.0% or greater
Each of these performance multipliers has an equal weighting. The ESG performance multipliers are added together to determine an overall ESG performance multiplier. For 2023, we achieved a year-over-year reduction in our Scope 1 and Scope 2 GHG emissions of 7.3% as certified by a third party. As of December 31, 2023, 38.3% of our executives were women, a 0.9% decrease from 2022. As a result, the total ESG performance multiplier had no impact, resulting in a performance multiplier of 1.0.
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Executive compensation
Financial performance goals
The table below describes why we chose our financial performance goals, how the relative weightings were chosen, and how the targets were determined. It also provides information on the minimum and maximum payout levels. Please refer to Appendix B on page 102 for information on how these goals are defined and calculated.
	Adjusted Net Income/Operating Profit	Free Cash Flow (FCF)	Organic Sales Growth	New Equipment Orders Growth
Why the performance goal was chosen by the Committee
Net income reflects the operational and financial performance of management’s impact on the business, without considering share repurchases, to motivate the focus on operational performance. Adjusted net income was chosen for corporate-level NEOs because it includes items such as tax and interest, which are measured and influenced at the corporate level. Operating Profit was chosen for our region NEOs because they can most directly influence this measure.
		FCF performance measures our ability to generate cash to fund our operations, strategic initiatives, pay down debt, reward our shareholders and invest in acquisitions.	Organic sales is a key measure of top-line growth, which helps drive net income and FCF.	New Equipment orders are essential in laying the foundation for future or multiyear growth. This goal helps ensure management balances short- and long-term performance objectives.
How the relative performance goal weightings were determined
The Committee continued to maintain a significant focus on earnings (40%) and FCF (30%), which are key metrics for our business. To encourage top-line growth, it set each of organic sales and New Equipment orders at 15%.

How the targets were determined
The targets for 2023 were set at levels that build upon the 2022 STI program results achieved. The 2023 net income target was approximately 3.7% greater than the 2022 STI program net income result. The 2023 FCF target was 2.5% greater than the 2022 STI program FCF result. The 2023 organic sales growth target was set at 5.2% despite 2.5% growth in 2022. The 2023 New Equipment orders growth target was 1.8% on top of the strong 7.1% growth achieved in 2022.

How the threshold and maximum thresholds were determined
The thresholds reflect the minimum levels at which the Committee believes payouts should be made. The maximums were set at levels that the Committee determined to require exceptional performance in order to justify a 200% payout.

The 2023 STI target percentages were unchanged from those in effect at the end of 2022 for Ms. Marks and Messrs. Maheshwari and Zheng. For Ms. Embree and Mr. Miñarro Viseras, the targets were set at 90% of their respective salaries upon hire. The 2023 STI target percentages are provided below:
Target % of Base Salary
J. Marks	160
A. Maheshwari	100
P. Zheng	80
T. Embree	90
E. Miñarro Viseras	90
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Executive compensation
Our STI program provides the Committee with the ability to make adjustments to the STI financial performance payout factors to account for material, unforeseen circumstances beyond management’s control that affected financial performance results relative to the preestablished goals, including certain non-recurring charges and credits unrelated to operating performance. When the Committee established the 2023 STI program design it decided that net income for purposes of determining STI payouts should be calculated at constant currency since currency rates are volatile and beyond management’s control. In 2022, the Committee adjusted net income results to offset the impact of worse-than-planned foreign currency rates, and in 2021, it adjusted the net income results to offset the impact of better-than-planned currency rates.
The following table shows the performance goals, the payouts at maximum, target and threshold performance levels, and the adjusted STI results and associated payout factors before the application of the ESG performance multipliers and any individual performance adjustment.
	Adjusted Net Income ($M)		Free Cash Flow (FCF) ($M)		Organic Sales Growth %		New Equipment Orders Growth %		Total Payout %
Performance Goals(1)	Goal $	Payout %	Goal $	Payout %	Goal %	Payout %	Goal %	Payout %
Maximum	1,616	80	1,800	60	10.4	30.0	12.0	30.0	200
Target	1,469	40	1,500	30	5.2	15.0	1.8	15.0	100
Threshold	1,322	20	1,200	15	(0.1)	7.5	(8.4)	7.5	50
2023 Actual Results	1,480	43	1,509	31	5.5	16.0	(3.9)	11.0	101
The final 2023 STI financial payout factors for Ms. Embree and Mr. Miñarro Viseras were 86% and 94%, respectively, before any individual performance payout factor adjustment.
(1)
Refer to Appendix B on page 102 for the definitions of the Performance Goals and Appendix A on pages 98-101 for a reconciliation of our non-GAAP financial measures and GAAP financial measures. For purposes of the 2023 STI, Adjusted Net Income was calculated at constant currency, FCF was increased by the UpLift related payments noted in Appendix A, and Organic Sale Growth % was calculated using the planned foreign exchange rate.

DETERMINATION OF 2023 INCENTIVE PAYMENTS
Payments under our STI program are determined based on a combination of financial results against preestablished targets, as well as the NEO’s individual performance. They can range from 0% to 200% of the NEO’s target STI percentage.
SALARY	TARGET STI %	FINANCIAL PERFORMANCE PAYOUT FACTOR %	OVERALL ESG PERFORMANCE MULTIPLIER	INDIVIDUAL PERFORMANCE PAYOUT FACTOR %	STI PAYMENT
The 2023 STI payments for each of our NEOs are shown below.
	Salary ($)	Target STI %	Financial Performance Payout Factor %	Overall ESG Performance Multiplier	Individual Performance Payout Factor %	STI Payment ($)
J. Marks	1,375,000	160	101	1.0	110	2,450,000
A. Maheshwari	756,000	100	101	1.0	110	840,000
P. Zheng	677,000	80	101	1.0	105	574,000
T. Embree	700,000	90	86	1.0	100	137,000
E. Miñarro Viseras	691,934	90	94	1.0	100	147,723
The base salaries in effect at year-end were used to calculate the STI payments. STI payment amounts and payout factors were rounded. The target STI for Ms. Embree and Mr. Miñarro Viseras was prorated to 22.7% (i.e., 90% target prorated for the number of days employed at Otis in 2023) to reflect their hire dates of October 1, 2023. For consistency with the values reported in the “Summary Compensation Table,” Mr. Miñarro Viseras’ salary was converted from Euros to U.S. dollars, using the December 31, 2023, EUR-to-USD conversion rate of 1.10364, regardless of the prevailing exchange rate in effect at the actual time of payment. Ms. Marks and Messrs. Maheshwari and Zheng received individual performance payout factor increases of approximately 10%, 10% and 5%, respectively. These increases were made in recognition of their exceptional performance and individual efforts and contributions to the transformation of our operating model through UpLift.
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Executive compensation
LTI compensation
LTI GRANTS
Our NEOs are granted annual LTI awards. In 2023, as in 2022, we granted a combination of PSUs, RSUs and SARs.

For our NEOs and other senior executives, 50% of the annual target LTI opportunity was awarded in PSUs, 25% in RSUs and 25% in SARs. The largest portion was awarded as PSUs to drive the achievement of the underlying performance goals that we believe are important to our success. The other 50% of the LTI opportunity has been equally split between RSUs and SARs to drive retention and alignment with shareholders, respectively. To determine the number of shares subject to PSUs and RSUs, we divided the applicable target grant value for these awards by our average stock price over the calendar month preceding the month of the grant date. We do this to reduce the impact of short-term price fluctuations on the number of shares awarded. To determine the number of shares subject to SARs, we divided the target SAR value by the fair value of a SAR as determined under a binominal lattice model by a third-party valuation consultant.
The target value of the 2023 annual LTI awards granted to each of our NEOs is shown below:
	2023 Target Value of LTI Awards ($)	2022 Target Value of LTI Awards ($)
J. Marks	11,000,000	10,000,000
A. Maheshwari	2,600,000	1,950,000
P. Zheng	1,800,000	1,350,000
T. Embree	2,500,000	N/A
E. Miñarro Viseras	2,500,000	N/A
The increase for Ms. Marks was made to ensure that her LTI compensation remained competitive with other chief executive officers in our Peer Group and in recognition of her strong performance in 2022. The increase for Mr. Maheshwari was made to ensure that his LTI compensation remained competitive with other chief financial officers in our Peer Group. The increase for Mr. Zheng was made to ensure that his LTI compensation remained competitive for the role of Executive Vice President & Chief Product, Delivery and Customer Officer that he assumed effective March 1, 2023. As noted on page 50, Ms. Embree and Mr. Miñarro Viseras also received one-time sign-on RSU awards upon hire.
PSUs
PSUs incentivize and reward achievement of performance that is directly related to Otis’ long-range plan. Performance is measured over a three-year performance period (i.e., from January 1 of the first year of the performance period to December 31 of the last year of the performance period). PSUs vest following the end of the performance period, based on our performance and if the recipient is still employed by us at that time, with exceptions for death, disability, retirement, qualifying terminations within two years following a change-in-control and certain qualifying involuntary terminations. Prior to vesting, PSUs accumulate dividend equivalents, which are reinvested as additional PSUs and subject to the same vesting schedule. If PSUs vest, shares will be paid shortly after the conclusion of the performance period based on the Committee’s determination of the achievement level of the underlying performance goals.
For the 2023-2025 performance cycle, as well as our prior performance cycles, the performance goals are three-year cumulative adjusted EPS (“Cumulative EPS”) and three-year average organic sales growth (“Average Organic Sales Growth”), with 60% of the PSUs eligible to vest based upon Cumulative EPS results and 40% eligible to vest based upon Average Organic Sales Growth results. In addition, our PSUs include a relative TSR multiplier to further link PSUs to shareholder value creation.
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The number of PSUs earned based upon the achievement of Cumulative EPS and Average Organic Sales Growth will be adjusted upward or downward by a multiplier factor of 1.2 to 0.8, depending on our relative TSR as measured against the companies in the S&P 500 Industrials Index over the performance period. The maximum payout of PSUs is capped at 200% of the sum of the “target” number of PSUs awarded plus reinvested dividend equivalents. For more information on what is included in the definitions of Cumulative EPS and Average Organic Sales Growth, please refer to Appendix A on pages 98-101.
CUMULATIVE EPS (60% WEIGHTING)
The graph below shows the Cumulative EPS payout factor for the 2023-2025 performance cycle at threshold performance ($9.49), target performance ($11.16) and maximum performance ($12.83).

Three-year Cumulative Adjusted EPS

$12.83
$11.16
$9.49
2.00
1.50
1.00
0.50
Payout factor
80%
90%
100%
110%
120%
Performance vs. Target

The threshold, target and maximum performance levels set for the 2023-2025 performance cycle are all approximately 2.7% greater than the corresponding levels set for 2022-2024 performance cycle.
AVERAGE ORGANIC SALES GROWTH (40% WEIGHTING)
The graph below shows the Average Organic Sales Growth payout factor for the 2023-2025 performance cycle at threshold performance (+1.0%), target performance (+3.0%) and maximum performance (+5.0%).

The threshold, target and maximum performance levels set for the 2022-2024 performance cycle were 2.5%, 5.0% and 7.5%, respectively.
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TSR MULTIPLIER
TSR is calculated based on the stock price change from the average 20-trading day closing price prior to the beginning of the 2023-2025 performance period to the average 20-trading day closing price prior to the end of the performance period, including the reinvestment of dividends paid. As shown below, there will be a 20% reduction (multiplier of 0.8) in the number of shares otherwise payable if we rank in the bottom quartile of relative TSR performance; a 20% increase (multiplier of 1.2) if we rank in the top quartile of relative TSR performance; and an adjustment percentage determined on a linear basis if we rank in between these levels.

The following table describes why we chose the PSU performance goals, how the relative weightings were chosen, how the targets were determined, how the maximums and thresholds were determined, and why a TSR multiplier was used.
	Cumulative EPS	Average Organic Sales Growth
Why the performance goal was chosen by the Committee	This goal was chosen because it aligns with how we communicate our performance to investors and because it is a strong indicator of a company’s financial success.	This goal was chosen to incentivize top-line growth.
How the relative performance goal weightings were determined
The Committee chose to maintain a larger focus (60%) on Cumulative EPS since it is a key indicator of business strength. However, it also wanted to provide considerable emphasis (40%) on Average Organic Sales Growth to encourage top-line growth.

How the targets were determined
The EPS target was set to align with our 2023 annual plan. It assumed approximately 10% compounded year-over-year growth for 2024 and 2025. Cumulative EPS of $11.16 requires an 8.2% compound annual growth rate and was set when we expected a 2.1% foreign currency headwind. The 3.0% average annual organic sales growth target was set based on historic average organic annual sales growth and three-year growth rates.

How the maximums and thresholds were determined
The maximums were set at levels that the Committee determined to require exceptional performance to justify a 200% payout. The thresholds reflect the minimum level at which the Committee believes payouts should be made.

Why a +/- 20% TSR multiplier is used
A +/- 20% multiplier (1.2 to 0.8) provides a further link to shareholder value creation. 20% was determined to strike the appropriate balance between the achievement of the goals tied to Otis’ long-range plan and our relative TSR performance against other companies in the S&P 500 Industrials Index.

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DETERMINATION OF 2021-2023 PSU VESTING
We granted PSUs on February 5, 2021. The vesting of these PSUs, as well as the other PSUs we have subsequently granted, depend on achieving three-year performance cycle goals, subject to continued employment. For the 2021-2023 performance cycle, as well as the other performance cycles, our three-year Cumulative EPS and Average Organic Sales Growth results are measured against the preestablished goals the Committee set when these awards were granted. In addition, our relative TSR performance can increase or decrease the number of PSUs eligible to vest by up to +/- 20%, subject to an overall maximum payout of 200% of the sum of the “target” number of PSUs granted plus any accumulated dividend equivalents. For more information on the design of our PSUs and on the definitions of Cumulative EPS and Average Organic Sales Growth, please see the discussion on page 56 and Appendix A on pages 98-101.
The formula to determine the number of PSUs that vested is as follows:
TARGET PSU GRANT + REINVESTED DIVIDENDS	WEIGHTED AVERAGE OF THE PERFORMANCE GOALS	RELATIVE TSR MULTIPLIER	NUMBER OF VESTED PSUS
The performance results used to determine the final 2021-2023 PSU payout factor are set forth below.
Performance Goals	Threshold	Target	Maximum	Actual	Weight	Payout Factor
Cumulative EPS	$7.01	$8.25	$9.49	$9.72	60%	2.00
Average Organic Sales Growth	1.0%	3.5%	6.0%	5.7%	40%	1.88
Weighted Average of Performance Goals						1.95
Relative TSR Multiplier						+7.54%
Final Payout Factor						2.00
In March 2022, Otis ended investments and stopped taking new orders in Russia. Following the divestiture of our Russian operations, in July 2022, the Compensation Committee adjusted the Cumulative EPS threshold, target and maximums from those that were previously approved. The Cumulative EPS target was reduced by 20 cents which corresponds to the EPS that was expected to be generated by our business in Russia in 2022 and 2023 under our 2020 long-range operating plan. The Committee also reduced the threshold by 17 cents since it was set at 85% of the target and reduced the maximum by 23 cents since it was set at 115% of the target. Any earnings from our Russian operations in 2022 were excluded for purposes of determining PSU vesting. The Committee did not adjust the Average Organic Sales Growth threshold, target or maximum performance goals due to the sale of our Russian operations, which we did not expect to generate material organic sales growth.
The 200% payout of the 2021-2023 PSUs reflects our strong absolute performance over the performance period as well as our solid TSR performance relative to the S&P 500 Industrials Index. For 2020, we reported adjusted EPS of $2.52 and negative organic sales growth (with only 1.3% organic sales growth year over year for the quarter ended December 31, 2020). Over the performance period, our adjusted EPS grew at a compound annual growth rate of 13.1%, even without adjusting for the sale of our business operations in Russia. Additionally, our Average Organic Sales Growth of 5.7% far exceeded our historical three-year average annual sales growth over the 2016-2018, 2017-2019 and 2018-2020 time periods, which was 3%.
RSUs
RSUs entitle the award recipient to receive shares of our common stock when the RSUs vest. RSUs earn dividend equivalents during the vesting period that are reinvested as additional RSUs each time we pay a dividend and are subject to the same vesting schedule. Our annual RSU grants vest ratably on each of the first three anniversaries of the grant date, with exceptions for death, disability, retirement, qualifying terminations within two years following a change-in-control and certain qualifying involuntary terminations. RSUs align the interests of our NEOs with shareholders and help retain executive talent.
SARs
SARs entitle the award recipient to receive shares of our common stock with a market value equal to the positive difference between the market price of our common stock when the SARs are exercised and the closing price on the grant date. SARs expire after 10 years. Our annual SAR grants vest ratably on each of the first three anniversaries of the grant date, with exceptions for death, disability, retirement, qualifying terminations within two years following a change-in-control and certain qualifying involuntary terminations. SARs only have value if our common stock price appreciates. As a result, these awards encourage the creation of long-term shareholder value.
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EQUITY GRANT PRACTICES
We have an equity award and delegation policy. This policy was adopted to establish regular award grant dates to help prevent any risk of actual or apparent “spring-loading” or “bullet-dodging.” The Compensation Committee approves annual LTI awards to our executive officers at its meeting in February each year. This follows the release of our annual earnings by at least two trading days and the filing of our Form 10-K by at least one trading day to ensure that the market has adequate time to absorb our results. Off-cycle LTI awards also may be granted during the year. These grants occur on a designated trading day of the month following the month in which all approvals for the grant are obtained, unless otherwise determined by the Board, the Committee or the Chair, CEO and President. The Committee has delegated the authority to certain officers to make individual equity grants to persons who are not officers subject to Section 16 of the Exchange Act or to ELG members within certain parameters. The Committee reviews the use of this delegation annually.
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Other executive compensation policies and practices
Significant stock ownership requirements
The Compensation Committee believes that our ELG members and executive officers should maintain significant stock ownership to align their interests with those of our shareholders. As a result, we adopted stock ownership requirements when we became a public company. These stock ownership requirements must be achieved within five years of the Separation (or, if later, the individual’s appointment to the ELG or as an executive officer). Progress toward meeting these requirements is reviewed by the Committee annually. The ownership requirements are a multiple of the executive officer’s base salary in effect at the end of the five-year period.
Role	Stock ownership requirement
Chief Executive Officer	6X annual base salary
Chief Financial Officer	4X annual base salary
Executive Officers who are ELG members	3X annual base salary
Other Executive Officers	2X annual base salary
If ownership requirements are not satisfied by the end of this period, the executive officer or ELG member is not permitted to sell any Otis shares (other than any sales required to pay applicable taxes) until achieving the required ownership. For purposes of determining stock ownership, we count Otis common stock directly or indirectly owned by the individual or family members residing in the same household, RSUs and DSUs, including units held under our nonqualified deferred compensation plans. We do not count options, SARs and unvested PSUs in determining if this requirement has been met.
Clawbacks
Otis maintains two compensation recovery policies (the Erroneously Awarded Compensation Recovery Policy and the Compensation Recovery Policy) that were adopted in 2023. Before we adopted these policies, our STI and LTI programs contained provisions that permitted us to recover compensation awarded in a broad range of circumstances. Our Erroneously Awarded Compensation Recovery Policy is intended to comply with applicable NYSE listing standards and requires us, in the event of a financial restatement, to recover from our current and former executive officers the amount of incentive compensation received during the three completed fiscal years immediately preceding the required financial restatement date that exceeds the amount that would have been received had the restated financial statements been used to calculate the incentive compensation. We also adopted our Compensation Recovery Policy, which covers more colleagues and applies in a broader range of circumstances. The material terms of the Compensation Recovery Policy are summarized below.
Element	Compensation Recovery Policy
Triggers
• Termination for Cause (as defined in the LTI program)
• Discovery within three years of termination of grounds that termination could have been for Cause
• Breach of non-solicitation and non-disparagement provisions within two years following termination
• Breach of non-competition provisions within one year following termination
• Restatement of financial results attributable to intentional or negligent actions or recalculation of performance outcomes if reasonably likely that corrected results would have led to (or delivered) a lower incentive payment
• Behavior, including personal misconduct or negligence, that causes or could reasonably be expected to cause material harm (whether reputational, financial or otherwise) to Otis

Covered Colleagues	Anyone who receives STI (executives) and/or LTI (executives and other select colleagues) awards
Covered Compensation	• STI awards • LTI awards • Other incentive-based compensation designated by the Compensation Committee
Lookback period	Three years
Discretion	The Compensation Committee has discretion to apply the policy and to determine the amount to recover
Effective Date	January 1, 2024 – prior clawback provisions in STI and LTI programs continue to apply to compensation granted prior to the effective date
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No short sales, pledging or hedging of Otis securities and no underwater option buyouts
Our insider trading policy prohibits our directors, officers and colleagues from selling our stock “short,” engaging in short-term trading (purchase and sale of Otis or vice versa within six months) or entering into any puts or calls on our stock. The policy also prohibits our directors, officers and colleagues from entering into any hedging or pledging transactions involving our stock. Additionally, our LTI program prohibits buyouts of underwater options or SARs.
Risk considerations
Annually, the Compensation Committee reviews a risk assessment of our compensation programs and policies. Based on this review, the Committee has concluded that these programs and policies do not create risks that are reasonably likely to have a material adverse effect on Otis. In making this determination, the Committee noted that programs and policies contain many risk mitigation factors, such as an appropriate mix of both short-, mid- and long-term pay and fixed and variable pay, the use of multiple well-balanced performance metrics, capped payout levels, significant stock ownership guidelines, clawbacks, and the Committee’s ability to exercise discretion to adjust payouts where appropriate.
Employment agreements
None of our U.S.-based ELG members has employment agreements. The Committee does not believe that our interests are served by entering into employment contracts because they limit our flexibility and often provide for guaranteed compensation levels. However, we have entered into agreements with executives based outside of the United States, including Mr. Miñarro Viseras, where local regulations and practices require employment agreements.
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Post-employment restrictive covenants
Our ELG members are subject to certain contractual provisions preventing them from engaging in activities after termination of employment or retirement that are detrimental to Otis. This includes disclosing proprietary information, soliciting Otis colleagues or clients, or engaging in competitive activities. Violations can result in a clawback of LTI awards.
Severance and change in control arrangements
Our NEOs and ELG members are covered by our ELG Severance Plan. We also provide executives with severance protection under our Change in Control Severance Plan. The majority of the companies in our Peer Group provide similar plans or arrangements. The Compensation Committee believes that such arrangements are a necessary component of a competitive executive compensation program and provide an appropriate level of benefits in the event of qualifying termination. Both our ELG Severance Plan (the “Severance Plan”) and Change in Control Severance Plan require covered participants to agree to post-employment restrictive covenants designed to protect our interests, including non-competition and non-solicitation obligations to the extent permitted under applicable laws.
In addition, Ms. Marks and Mr. Zheng received a UTC Executive Leadership Group RSU grant when we were part of UTC. These awards, which were converted into Otis ELG RSU grants at the Separation, will vest if a “mutually agreeable separation” occurs. A “mutually agreeable separation” would occur upon one of the following:
•	An ELG member’s position is eliminated or diminished by a divestiture, restructuring, shift in priorities or similar event
•	An ELG member retires between age 62 and 65 with the company’s consent
•	An executive retires at age 65 or older
Receipt of the ELG RSU award is contingent upon the executive entering into an agreement containing the following restrictive covenants: (i) non-competition; (ii) employee non-solicitation; (iii) non-disparagement; (iv) protection of confidential, sensitive and proprietary information; and (v) post-termination cooperation. As explained below, Otis discontinued the practice of granting ELG RSU grants and instead adopted the ELG Severance Plan.
ELG SEVERANCE PLAN
The Compensation Committee adopted the Severance Plan to provide ELG members with severance benefits upon qualifying terminations of employment. The Committee also was motivated to adopt the Severance Plan because it wanted to provide a more market-competitive severance arrangement based on the ELG member’s annual cash compensation rather than the stock-based severance arrangement previously provided by UTC to its ELG members (i.e., the ELG RSU awards described above), which varies in value based on trading prices.
The Severance Plan provides for the payment of severance and other benefits upon an involuntary termination of employment other than for Cause, Disability (as such terms are defined in the Severance Plan) or death, and that is not a qualifying termination under our Change in Control Severance Plan (discussed on the following page). Subject to the execution of a release of claims and agreement to non-competition and non-solicitation obligations that may extend for up to two years after termination, the Severance Plan provides for the following payments and benefits upon a qualifying termination:
•	A lump-sum payment equal to 1X (1.5X for the CEO) the sum of the ELG member’s annual base salary and target STI
•	A prorated STI for the year of termination, with such STI to be paid after the completion of the year based on actual performance, but assuming target performance for any individual performance goals
•	Continued healthcare benefits for up to 12 months at no cost
•	Outplacement services for up to 12 months
The value of any cash severance payable under the Severance Plan to an ELG member will be reduced by the value of their ELG RSU grant, if any, that vests upon termination of employment, as well as by any other severance benefits that the ELG member is entitled to receive upon termination of employment.
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CHANGE IN CONTROL SEVERANCE PLAN
Our Change in Control Severance Plan, which was adopted prior to the Separation, provides severance benefits to eligible executives upon a qualifying termination of employment. The plan was adopted to address the uncertainty that may result from a potential change in control, including the loss or distraction of our executives to the detriment of Otis and its shareholders.
Under the Change in Control Severance Plan, an NEO who is terminated without cause or resigns for good reason on, or within the two years following a change in control, would be entitled to receive, subject to the officer’s execution of a release of claims and agreement to a one-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant:
•	A lump-sum cash severance payment equal to 3X (for the CEO) or 2X (for the other NEOs) the sum of the executive’s annual base salary and target STI
•	A prorated target STI for the year of termination (reduced by any STI payment to which the NEO is entitled for the same period of service)
•	Up to 12 months of healthcare benefit coverage continuation at no premium cost
•	Outplacement services for 12 months
•	Continued financial planning services for 12 months
The Change in Control Severance Plan provides that if the payments and benefits payable under it, are or otherwise would be subject to the golden parachute excise tax imposed under the Internal Revenue Code (“IRC”), then the executive will either receive all such payments and benefits and pay the excise tax, or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the executive. Under our LTI program, unvested equity awards will vest on an accelerated basis if, within two years following a change in control, an NEO’s employment is terminated in circumstances that would entitle them to severance under the Change in Control Severance Plan. For PSUs, performance is determined at the greater of actual or target levels.
A change in control will generally be triggered under the Change in Control Severance Plan or the LTI program upon one of the following events:
•	The acquisition by any individual, entity or group of 20% or more of our outstanding securities or 20% or more of the combined voting power of our outstanding securities
•	A change in the composition of a majority of our Board that is not supported by at least two-thirds of the incumbent board of directors
•	The consummation of certain major corporate transactions, such as a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of our assets
•	Approval by our shareholders of our complete liquidation or dissolution
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Other compensation elements
Retirement and deferred compensation benefits
Our NEOs and former NEOs included in the “Pay versus performance” table on pages 79-82 participate in retirement and deferred compensation benefit plans that help us to attract and retain talent.
Below are brief descriptions of these plans. See the “Pension Benefits” and the “Nonqualified Deferred Compensation” tables on page 74 for more details. Except for the Savings Plan, each of the U.S. plans is nonqualified and unfunded. Mr. Miñarro Viseras, who resides in Spain, is eligible to participate in the local employee benefits plans, including a defined benefit plan and a defined contribution plan.
Plan	Description
Otis Retirement Savings Plan (“Savings Plan”)
The Savings Plan is a tax-qualified defined contribution plan where salaried employees receive an age-based company contribution (ranging from 3% to 5.5% of eligible compensation) to their Savings Plan account. Prior to January 1, 2023, salaried employees hired before January 1, 2010, who previously participated in UTC’s pension plans, instead received an enhanced age-based company contribution (ranging from 3% to 8% of eligible compensation), which was an amount equivalent to the cash balance benefits previously provided under UTC’s pension plans. Eligible participants also receive a matching contribution equal to 60% of the first 6% of eligible compensation they contribute after completion of one year of service.

Otis Savings Restoration Plan (“SRP”)
The SRP permits eligible employees to defer up to 6% of their eligible compensation, to the extent such compensation exceeds the IRC compensation limit applicable to the Savings Plan, and to receive employer matching contributions at the same rate (up to 60% of the first 6% of eligible compensation) that would have been provided in the Savings Plan if not for the IRC’s compensation limit. Upon termination of employment, SRP vested balances are distributed based on the participant’s prior election in a lump sum or in annual installments over periods ranging from two to 15 years. However, if a participant terminates prior to age 50, a lump sum will be distributed. The investment options in the SRP are similar to those offered in the Savings Plan.

Otis Company Automatic Contribution Excess Plan (“CACEP”)
Under the CACEP, eligible employees receive an age-based company automatic contribution for amounts above the IRC limits applicable to the Savings Plan. These age-based contributions range from 3% to 5.5% of eligible compensation. Prior to January 1, 2023, employees hired before January 1, 2010, who previously participated in UTC’s pension plans, instead received an enhanced company automatic contribution ranging from 3% to 8%. The CACEP also provides missed-matching contributions for employees whose matching contributions to the Savings Plan are limited by the IRC’s contribution limit. In addition, employees who elect to defer eligible compensation to the DCP receive an additional contribution to the CACEP to the extent the deferrals result in a reduction to company automatic contributions to the CACEP. Upon termination of employment, CACEP vested balances are distributed based on the participant’s prior election in a lump sum or in annual installments over periods ranging from two to 15 years. However, if a participant terminates prior to age 50, a lump sum will be distributed. The investment options in the CACEP are similar to those offered in the Savings Plan.

Otis Deferred Compensation Plan (“DCP”)
The DCP allows eligible participants to defer up to 50% of their base salary and/or up to 70% of their STI. The compensation deferred is matched to the extent the DCP deferrals result in a reduction to contributions that would otherwise have been matched under the Savings Plan and/or the SRP, as applicable. Participants may elect a retirement date or a distribution date that must be at least five years following the initial deferral year. Upon termination of employment or the elected distribution date, as applicable, DCP balances are distributed based on the participant’s prior election(s) in a lump sum or in annual installments over periods ranging from two to 15 years. However, if a participant terminates prior to age 50, the participant’s account not already in pay status will be distributed in a lump sum. The investment options in the DCP are similar to those offered in the Savings Plan.

Otis LTIP Performance Share Unit (“PSU”) Deferral Plan
The LTIP PSU Deferral Plan allows eligible participants to defer between 10% and 100% of their vested PSU awards granted under the LTI program. Upon vesting, the deferred portion of each PSU award is converted into DSUs that accrue dividend equivalents. There are no matching contributions or other employer contributions to this plan. Participants may elect a retirement date or a distribution date that must be at least five years from the vesting date of the applicable PSUs. Upon termination of employment or the elected distribution date, as applicable, PSUs are distributed in Otis shares (with fractional shares paid in cash) based on the participant’s prior election(s) in the form of a lump sum or in annual installments over periods ranging from two to 15 years, but if a participant terminates prior to age 50, the deferred share accounts not already in pay status will be distributed in a lump sum.

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Plan	Description
Otis Pension Preservation Plan (“PPP”)
None of our current NEOs participates in the PPP. The PPP is a frozen defined benefit pension plan that covers salaried employees hired prior to January 1, 2010. The PPP was created at the Separation when we assumed all payment liabilities under UTC’s Pension Preservation Plan (“UTC PPP”) with respect to current and former Otis employees’ final average earnings (“FAE”) based formula benefits that accrued after December 31, 2003, and their cash balance benefits. Accruals earned prior to January 1, 2004, under the UTC PPP and the tax-qualified portion of the benefits were retained by UTC. The UTC PPP provided supplemental benefits that cannot be paid under the UTC’s pension plan due to IRC limits. The UTC PPP formula was originally an FAE formula recognizing final five-year average salary and service. It was changed to a prospective cash balance formula (providing annual pay credits of 3% to 8% of pay based on service) for all participants by January 1, 2015 (earlier for participants hired prior to July 1, 2002, or who elected to participate under a prior pension choice program). Effective December 31, 2019, the UTC PPP was frozen, other than with respect to interest credits on cash balance accounts. The normal retirement age is 65, but the FAE formula also provides for full retirement benefits at age 62 if a participant retires with at least 10 years of service. Early retirement benefits also are available under the FAE formula beginning at age 55 with at least 10 years of continuous service, reduced by 0.2% for each month by which retirement precedes age 62. The value of the cash balance benefit is not impacted by the age of the participant at termination. The cash balance benefits will automatically be paid on the first business day of the month following a participant’s termination of employment, regardless of the participant’s age. The FAE benefits will be paid on the first business day of the month following the later of the participant's termination or age 55. FAE benefits may be paid as a monthly single life annuity or an actuarially equivalent survivor benefit annuity, a single lump sum, or a series of two to 10 annual installment payments. Cash balance benefits may be paid in a lump sum, monthly annuity payments or a series of two to 10 annual installment payments.

Otis Retirement Plan for Third Country National Employees (“TCN Plan”)
None of our current NEOs participates in the TCN Plan. The TCN Plan is a defined benefit pension plan that covers internationally mobile employees hired prior to January 1, 2008. The TCN Plan was created at the Separation when Otis assumed all payment obligations under UTC’s Third Country National Employees Plan (“UTC TCN Plan”) with respect to current and former Otis employees. The UTC TCN Plan formula mirrored UTC’s retirement plan formula and was originally an FAE formula recognizing final five-year average salary and service. This was changed on January 1, 2015, to a prospective cash balance formula (providing annual pay credits of 3% to 8% of pay based on service) for all participants. The FAE formula was frozen on December 31, 2014, but active participants continue to accrue benefits under the cash balance formula. Under the TCN Plan, participants who terminate their employment with less than five years of continuous service forfeit all their rights to benefits. The normal retirement age is 65. Early retirement benefits also are available under the plan for active participants and for participants who terminate employment after attaining age 55 and 10 years of continuous service. These benefits are reduced by 0.2% for each month the early retirement date precedes age 62 (which is based on the sum of the credited service to date of retirement/termination or December 31, 2014, if earlier for the FAE benefits, and as of the benefit commencement date for the cash balance benefits). The normal form of payment is a life annuity, but participants can elect instead a contingent annuity option or a life annuity with a guaranteed number of monthly payments option.

Spanish Defined Benefit – Policy 7179
Mr. Miñarro Viseras is the only NEO participating in this program. Policy 7179 is a voluntary defined benefit insurance program which provides eligible employees with a lump sum or annuity benefit payment at retirement. Under the executive component of the program, he is eligible to receive two times the standard pension benefit. The standard pension benefit is equal to 41% of his annual base salary actuarially valued at retirement age, which is age 67 under current Spanish laws (which percentage rate is based on age at the start of participation). Participants must contribute on an after-tax basis via payroll one-third of the premiums, with Otis paying the remaining two-thirds. The full pension benefit is paid when Mr. Miñarro Viseras elects to retire with the Social Security Administration following termination of his employment with Otis. If prior to electing to retire, Mr. Miñarro Viseras incurs a disability, or terminates employment with Otis and is subsequently employed by another employer, Mr. Miñarro Viseras will only be entitled to the pension benefit funded through his employee contributions upon electing retirement, and the portion of the pension benefit funded through Otis contributions will be forfeited. He will forfeit his entire pension benefit if he dies before he elects retirement. The form of benefit (lump sum or annuity) is elected at the time of the distribution event.

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Plan	Description
Spanish Defined Contribution – Policy 54742
Mr. Miñarro Viseras is the only NEO participating in this program. Policy 54742 is a defined contribution insurance program which provides for a lump-sum payment at retirement. Under this program, the company will make annual company contributions for him equal to 7% of his total annual base salary for salary up to €72,973.18 and 23% of his salary that exceeds this amount, which cap is adjusted annually based on the November Consumer Price Index of the preceding year. There is no employee contribution under this program. Mr. Miñarro Viseras will become fully vested in his full benefits starting on the first of the month following the month he reaches age 67, provided he remains employed by Otis until that time. If Mr. Miñarro Viseras does not elect to retire with the Social Security Administration within two months of reaching age 67, or does so earlier based on amended retirement eligibility under Spanish laws, Otis will need to consent to his continued eligibility under this plan. If Mr. Miñarro Viseras elects to retire prior to age 67 under applicable laws with consent of Otis, he will be entitled to receive a benefit based on actual retirement age and not retirement age 67. Upon an involuntary termination other than fair dismissal before age 67, Mr. Miñarro Viseras will be entitled to receive the accrued balance. Mr. Miñarro Viseras will forfeit his benefits upon a voluntary termination or fair dismissal.

Perquisites and other benefits
We provide our ELG members with the perquisites and other benefits described below. The Compensation Committee believes that these benefits are appropriate given their contribution to recruitment and retention.
Perquisite/Benefits	Description
ELG Long-Term Disability	The ELG long-term disability program provides an annual benefit upon disability that is equal to 80% of base salary plus target STI for NEOs based in the United States.
Executive Physical	ELG members are eligible for a comprehensive annual executive physical. Non-U.S.-based ELG members receive a comparable health exam based on local practice.
Executive Leased Vehicle
ELG members receive an annual allowance toward the cost of a leased vehicle (starting July 1, 2023, electric vehicles only), including fuel expenses for the grandfathered vehicles or reimbursement for the purchase and installation of an electric charger for electric vehicles, registration fees, insurance and maintenance. Non-U.S.-based ELG members receive a comparable benefit based on local practice. Lease payments above the annual allowance are paid directly by the executive.

Financial Planning	ELG members are eligible to receive an annual financial planning benefit.
Our expatriates and foreign executives on local contracts also receive certain perquisites in accordance with their respective local contracts and international assignment packages, for which contracts are customary in those countries. Those benefits may include housing allowance, relocation, educational allowance for their children, tax equalization to their home country and home-leave travel. Messrs. Maheshwari and Zheng continued to receive some of these benefits in 2023 based on their prior international assignments and relocation packages. See the “All Other Compensation” table on page 68 for more details on these perquisites and benefits. Otis does not own a corporate jet. However, we lease aircraft by the hour from time to time to support business travel. Ms. Marks is permitted to periodically use the leased aircraft to travel between her home and our headquarters, which we treat as business travel consistent with our remote work practice for corporate colleagues. In addition, Ms. Marks is permitted to have limited personal use of the leased aircraft. Any personal use of the leased aircraft by Ms. Marks will be reported in the Summary Compensation Table.
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Report of the Compensation Committee
The Compensation Committee establishes and oversees the design and function of Otis’ executive compensation program. We have reviewed and discussed the foregoing compensation discussion and analysis with the management of Otis and have recommended to the Board that the compensation discussion and analysis be included in the Proxy Statement for the Annual Meeting.

COMPENSATION COMMITTEE
Shailesh G. Jejurikar, Chair	Shelley Stewart, Jr.(1)
Thomas A. Bartlett(1)	John H. Walker
Nelda J. Connors
(1)	Messrs. Bartlett and Stewart joined the Committee on October 27, 2023, and December 6, 2023, respectively.
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Compensation Tables
Summary Compensation Table
The Summary Compensation Table below quantifies the value of the compensation earned by or awarded to our NEOs for fiscal years 2023, 2022 and 2021. The primary elements of each NEO’s total compensation reported in the table are base salary, an annual short-term incentive award and long-term equity incentives. The NEOs also received the other benefits listed below, as further described in footnotes (7) and (8) to the table.
The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards” table and the accompanying description of the material terms provide information regarding the long-term equity incentives awarded to the NEOs in fiscal 2023. The “Outstanding Equity Awards at Fiscal Year-End” table provides further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.
Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Judy Marks(1) Chair, Chief Executive Officer and President
2023	1,368,750	–	8,847,967	2,824,633	2,450,000	–	432,844	15,924,194
2022	1,300,000	–	7,590,894	2,446,241	2,613,600	–	527,140	14,477,875
2021	1,225,000	–	6,458,191	2,093,575	3,553,500	–	440,040	13,770,306
Anurag Maheshwari(1) Executive Vice President & Chief Financial Officer
2023	748,250	–	2,091,416	667,659	840,000	–	395,487	4,742,812
2022	545,032	152,027	1,420,568	466,913	664,000	–	383,067	3,631,607
Perry Zheng(1) Executive Vice President & Chief Product, Delivery and Customer Officer
2023	671,667	–	1,447,259	461,380	574,000	–	2,020,908	5,175,214
2022	635,000	–	1,024,830	330,255	493,000	–	1,423,362	3,906,447
2021	618,750	–	987,771	320,195	750,000	–	1,477,313	4,154,029
Tracy Embree(1) President, Americas
2023	175,000	470,000	5,274,735	610,273	137,000	–	18,082	6,685,090
Enrique Miñarro Viseras(1) President, EMEA
2023	172,983	365,236	4,361,694	610,273	147,723	3,559	39,808	5,701,276
(1)
For each of the NEOs, information is included for the years they have been or were an NEO. A portion of the compensation paid to Mr. Zheng during his time working in China was converted using the applicable exchange rate on the payment date ranging from Chinese Yuan (CNY) to U.S. dollar (USD) conversion rate of 0.13732 to 0.14919. For Mr. Miñarro Viseras, the amounts shown in the “Salary,” “Bonus” and “Non-Equity Incentive Plan” columns used the December 31, 2023, Euro (EUR) to USD conversion rate of 1.10364.

(2)
Salary. These amounts represent salary earned, including any amounts the NEO elected to defer. For more information, see “Base salary” section on page 50 and “Retirement and deferred compensation benefits” section on pages 63-65.

(3)
Bonus. These amounts represent the retention bonus paid in 2022 that we agreed to pay Mr. Maheshwari when he joined Otis in 2020 and the cash sign-on bonuses we agreed to pay Ms. Embree and Mr. Miñarro Viseras to compensate them for the awards they forfeited from their former employers upon joining Otis.

(4)
Stock Awards. These amounts represent grant date fair value of the PSU and RSU awards computed in accordance with FASB ASC Topic 718 but excluding the effect of estimated forfeitures. The assumptions made in calculating the fair value of the PSU and RSU awards are set forth in Note 12: Employee Benefit Plans to the Consolidated Statements to our 2023 Form 10-K. The grant date fair values shown for PSU awards assume target-level performance. The amounts reported in this column differ from the LTI target award amounts reported under “LTI Grants” on page 54 because of the methodology used to value these awards under FASB ASC Topic 718, and because in determining the number of shares granted, we divided the target value of the award by our average stock price over the prior month. If the highest level of performance for 2023 PSU awards is achieved (200%), the grant date fair values for PSUs would be: Ms. Marks, $12,045,891; Mr. Maheshwari, $2,847,259; Mr. Zheng, $1,971,561; Ms. Embree, $2,493,329; and Mr. Miñarro Viseras $2,493,329.

(5)
Option Awards. These amounts represent grant date fair value of SARs, calculated in accordance with the FASB ASC Topic 718, but excluding the effect of estimated forfeitures. The assumptions made in the valuation of these awards are set forth in Note 12: Employee Benefit Plans to the Consolidated Statements to our 2023 Form 10-K.

(6)
Non-Equity Incentive Plan. These amounts reflect annual STI compensation under our STI program, which amounts are based on measured performance against preestablished goals. The estimated threshold, target and maximum amounts for the annual STI compensation for 2023 are reflected in the “Grants of Plan-Based Awards” table on pages 69-70.

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(7)
Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown in this column reflect the change (if any) in the year-over-year actuarial present value of the applicable NEO’s accrued benefit under the applicable company defined benefit plan and above-market earnings (if any) under the company’s deferred compensation plans. Mr. Miñarro Viseras is the only NEO participating in a defined benefit plan (the Spanish Defined Benefit – Policy 7179). For 2023, there was an increase of $3,559 in the actuarial present value of his accrued benefits under the Spanish Defined Benefit – Policy 7179. His pension benefit was not impacted by an increase in the year-end 2023 discount rate. There were no above-market earnings under the Otis nonqualified deferred compensation plans.

(8)	All Other Compensation. The 2023 amounts in this column consist of the following items, as discussed in the “All Other Compensation” table below.
All Other Compensation
Name	Vehicle Payments ($)(a)	Company Contributions to Deferred Compensation Plans ($)(b)	Relocation Benefits ($)(c)	Financial Planning Benefits ($)	Health Benefits ($)(d)	International Assignment Benefits ($)(e)	Miscellaneous ($)(f)	Total ($)
J. Marks	26,167	362,394	–	16,000	13,983	–	14,300	432,844
A. Maheshwari	31,065	112,141	230,660	–	21,621	–	–	395,487
P. Zheng	27,926	87,835	46,754	16,000	16,621	1,825,736	36	2,020,908
T. Embree	–	9,625	–	4,033	4,224	–	200	18,082
E. Miñarro Viseras	1,558	36,440	–	–	1,810	–	–	39,808
(a)
These amounts represent annual costs incurred in connection with providing a leased vehicle, including fuel expenses, registration fees, insurance and maintenance. For Mr. Miñarro Viseras, the company paid a monthly lease cost, fuel expenses, maintenance and vehicle rental expenses while he was waiting to receive a leased vehicle.

(b)
These amounts represent company matching and automatic age-based contributions to the Savings Plan, company contributions to the SRP, DCP, CACEP and company contributions to the Spanish Defined Benefit – Policy 7179 and Spanish Defined Contribution – Policy 54742, as applicable. For more information, please see “Retirement and deferred compensation benefits” section on pages 63-65.

(c)
These amounts represent relocation benefits paid to Messrs. Maheshwari and Zheng, including associated tax gross-up amounts. The amounts shown for Mr. Maheshwari include $32,369 for temporary lodging, $56,339 for household goods shipment and storage, $18,965 for family transportation, $20,062 for family visa fees and $102,925 in associated tax gross up amounts. The amounts for Mr. Zheng include $29,767 for household goods shipment and storage and $16,987 for family transportation.

(d)
These amounts represent costs incurred associated with company-covered healthcare benefits and the cost of an executive physical for Mr. Maheshwari of $4,725. Our U.S.-based NEOs are eligible for ELG long-term disability benefits as described on page 65. However, because no cost is incurred unless the NEO becomes disabled, no amount is reflected in this column.

(e)
These amounts represent certain compensation elements provided in accordance with an international assignment for Mr. Zheng, who was based in China through March 2023. The amount shown for Mr. Zheng consists of $71,499 for housing and utilities; $2,082 for driver allowances; $700 for tax preparation; $1,692,216 for a net tax settlement payment on the difference between taxes paid in China and what would have been payable in the United States; and $59,239 for a U.S. Social Security tax gross-up.

(f)
These amounts represent matching contributions for donations made by Mses. Marks and Embree to eligible nonprofit organizations under our matching gift program, and a payment to Mr. Zheng due under the Employee Matters Agreement as a result of the rounding down of shares upon the conversion of UTC LTI awards into Otis LTI awards.

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Grants of Plan-Based Awards
Name	Grant Date(1)	Approval Date(1)	Estimated Future Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units #(4)	All Other Option Awards: Number of Securities Underlying Options(#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Marks
SARs	2/7/2023	2/7/2023	–	–	–	–	–	–	–	115,353	83.63	2,824,633
RSUs	2/7/2023	2/7/2023	–	–	–	–	–	–	33,780	–	–	2,825,021
PSUs	2/7/2023	2/7/2023	–	–	–	10,810	67,560	135,120	–	–	–	6,022,946
STI			148,500	2,200,000	4,400,000
A. Maheshwari
SARs	2/7/2023	2/7/2023	–	–	–	–	–	–	–	27,266	83.63	667,659
RSUs	2/7/2023	2/7/2023	–	–	–	–	–	–	7,985	–	–	667,786
PSUs	2/7/2023	2/7/2023	–	–	–	2,555	15,969	31,938	–	–	–	1,423,630
STI			51,030	756,000	1,512,000
P. Zheng
SARs	3/1/2023	2/20/2023	–	–	–	–	–	–	–	2,942	85.23	76,202
RSUs	3/1/2023	2/20/2023	–	–	–	–	–	–	894	–	–	76,196
PSUs	3/1/2023	2/20/2023	–	–	–	286	1,788	3,576	–	–	–	164,445
SARs	2/7/2023	2/7/2023	–	–	–	–	–	–	–	15,730	83.63	385,178
RSUs	2/7/2023	2/7/2023	–	–	–	–	–	–	4,607	–	–	385,283
PSUs	2/7/2023	2/7/2023	–	–	–	1,474	9,213	18,426	–	–	–	821,335
STI			36,558	541,600	1,083,200
T. Embree
SARs	11/1/2023	9/13/2023	–	–	–	–	–	–	–	25,376	76.81	610,273
RSUs	11/1/2023	9/13/2023	–	–	–	–	–	–	7,946	–	–	610,332
PSUs	11/1/2023	9/13/2023	–	–	–	2,543	15,892	31,784	–	–	–	1,246,665
RSUs	11/1/2023(8)	9/13/2023	–	–	–	–	–	–	44,496	–	–	3,417,738
STI			10,719	158,795	317,590
E. Miñarro Viseras
SARs	11/1/2023	9/13/2023	–	–	–	–	–	–	–	25,376	76.81	610,273
RSUs	11/1/2023	9/13/2023	–	–	–	–	–	–	7,946	–	–	610,332
PSUs	11/1/2023	9/13/2023	–	–	–	2,543	15,892	31,784	–	–	–	1,246,665
RSUs	11/1/2023(8)	9/13/2023	–	–	–	–	–	–	32,609	–	–	2,504,697
STI			10,595	156,965	313,930
(1)
Mr. Zheng’s March 1, 2023, grants, which he received in connection with his new role, were approved by the Compensation Committee on February 20, 2023, and Ms. Embree’s and Mr. Miñarro Viseras’ November 1, 2023, grants were approved by the Compensation Committee on September 13, 2023.

(2)
Non-Equity Incentive Plan Awards. The amounts reported in these columns represent the range of payouts under our 2023 STI program. An executive must be employed on the payment date to be eligible to receive these amounts, except under certain circumstances, as explained in more detail in the “Potential Payments Upon Termination or Change in Control” table on pages 75-77. For purposes of this table, amounts are considered earned in fiscal year 2023, although not paid until early 2024 and subject to continued employment through the payment date. Actual awards received for 2023 are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan” column. Payouts range from 6.75% (threshold performance for the lowest weighted performance goal and assuming a 10% downward ESG adjustment) to 200% (maximum performance for all performance goals). For further information, see “STI Compensation” section on pages 50-53.

(3)
Equity Incentive Plan Awards. The number of PSUs granted was determined by dividing the applicable target value by the average closing price of our common stock over the prior month ($81.41 for awards granted on February 7, 2023, $83.91 for the award granted to Mr. Zheng on March 1, 2023, and $78.66 for awards granted to Ms. Embree and Mr. Miñarro Viseras on November 1, 2023). Each PSU corresponds to one share of our common stock. Prior to vesting, PSUs accumulate dividend equivalents, which are reinvested as additional PSUs subject to the same vesting schedule. Vested PSUs are settled in shares at the end of the performance period following determination of the performance achievement levels by the Compensation Committee, except in the event of death, disability, retirement eligibility, a qualifying termination within two years following a change-in-control and certain involuntary terminations. The performance period for the 2023 PSUs runs from January 1, 2023, to December 31, 2025. The performance goals are three-year cumulative adjusted EPS and annual organic sales growth (weighted at 60% and 40%, respectively), adjusted upward or downward by up to 20% based on our relative TSR performance. Payout ranges from 16% (threshold performance for the lowest weighted performance goal and assuming a 20% downward TSR adjustment) to 200% (200% is the maximum performance for both performance goals including the TSR adjustment), plus any accrued dividend equivalents. For further information, see “LTI compensation” section on pages 54-58.

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(4)
Number of Shares – All Other Stock Awards. The number of RSUs granted was determined by dividing the applicable target value by the average closing price of our common stock over the prior month ($81.41 for awards granted on February 7, 2023, $83.91 for awards granted to Mr. Zheng on March 1, 2023, and $78.66 for awards granted to Ms. Embree and Mr. Miñarro Viseras on November 1, 2023). The 2023 RSU awards vest ratably on each anniversary of the grant date over a three-year period, subject to continued employment, except in the case of death, disability, retirement eligibility, a qualifying termination within two years following a change-in-control and certain involuntary terminations. Unvested RSUs earn dividend equivalents that are reinvested as additional RSUs that vest on the same date as the underlying RSUs.

(5)
Number of Shares – All Option/SAR Awards. SARs vest ratably on each anniversary of the grant date over a three-year period, subject to continued employment, except in the case of death, disability, retirement eligibility, a qualifying termination within two years following a change-in-control and certain involuntary terminations. The number of SARs granted was determined by dividing the total target value of the award by the estimated value of each SAR determined using a binominal lattice valuation model.

(6)
Exercise Price – All Option/SAR Awards. The per share exercise price was the closing price of our common stock on the date of grant ($83.63 for awards granted on February 7, 2023, $85.23 for the award granted to Mr. Zheng on March 1, 2023, and $76.81 for awards granted to Ms. Embree and Mr. Miñarro Viseras on November 1, 2023).

(7)
Grant Date Fair Value – Stock and Option/SAR Awards. The grant date fair value of the 2023 SAR, RSU and PSU awards was calculated in accordance with FASB ASC Topic 718 but excluding the effect of estimated forfeitures, as described in more detail in footnotes (4) and (5) of the Summary Compensation Table.

(8)
Ms. Embree and Mr. Miñarro Viseras also received sign-on RSU grants upon their hire to account for the equity awards they forfeited from their former employers upon joining Otis. These new hire RSU awards vest in two equal installments on the first and second anniversaries of the grant date, subject to continued employment, except in the case of death, disability, a qualifying termination within two years following a change-in-control and certain involuntary terminations. These awards do not provide for retirement eligibility treatment or for vesting acceleration upon an involuntary termination other than upon a qualifying termination following a change-in-control, as described above.

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Outstanding Equity Awards at Fiscal Year-End
	Option Awards				RSU and PSU Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
J. Marks
2/7/2023(7)							68,612	6,138,716
2/7/2023(8)					34,306	3,069,358
2/7/2023(9)	–	115,353	83.63	2/6/2033
2/3/2022(7)							61,231	5,478,338
2/3/2022(8)					20,413	1,826,351
2/3/2022(9)	40,122	80,244	81.85	2/2/2032
2/5/2021(7)(10)							136,278	12,192,793
2/5/2021(8)(11)					11,363	1,016,648
2/5/2021(9)(12)	96,176	48,088	63.93	2/4/2031
2/4/2020	171,958	–	80.97	2/3/2030
2/5/2019	191,799	–	63.92	2/4/2029
1/2/2018	101,096	–	67.83	1/1/2028
11/1/2017(13)					35,054	3,136,281
A. Maheshwari
2/7/2023(7)							16,217	1,450,935
2/7/2023(8)					8,109	725,512
2/7/2023(9)	–	27,266	83.63	2/6/2033
10/3/2022(7)							11,099	993,028
10/3/2022(8)					3,702	331,218
10/3/2022(9)	6,568	13,138	65.44	10/2/2032
2/3/2022(7)							2,756	246,579
2/3/2022(8)					922	82,491
2/3/2022(9)	1,805	3,612	81.85	2/2/2032
2/5/2021(7)(10)							6,812	609,470
2/5/2021(8)(11)					573	51,266
2/5/2021(9)(12)	4,809	2,405	63.93	2/4/2031
5/11/2020(14)	22,300	–	51.81	5/10/2030
5/11/2020(15)	42,000	–	51.81	5/10/2030
P. Zheng
3/1/2023(7)							1,815	162,388
3/1/2023(8)					907	81,149
3/1/2023(9)	–	2,942	85.23	2/28/2033
2/7/2023(7)							9,356	837,081
2/7/2023(8)					4,678	418,541
2/7/2023(9)	–	15,730	83.63	2/6/2033
2/3/2022(7)							8,266	739,559
2/3/2022(8)					2,642	236,380
2/3/2022(9)	5,416	10,834	81.85	2/2/2032
2/5/2021(7)(10)							20,842	1,864,734
2/5/2021(8)(11)					1,589	142,168
2/5/2021(9)(12)	14,709	7,355	63.93	2/4/2031
2/4/2020	43,461	–	80.97	2/3/2030
2/5/2019	51,965	–	63.92	2/4/2029
1/2/2018	23,620	–	67.83	1/1/2028
1/27/2017(13)					19,338	1,730,171
1/3/2017	4,469	–	58.66	1/2/2027
1/4/2016	7,874	–	50.58	1/3/2026
1/2/2015	4,724	–	60.88	1/1/2025
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	Option Awards				RSU and PSU Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
T. Embree
11/1/2023(7)							15,953	1,427,315
11/1/2023(8)					7,976	713,613
11/1/2023(9)	–	25,376	76.81	10/31/2033
11/1/2023(16)					44,668	3,996,446
E. Miñarro Viseras
11/1/2023(7)							15,953	1,427,315
11/1/2023(8)					7,976	713,613
11/1/2023(9)	–	25,376	76.81	10/31/2033
11/1/2023(16)					32,735	2,928,800
(1)
In addition to these Otis outstanding awards, Mr. Zheng holds vested Raytheon Technologies Corporation (“RTX”) and Carrier Global Corporation (“Carrier”) SARs. These awards were received at the Separation upon conversion of Mr. Zheng’s vested UTC SARs. See Note 13: Employee Benefit Plans to the Consolidated Statements to our 2020 Form 10-K for further detail on the conversion. The table below lists the non-Otis awards held by Mr. Zheng as of December 31, 2023.

	RTX SARs		Carrier SARs
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date RTX SARs & Carrier SARs
P. Zheng
1/3/2017	8,938	82.35	8,938	18.53	1/2/2027
1/4/2016	15,748	71.01	15,748	15.98	1/3/2026
1/2/2015	9,449	85.47	9,449	19.24	1/1/2025
(2)
The exercise price of each SAR was the closing price of the underlying common stock on the grant date. Each SAR granted prior to April 3, 2020, was granted by UTC. Unvested UTC SARs at Separation were converted into “concentrated” unvested Otis SARs and subject to the same terms that applied to the original UTC SAR awards. For vested UTC SARs, both the number of outstanding SARs and the exercise price of each award were adjusted at Separation to reflect the post-Separation stock prices of the three companies. For more information on how the exercise prices of these prior grants were adjusted, see Note 13: Employee Benefit Plans to the Consolidated Statements to our 2020 Form 10-K.

(3)
All RSUs earn dividend equivalents, which are reinvested as additional RSUs each time we pay a dividend. The reinvested RSUs vest on the same date as the underlying RSUs and are included in this number. All RSUs granted prior to April 3, 2020, were originally granted by UTC.

(4)	This was calculated by multiplying the number of unvested RSUs by $89.47, the closing price of our common stock on the last trading day of 2023.
(5)
The number of shares shown for the 2022 and 2023 PSU awards assumes target performance, and the number of shares for the 2021 PSU awards assumes maximum performance level, based on vesting estimates as of December 31, 2023. PSUs earn dividend equivalents, which are reinvested as additional PSUs each time we pay a dividend. The reinvested PSUs vest on the same date as the underlying PSUs. The number of shares shown for the 2021 PSU awards is based on maximum performance. For more information on the 2021 PSUs, which vested on February 6, 2024, please see page 57.

(6)	This was calculated by multiplying the number of unvested PSUs on December 31, 2023, by $89.47, the closing price of our common stock on the last trading day of 2023.
(7)
The 2023, 2022 and 2021 PSUs are subject to vesting contingent on our performance over the applicable three-year performance period. This is based on our three-year cumulative adjusted EPS growth and average organic sales growth (weighted at 60% and 40%, respectively), adjusted upward or downward by up to 20% for relative TSR performance, as determined by the Compensation Committee, except in the case of death, disability, a qualifying termination within two years following a change-in-control, retirement and certain involuntary terminations.

(8)
These RSUs vest ratably on the first three anniversaries of the grant date, subject to the executive’s continued employment, except in the case of death, disability, a qualifying termination within two years following a change-in-control, retirement and certain involuntary terminations.

(9)
These SARs vest ratably each year on the first three anniversaries of the grant date, subject to the executive’s continued employment, except in the case of death, disability, a qualifying termination within two years following a change-in-control, retirement and certain involuntary terminations.

(10)	These PSUs vested on February 6, 2024.
(11)	These RSUs vested on February 5, 2024.
(12)	These SARs vested on February 5, 2024.
(13)
These RSUs were received in respect of UTC RSUs granted upon appointment to UTC’s ELG. These awards vest upon a qualifying termination, defined as a “mutually agreeable separation” following three years of ELG service, a qualifying termination within two years following a change-in-control or retirement on or after age 62, each subject to vesting acceleration upon death or disability.

(14)	These SAR awards vested on May 11, 2023.
(15)	These SAR awards vested on May 11, 2023.
(16)
These RSUs are scheduled to vest in two equal installments on the first and second anniversaries of the grant date, subject to continued employment, except in the case of death, disability, a qualifying termination within two years following a change-in-control and certain involuntary terminations. These awards do not provide for retirement eligibility treatment or for vesting acceleration upon an involuntary termination other than upon a qualifying termination following a change-in-control, as described above.

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Executive compensation
Option Exercises and Stock Vested
	Option Awards(1)		Stock Awards(3)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Marks	–	–	115,141	9,557,571
A. Maheshwari	–	–	27,432	2,278,763
P. Zheng	6,206	150,654	31,521	2,604,132
(1)
Vested UTC SARs were converted into vested Otis, Carrier and RTX awards in connection with the Separation. During 2023, Mr. Zheng exercised a portion of his RTX and/or Carrier SARs, as applicable, and received $1,001,011. This amount is not included in the table. For more information on the conversion, see Note 13: Employee Benefit Plans to the Consolidated Statements to our 2020 Form 10-K.

(2)
The value realized was calculated by multiplying the number of shares acquired upon exercise of the Otis SARs by the difference between the price of our common stock at the time of exercise and the exercise price.

(3)
These represent RSUs that vested in 2023, including the Founders Grants, and shares withheld to satisfy FICA taxes that were due on Mr. Zheng’s unvested RSU awards because he is retirement eligible. The value realized on vesting is calculated by multiplying the number of vested Otis RSUs by the market price of our common stock on the vesting date.

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Executive compensation
Pension Benefits
Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
E. Miñarro Viseras
Spanish Defined Benefit – Policy 7179	0.25	3,559	–
(1)
The amount shown is the actuarial present value of the benefits accumulated through December 31, 2023. The present value for Mr. Miñarro Viseras under the Spanish Defined Benefit – Policy 7179 was computed using a present value factor of 0.0062 based on a discount factor for 20.75 years and a present value basis of 3.20% FASB ASC 715 discount rate as of year-end, taking into account that Mr. Miñarro Viseras only completed 0.25 of his expected 21 years of service for his expected normal retirement age of 67 under current Spanish laws. For purposes of the value above, the benefit shown assumes payment in the form of a lump sum at age 67 and reflects both employee and employer-funded portions. For more information on the Spanish Defined Benefit – Policy 7179, see “Retirement and deferred compensation benefits” on pages 63-65.

Nonqualified Deferred Compensation
Plan(1)	Executive Contributions in Last Fiscal Year ($)(2)	Registrant Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(5)
J. Marks
SRP	179,937	107,962	185,687	–	1,316,708
CACEP	–	200,879	25,248	–	955,964
DCP	653,400	23,522	166,999	–	3,485,219
A. Maheshwari
SRP	37,645	22,587	3,728	–	63,960
CACEP	–	61,390	1,103	–	62,493
P. Zheng
SRP	50,080	30,048	117,734	–	679,781
CACEP	–	45,907	10,976	–	398,707
(1)
Ms. Embree does not currently have any account balances in the deferred compensation arrangements, and Mr. Miñarro Viseras is not eligible to participate in any of the deferred compensation arrangements. For more information on the SRP, CACEP and the DCP, see “Retirement and deferred compensation benefits” on pages 63-65.

(2)	Amounts shown are included in the “Salary” and “Non-Equity Incentive Plan” columns, as applicable, of the Summary Compensation Table.
(3)	Amounts shown are included in the “All Other Compensation” column of the Summary Compensation Table.
(4)
Amounts shown reflect hypothetical investment returns to accounts based in fixed income, bond, target date and equity indices selected by the NEO. These returns do not constitute above-market earnings.

(5)
Amounts shown reflect the sum of contributions (both by the NEO and Otis) and credited earnings on those deferrals, less withdrawals. There were no withdrawals in 2023. Of these totals, the following amounts have been included in the Summary Compensation Table in prior years: Ms. Marks ($1,480,410) and Mr. Zheng ($344,973).

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Executive compensation
Potential Payments Upon Termination or Change in Control
Payment Type	J. Marks ($)	A. Maheshwari ($)	P. Zheng ($)	T. Embree ($)	E. Miñarro Viseras ($)
Involuntary Termination for Cause
Severance Cash Payment	–	–	–	–	–
STI Payment(1)	–	–	–	–	–
Pension Benefit(2)	–	–	–	–	–
Option / SAR Value(3)	–	–	–	–	–
Stock Awards Value(3)	–	–	–	–	–
Sub-Total	–	–	–	–	–
Less: Vested Pension(4)	–	–	–	–	–
Total	–	–	–	–	–
Payment Type	J. Marks ($)	A. Maheshwari ($)	P. Zheng ($)	T. Embree ($)	E. Miñarro Viseras ($)
Voluntary Termination / Resignation
Severance Cash Payment	–	–	–	–	–
STI Payment(1)	–	–	–	–	–
Pension Benefit(2)	–	–	–	–	–
Option / SAR Value(4,5,6)	–	–	270,402	–	–
Stock Awards Value(4,5,6,7)	–	–	2,982,841	–	–
Sub-Total	–	–	3,253,243	–	–
Less: Vested Pension and Equity(4)	–	–	-3,253,243	–	–
Total	–	–	–	–	–
Payment Type	J. Marks ($)	A. Maheshwari ($)	P. Zheng ($)	T. Embree ($)	E. Miñarro Viseras ($)
Involuntary Termination without Cause
Severance Cash Payment(8)	2,226,219	1,512,000	–	1,330,000	1,314,674
STI Payment(1,8)	2,450,000	840,000	574,000	137,000	147,723
Pension Benefit(2)	–	–	–	–	–
Option / SAR Value(4,5,6)	1,383,777	106,157	270,402	–	–
Stock Awards Value(4,5,6,7)	20,726,083	1,559,730	4,713,011	–	–
Other Benefits(8)	40,467	40,242	39,967	40,242	19,725
Sub-Total	26,826,546	4,058,129	5,597,380	1,507,242	1,482,122
Less: Vested Pension and Equity(4)	–	–	-3,253,243	–	–
Total	26,826,546	4,058,129	2,344,137	1,507,242	1,482,122
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Executive compensation
Payment Type	J. Marks ($)	A. Maheshwari ($)	P. Zheng ($)	T. Embree ($)	E. Miñarro Viseras ($)
Death / Disability
Severance Cash Payment	–	–	–	–	–
STI Payment(1,9)	2,450,000	840,000	574,000	137,000	147,723
Pension Benefit(2)	–	–	–	–	–
Option / SAR Value(10,11)	2,513,288	563,887	374,739	321,260	321,260
Stock Awards Value(10,11)	32,858,484	4,490,499	6,212,170	6,137,374	5,069,728
Sub-Total	37,821,772	5,894,386	7,160,909	6,595,634	5,538,711
Less: Vested Pension and Equity(4)	–	–	-3,253,243	–	–
Total	37,821,772	5,894,386	3,907,666	6,595,634	5,538,711
Payment Type	J. Marks ($)	A. Maheshwari ($)	P. Zheng ($)	T. Embree ($)	E. Miñarro Viseras ($)
Qualifying Termination within 2 Years Following a Change in Control
Severance Cash Payment(12)	10,725,000	3,024,000	2,437,200	2,660,000	2,629,348
STI Payment(1,12)	2,450,000	840,000	574,000	137,000	147,723
Pension Benefit(2)	–	–	–	–	–
Option / SAR Value(13)	2,513,288	563,887	374,739	321,260	321,260
Stock Awards Value(13)	32,858,484	4,490,499	6,212,170	6,137,374	5,069,728
Other Benefits(12)	56,467	56,242	55,967	56,242	35,725
Sub-Total	48,603,239	8,974,628	9,654,076	9,311,876	8,203,784
Less: Vested Pension and Equity(4)	–	–	-3,253,243	–	–
Total	48,603,239	8,974,628	6,400,833	9,311,876	8,203,784
(1)
Under our STI program, executives must be employed on the payment date to be eligible to receive their STI payouts, except in the event of a qualifying termination of employment following a change in control. As a result, the STI payouts are not deemed accrued as of December 31, 2023, and are included in this table upon the applicable event.

(2)
Under the Spanish Defined Benefit – Policy 7179, Mr. Miñarro Viseras will not be entitled to any company pension benefits unless he terminates employment and elects retirement with the Spanish social contribution system. Due to his age as of December 31, 2023, he will not be entitled to retire and therefore will not be eligible to receive the company pension benefits.

(3)	Outstanding equity awards will be forfeited upon an involuntary termination for cause.
(4)
Equity awards are valued based on the closing price of our common stock ($89.47) on the last trading day of 2023. If an NEO qualifies for retirement treatment (see footnotes (5) and (7) below) for their unvested awards, the value of that equity is included in the “Less: Vested Pension and Equity” rows. The value of vested and exercisable SARs is not included in this table since an NEO is entitled to receive them unless the NEO is terminated for cause.

(5)
Awards held for less than one year from the grant date will be forfeited. SAR and RSU awards held for more than one year will fully vest if the executive qualifies for retirement treatment, which is defined under our outstanding awards as either (i) age 65; or (ii) age 55 plus 10 or more years of service. PSU awards held for more than a year by an executive who has met this retirement eligibility will remain outstanding and be eligible to vest subject to achievement of the performance goals as determined by the Compensation Committee, and be subject to prior elections made by the applicable executives under the LTIP PSU Deferral Plan, if any. Vested SARs will be exercisable by retirement-eligible executives until the expiration of their term. Mr. Zheng has attained age 55 with more than 10 years of continuous service and has met retirement eligibility. UTC entered into an agreement with Ms. Marks on February 3, 2020, that provides retirement treatment for her UTC awards converted to Otis awards in the event of an involuntary termination other than for cause. Ms. Marks does not qualify for retirement eligibility for her other Otis awards. Ms. Embree and Messrs. Maheshwari and Miñarro Viseras do not qualify for retirement eligibility. Non-retirement-eligible executives will forfeit their unvested awards upon a voluntary termination. These executives will, however, vest in a prorated portion of their RSUs and SARs held for more than one year upon an involuntary termination other than for cause. For these executives, PSUs held for more than one year will, upon an involuntary termination other than for cause, prorate under the same basis and remain eligible to vest upon achievement of the performance goals as determined by the Compensation Committee, and be subject to the prior elections made by the applicable executives under the LTIP PSU Deferral Plan, if any. Vested SARs may be exercised by a non-retirement-eligible executive for up to one year following an involuntary termination other than for cause and for up to 90 days following a voluntary termination (in each case until the expiration of their term, if earlier). Ms. Embree and Mr. Miñarro Viseras do not hold any awards older than one year. As a result, they will forfeit their unvested awards upon a voluntary or an involuntary termination other than for cause.

(6)
Special out-of-cycle awards do not have retirement eligibility treatment provisions. As a result, the executives will forfeit their unvested out-of-cycle awards upon a voluntary termination or an involuntary termination other than for cause.

(7)
ELG RSU awards vest upon retirement on or after age 62 or in the case of a “mutually agreeable separation” (as defined on page 61) following three years of ELG service. Ms. Marks and Mr. Zheng are the only NEOs with an ELG RSU award. Both of them have met this service condition and will receive these vested awards upon a mutually agreeable separation or upon retirement on or after age 62.

(8)
The Severance Plan provides for the following payments and benefits: a lump-sum payment equal to one times (1.5X for the CEO) the sum of the executive’s annual base salary and target annual STI award; a prorated STI payout for the year of termination based on actual performance; and other benefits (continued healthcare benefits for the executive and eligible dependents for up to 12 months at no cost and outplacement services for up to 12 months). The value of any cash severance payable under the Severance Plan to an ELG member will be reduced by the value of the executive’s ELG RSU grant that vests upon the executive’s termination, if any, as well as by any other severance benefits that the executive is entitled to receive upon termination of employment. For Mr. Zheng, this netting will result in zero cash severance payment assuming a December 31, 2023, termination of employment.

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Executive compensation
(9)
Under our STI program, the Compensation Committee has discretion to determine what payment, if any, will be made in the event of an executive's death or disability. We have assumed that the executive or executive's estate, as applicable, will receive their STI award based on actual performance as determined as of the date of death or disability.

(10)
Upon death, RSUs will vest and be converted to shares of common stock to be delivered to the executive’s estate. All PSUs will vest at death and be converted to shares of Otis common stock to be delivered to the executive’s estate at (i) maximum performance level based on vesting estimates as of December 31, 2023, for the 2021 PSU awards, and (ii) target performance (or such greater amount as determined by the Compensation Committee in its discretion) for the other PSU awards. The PSUs will be subject to the prior elections made by the applicable executives under the LTIP PSU Deferral Plan, if any. All unvested SARs will vest at death and become exercisable. The executive's estate will have three years from the death (or until the expiration of the SAR, if earlier) to exercise all outstanding SARs. If a SAR expires prior to the expiration of that three-year exercise period, the SAR will be deemed to be exercised by the estate at the SAR expiration date. ELG RSU awards also vest on death.

(11)
Upon disability (as defined in our LTI program), all awards will fully vest, with the PSUs being converted at (i) maximum performance level based on vesting estimates as of December 31, 2023, for the 2021 PSU awards, and (ii) target performance (or such greater amount as determined by the Compensation Committee) for the other PSU awards, and be subject to the prior elections made by the applicable executives under the LTIP PSU Deferral Plan, if any. Vested SARs may be exercised for up to three years from the termination date or the vesting date if later (but no later than the expiration of the applicable term), provided that if a SAR expires prior to the expiration of that three-year exercise period, the SAR will be deemed to be exercised by the NEO at the SAR expiration date. ELG RSU awards also vest upon disability. The ELG long-term disability program provides an annual benefit upon disability that is equal to 80% of base salary plus target STI payment.

(12)
All the NEOs are eligible for change in control benefits under our Change in Control Severance Plan, which is described on pages 61-62. Upon a qualifying termination within two years following a change in control, the executive will receive a lump-sum payment equal to the sum of their annual base salary and target annual STI award (3X for the CEO and 2X for the other NEOs); a prorated portion of their STI award for the year of termination; and other benefits (continued healthcare benefits for the executive and eligible dependents for up to 12 months at no cost; and financial planning and outplacement services, each for up to 12 months). Amounts reported in this table do not reflect the impact of the better net after-tax cutback that may apply under the terms of the Change in Control Severance Plan if the golden parachute excise tax imposed under Sections 280G and 4999 of the IRC would otherwise apply.

(13)
In the event of a qualifying termination within two years following a change-in-control, our LTI program provides for the accelerated vesting of all outstanding equity awards (including awards outstanding for less than one year, special out-of-cycle awards and ELG RSU awards), with the PSUs that become vested upon such qualifying termination subject to the prior elections made by the applicable executives under the LTIP PSU Deferral Plan, if any. The applicable PSU performance goals will be deemed to be achieved at the greater of target and actual performance as determined by the Compensation Committee prior to the change-in-control. Amounts shown assume estimated PSU payouts based on projected performance for the 2022 and 2023 awards and actual performance for the 2021 PSU awards. All values shown reflect the closing price of our common stock ($89.47) on the last trading day of 2023.

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Executive compensation
CEO pay ratio
As required by the applicable SEC rules, we are providing the following information regarding the ratio of the annual total compensation of Ms. Marks, our CEO, to the annual total compensation of our median colleague.
Selection of original median colleague as of October 1, 2021
COLLEAGUES INCLUDED
In 2021, our median colleague was identified from among our active global population of 69,082 (excluding our CEO) as of October 1, 2021 (of which 9,929 were U.S.-based and 59,153 non-U.S.-based). We then excluded 3,221 colleagues in 37 countries as permitted under the SEC’s de minimis exception, for a net total of 65,861 colleagues.
The countries and number of colleagues excluded from the calculation were: Argentina (96), Bahrain (80), Belgium (242), Bosnia & Herzegovina (8), Brunei Darussalam (11), Bulgaria (24), Chile (187), Costa Rica (7), Croatia (77), Cyprus (37), Denmark (212), El Salvador (13), Estonia (49), Fiji (3), Finland (133), Greece (188), Guatemala (41), Honduras (9), Hungary (125), Ireland (74), Kazakhstan (33), Luxembourg (115), Macao (72), Morocco (156), New Zealand (84), Norway (149), Panama (54), Papua New Guinea (7), Qatar (74), Romania (84), Serbia (8), Slovak Republic (96), Slovenia (26), Sweden (115), Thailand (294), Uruguay (117), and Vietnam (121).
CONSISTENTLY APPLIED COMPENSATION MEASURES, METHODOLOGY AND MATERIAL ASSUMPTIONS
We then used “total cash compensation” as our consistently applied compensation measure for the period running from October 1, 2020, to September 30, 2021, to determine the median colleague, using the following methodology and material assumptions.
•
Our total cash compensation included wages, commissions, bonuses, spot and recognition awards, and allowances. Based on local laws, we also added gains on vesting and exercises of equity awards, and company contributions made to government-sponsored retirement programs when required by such laws.

•	We annualized the compensation paid to our permanent colleagues who were hired during the period or on active military duty, paid leave or unpaid leave.
•	We used October 1, 2021, exchange rates to convert all foreign currencies into U.S. dollars.
ANNUAL TOTAL COMPENSATION DETERMINATION
We then determined the annual total compensation of our CEO and median colleague for fiscal year 2021, using the methodology required for the Summary Compensation Table to compute the pay ratio.
Fiscal year 2023 CEO pay ratio determination
In determining our CEO pay ratio for fiscal year 2023, we concluded there were no changes to our colleague population or compensation arrangements that would significantly change our pay ratio disclosure. We used the same median colleague as last year, as permitted by the SEC rules.
Using the same methodology as for 2021 and 2022, we determined that for 2023, Ms. Marks’ annual total compensation was $15,924,194, and the annual total compensation of our median colleague was $49,048, resulting in a ratio of 325:1. We believe this pay ratio is a reasonable estimate based on the methodology and assumptions described above.
Comparing pay ratios of other companies
Because SEC rules allow companies to use different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios, our CEO pay ratio may not be comparable to those reported by other companies.
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Executive compensation
Pay versus performance
The following section has been prepared in accordance with the SEC’s pay versus performance (“PvP”) disclosure rule. The PvP rule requires public companies to disclose information reflecting the relationship between the company’s financial performance and a new definition of pay, referred to as “Compensation Actually Paid.” The Compensation Actually Paid amounts shown below do not reflect actual compensation paid to or earned by our NEOs, and Compensation Actually Paid was not used by the Compensation Committee to make any compensation decisions.
The table below includes the required PvP disclosures for the Principal Executive Officer (“PEO”) and the average non-PEO NEO for fiscal years 2023, 2022, 2021 and 2020. Detailed information on the calculation of the Compensation Actually Paid amounts for the applicable year can be found in footnote (2) below.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 investment based on:		Net Income ($M)(5)	Adjusted Earnings Per Share ($)(6)
					Otis TSR(4)	Peer Group TSR(4)
2023	15,924,194	21,050,577	5,576,098	6,457,863	199	216	1,406	3.54
2022	14,477,875	15,281,897	3,457,622	2,196,543	172	183	1,253	3.17
2021	13,770,306	26,766,637	3,956,450	7,555,268	188	193	1,246	3.01
2020	11,987,312	17,995,581	4,508,897	5,098,198	144	160	906	2.52
(1)	The PEO for each year shown in this table is Ms. Marks.
(2)
The year-over-year variation in the amounts reported is highly correlated with changes in our stock price. In 2023, Otis hired Ms. Embree and Mr. Miñarro Viseras. They contributed to the higher “Average Compensation Actually Paid to non-PEO NEOs” amount reported for 2023 due to their sign-on awards. In contrast, in 2022, our former CFO left employment and forfeited certain equity awards granted to him. His departure contributed to the lower “Average Compensation Actually Paid to non-PEO NEOs” amount reported for 2022.The following tables set forth the adjustments made from the Summary Compensation Table total for the PEO and the Average Summary Compensation Table total for the non-PEO NEOs to determine the Compensation Actually Paid to the PEO and Average Compensation Actually Paid to the non-PEO NEOs under the rule.

Adjustments from Summary Compensation Table Total for PEO	2023
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	-11,672,600
Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end(8)	12,222,301
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end(8)	2,971,889
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year(8)	1,072,146
Increase based on dividends or other earnings paid during year prior to vesting date of award	532,647
Total Adjustments	5,126,383
Adjustments from Average Summary Compensation Table Total for Non-PEO NEOs	2023
Average deduction for change in actuarial present values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table(7)	-890
Average increase for service cost of pension plans(7)	2,250
Average deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	-3,881,172
Average increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end(8)	4,400,944
Average increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end(8)	192,372
Average increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year(8)	105,847
Average deduction of fair value of awards granted prior to year that were forfeited during year(8)	–
Average increase based on dividends or other earnings paid during year prior to vesting date of award	62,414
Total Adjustments	881,765
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Executive compensation
(3)	The names of the non-PEO NEOs in each fiscal year are listed in the table below.
2023	2022	2021	2020
A. Maheshwari	A. Maheshwari	R. Ghai	R. Ghai
P. Zheng	R. Ghai	P. Zheng	P. Zheng
T. Embree	P. Zheng	N. LaFreniere	N. LaFreniere
E. Miñarro Viseras	N. LaFreniere	S. de Montlivault	S. de Montlivault
	S. de Montlivault		M. Eubanks
(4)
Otis became an independent publicly traded company on April 3, 2020. The TSR calculations for Otis and the Peer Group are based on a fixed $100 investment from April 3, 2020, through the end of 2023, assuming reinvestment of dividends until the last day of each reporting fiscal year. The Peer Group, for purpose of this table, is the S&P 500 Industrials Sector Index.

(5)	This represents Otis’ net income calculated in accordance with GAAP.
(6)
The Compensation Committee has made the assessment that adjusted earnings per share (“adjusted EPS”), which is calculated on a diluted basis, represents the most important financial measure used by Otis to link Compensation Actually Paid to our PEO and non-PEO NEOs for 2023 to our performance. Adjusted EPS is the performance measure that has the greatest weighting under our PSUs. We grant 50% of each NEO’s LTI opportunity as PSUs. See Appendix A on pages 98-101 for information on how adjusted EPS is calculated from our audited financial statements.

(7)
Ms. LaFreniere is a participant in the PPP, and Messrs. de Montlivault and Miñarro Viseras participate in the TCN Plan and the Spanish Defined Benefit – Policy 7179, respectively. None of our other NEOs participate in an Otis-sponsored pension plan.

(8)
For awards granted prior to 2020, we measure the increase or decrease in fair value from April 3, 2020, the date we became an independent publicly traded company. A binomial lattice model was used to estimate the fair value of the SARs. Fair values for our PSUs, which are partly market-based awards because of the TSR multiplier, are based on a Monte Carlo valuation if the PSU TSR measurement period has not ended (i.e., for the 2022 PSUs and 2023 PSUs). Both models are consistent with the grant-date valuation models used for valuations under FASB ASC 718. Below is a description of the assumptions made for the valuations of the SARs and 2022 and 2023 PSUs.

Valuations performed for 2023
PSUs
Range of Weighted Financial Metric Multipliers	90 – 100%
TSR Realized Performance (percentile)	45th – 51st
Historical Volatility	19% – 23%
Risk-Free Interest Rate	4.13% – 4.67%
Valuations performed for 2023
SARs
Expected Term (years)	2.3 – 5.2
Exercise Price	$51.81 – $85.23
Blended Volatility	26% – 30%
Dividend Yield	1.4% – 1.6%
Risk-Free Interest Rate	3.6% – 4.7%
Expected term estimates for measurements in the current fiscal year were calculated by taking the difference between (i) the expected term as of the grant date of the SARs and (ii) the time since grant. This difference was then divided by the stock-to-exercise price ratio as of the applicable measurement date, therefore, shortening the term for the SARs since all the SARs are in-the-money at the applicable measurement date. The Blended Volatility is calculated as an average of the peer and historical volatility on the measurement date. Historical Volatility is calculated from daily Otis stock prices, term matched for the expected term (consistent with the approach used for the grant-date valuation of options). Peer volatility is calculated based on the average of the volatility of the peer group within the industry. Dividend Yield is calculated as the quarterly dividend amount divided by the three-month average stock price on the valuation date, annualized and continuously compounded. Risk-free interest rate is the continuously compounded, term-matching, zero-coupon rate from applicable measurement date.
Estimated fair values of the unvested PSU awards which vest based upon financial performance metrics and a relative TSR modifier, were valued using a Monte Carlo simulation as of December 31, 2023:
Award	TSR Modifier Fair Value (per target shares)(a)	TSR Modifier Fair Value Factor (as % of valuation date stock price)
2023 PSU	$91.00	101.71%
2022 PSU	$89.15	99.64%
As the TSR performance period for the 2021 PSUs was completed as of December 31, 2023, no TSR modifier was calculated for the relevant 2023 valuations. To calculate total PSU fair value as of each measurement date for each NEO, the TSR modifier fair value shown in the table above was multiplied by (i) the corresponding expected payout from the performance goals described on pages 54-57 and (ii) the number of target performance units unvested and outstanding plus dividend equivalent units accrued at the time.
(a)	Target shares are defined as a payout of 100%, such that the maximum payout is 120% given the TSR multiplier.
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Executive compensation
Pay versus performance relationships
The graphs below illustrate the relationship between Compensation Actually Paid and
•	Cumulative TSR for Otis and the Peer Group
•	Otis’ adjusted EPS
•	Otis’ net income

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Executive compensation
Most important financial performance measures
In our assessment, the most important financial performance measures used to link Compensation Actually Paid to our NEOs in 2023 to our performance are those used in our 2023 STI and LTI programs:
• Adjusted EPS(1) • Adjusted net income(1) • Free cash flow(1)	• Organic sales growth(1) • New Equipment orders growth(1) • Relative TSR
For more information on these measures, see the “STI compensation” section on pages 50-53 and “LTI compensation” section on pages 54-58.
(1)
Refer to Appendix A on pages 98-101 and Appendix B on page 102 for information on what is included in these definitions. Appendix A also provides a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures. The definitions of non-GAAP measures in Appendix A may differ from the definitions of measures used for the STI program in Appendix B.

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Audit matters
Report of the Audit Committee
The Audit Committee assists the Board in its oversight responsibilities relating to: the integrity of Otis’ financial statements; the independence, qualifications and performance of Otis’ internal and independent auditors; Otis’ compliance with its policies and procedures, internal controls, The Otis Absolutes and applicable laws and regulations; policies and procedures with respect to risk assessment and management; and such other responsibilities as delegated by the Board from time to time. The Audit Committee’s specific responsibilities and duties are set forth in the Audit Committee Charter adopted by the Board, which is available on the company’s website.
Management has the primary responsibility for the financial statements and the financial reporting processes, including the system of internal controls. PricewaterhouseCoopers LLP (“PwC”), Otis’ independent auditor, is responsible for expressing an opinion on the conformity of Otis’ audited financial statements with generally accepted accounting principles and on the effectiveness of Otis’ internal control over financial reporting.
In performing its oversight responsibilities, the Audit Committee has reviewed and discussed with management and with PwC the company’s audited financial statements for the year ended December 31, 2023, as well as the representations of management and the independent auditor’s opinion thereon regarding Otis’ internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. The Audit Committee discussed with Otis’ internal audit and PwC the overall scope and plans for their respective audits. The Audit Committee met with internal audit and PwC, with and without management present, to discuss the results of their examinations, the evaluation of Otis’ internal controls, management’s representations regarding internal control over financial reporting, and the overall quality of Otis’ financial reporting.
The Audit Committee has received the written disclosures and the Rule 3526 letter from PwC required by the applicable requirements of the Public Company Accounting and Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with PwC its independence, including the impact of any relationships or permitted non-auditing services on PwC’s independence. The Audit Committee has also discussed with PwC the matters required to be discussed under PCAOB Auditing Standard No. 1301. The Audit Committee has also received written materials addressing PwC’s internal control procedures and other matters required by NYSE listing standards.
PwC represented to the Audit Committee that Otis’ audited financial statements were fairly presented in accordance with generally accepted accounting principles in the United States. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Otis Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
The Audit Committee nominates PwC for appointment by the shareholders to continue to serve as Otis’ independent auditor for 2024. The members of the Audit Committee believe that the retention of PwC as the independent auditor is in the best interests of Otis and its shareholders.
AUDIT COMMITTEE
Jeffrey H. Black, Chair
Thomas A. Bartlett(1)
Jill C. Brannon(1)
Nelda J. Connors
Kathy Hopinkah Hannan
(1)	Appointed October 27, 2023.
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Proposal 3
Proposal 3:
Appoint an independent auditor for 2024
•
Pursuant to our Bylaws, our independent auditor is appointed by our shareholders. We are asking shareholders to approve the appointment of PricewaterhouseCoopers LLP (“PwC”) to continue to serve as our independent auditor for 2024 until the next Annual Meeting of Shareholders.

•
PwC, an independent registered public accounting firm, served as Otis’ independent auditor in 2023. Our Audit Committee has nominated, and the Board has approved, the firm for appointment by the shareholders to continue to serve as Otis’ independent auditor for 2024.

THE BOARD RECOMMENDS A VOTE FOR THE APPOINTMENT OF PwC TO CONTINUE TO SERVE AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2024.
Our Audit Committee is responsible for the appointment, retention, termination, compensation, evaluation and oversight of the independent auditor. The Audit Committee has appointed PwC to continue as our independent registered public accounting firm for 2024. We believe the appointment of PwC as independent auditor is in the best interests of our shareholders, and we are asking our shareholders to approve this appointment for the reasons set forth below.
Audit Committee assessment of PwC
At least annually, the Audit Committee reviews the quality, performance and independence of its independent registered accounting firm, including a review and evaluation of the lead partner. This review takes into account the opinions of management and our internal auditor.
As a result of its most recent review, the Audit Committee believes that the retention of PwC as our independent registered public accounting firm is in the best interests of Otis and its shareholders. In making this determination, our Audit Committee considered a variety of factors, including:
• Independence • Candor and insight provided to the Audit Committee • Positive and respectful working relationship with management • Institutional knowledge of Otis
• Responsive, timely and thorough communications with management and the Audit Committee
• Proactive and insightful information on accounting and auditing issues and regulatory developments affecting our industry
• Timely, thorough and practical advice and execution of services • Management feedback • Lead partner performance • Comprehensiveness of evaluations of internal control structure
Audit Committee controls relating to independent auditor
A number of controls are in place to support the continued integrity, independence and quality of the independent registered public accounting firm and its audit responsibilities. These include:
•
The Audit Committee, composed solely of independent directors, engages in regular executive sessions with PwC. The Audit Committee Chair and PwC’s lead audit partner communicate frequently between formal meetings.

•	The Audit Committee and our Audit Committee Chair are directly involved in the selection of PwC’s lead audit partner for the Otis audit engagement.
•	The Audit Committee is responsible for the audit fee negotiations and closely monitors those fees, including the appropriateness of fees relative to both efficiency and audit quality.
•
The Audit Committee Chair, directly or as delegated to an Audit Committee member, must preapprove all services rendered by PwC to Otis and its consolidated subsidiaries. These services include audit, audit-related services (including attestation reports, employee benefit plan audits, accounting and technical assistance, risk and control services, and due diligence-related services) and tax services.

•
The Audit Committee reviews and discusses with PwC information regarding PwC’s periodic internal and peer quality reviews of its audit work as well as Public Company Accounting and Oversight Board reviews.

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Proposal 3
Policy on Audit Committee preapproval of audit and permissible non-audit services of independent auditor
The Audit Committee has adopted procedures requiring its review and approval in advance of all audit and permissible non-audit services provided by Otis’ independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided that the Audit Committee is subsequently informed of each particular service approved by delegation. All engagements and fees for 2023 were approved by the Audit Committee. The Audit Committee reviewed with PwC whether the non-audit services to be provided were compatible with maintaining the firm’s independence and concluded that they were. At least quarterly, the Audit Committee reviewed a report summarizing fiscal year-to-date services provided by PwC and reviewed an updated projection of the fiscal year’s estimated fees. Non-audit services consisted of those described below in the Tax Fees and All Other Fees categories.
PwC Fees
This table presents fees for professional audit and other services rendered by PwC for the fiscal years 2023 and 2022.
	Year Ended December 31, 2023 ($)	Year Ended December 31, 2022 ($)
Audit Fees(1)	12,393,624	11,609,711
Audit-Related Fees(2)	176,150	181,000
Tax Fees(3)	1,704,948	1,689,785
All Other Fees(4)	15,000	23,900
Total	14,289,722	13,504,396
(1)
These amounts represent fees of PwC for the audit of our annual consolidated financial statements; the review of consolidated financial statements included in our quarterly Form 10-Q reports; the audit of internal control over financial reporting; and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements for the fiscal year, such as comfort letters, attest services, consents and assistance with review of documents filed with the SEC. Audit fees also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require.

(2)
Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Otis’ consolidated financial statements or internal control over financial reporting. This category includes fees related to the performance of audits and attest services not required by statute or regulations; audits of our employee benefit plans; contractually required audits and compliance assessments; and accounting consultations about the application of GAAP to proposed transactions.

(3)
Tax fees generally consist of U.S. and foreign tax compliance and related planning and assistance with tax refund claims, tax consulting, expatriate tax services and tax-related advisory services. Independence risks are mitigated by established safeguards following agreed upon standard work.

(4)	All other fees consist of permitted services other than those that meet the criteria above and primarily consist of accounting research software and risk management claims services.
A representative of PwC is expected to be available at our 2024 Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions from shareholders.
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Proposal 4
Proposal 4:
Shareholder proposal regarding policy on majority voting in director elections
We expect the following proposal to be presented by a shareholder at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. Otis disclaims all responsibility for the content of the proposal, the graphic and the supporting statement. John Chevedden, 2215 Nelson Ave, No. 205, Redondo Beach, CA 90278 USA, is the proponent of the following shareholder proposal.
THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.
Resolution Proposed by Shareholder
Proposal 4 – Policy on majority voting in director elections

Proposal 4 – Directors to be Elected by Majority Vote Improvement
Resolved: Adopt a Corporate Governance Guideline, rule or bylaw provision to state that a director who fails to obtain a majority vote in an uncontested election shall not be nominated by the Board at the next annual shareholder meeting.
When Otis shareholders give a director a no confidence vote it is important that the Otis Board respect the vote of Otis shareholders and not override such a shareholder no confidence vote. This proposal could improve director performance because a failed vote would have more of a consequence. Currently a failed vote can have no consequence because a director with a failed vote can remain on the Board continuously for years into the future.
The Board of directors would have plenty of time to prepare for a failed vote because the Board can see how the incoming votes trend. Plus the Board can take steps to turn around failed incoming votes.
Please vote yes:
Directors to be Elected by Majority Vote Improvement – Proposal 4
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Proposal 4
Our response – Statement in opposition to Proposal 4
After careful consideration, the Board recommends that you vote “AGAINST” this proposal because it believes that it is not in the best interests of Otis or our shareholders, and that the Board’s existing Majority Voting Bylaw and Director Resignation Policy satisfactorily address the concerns raised in the proposal while providing the Board with appropriate flexibility to determine how to address the failure of a director to obtain a majority vote in an uncontested election.
The Otis bylaws already provide for majority voting. Pursuant to the Otis bylaws, in order for a director to be elected in an uncontested election, the number of shares voted “for” the director’s election must exceed 50% of the number of votes cast with respect to that director’s election. Therefore, shareholders who are dissatisfied with incumbent directors may vote against their election. Otis’ Corporate Governance Guidelines provide that in an uncontested election of directors, any nominee for director who is an incumbent director and who receives a greater number of votes cast “against” than votes “for” his or her election will promptly tender his or her resignation to the Chair of the Nominations and Governance Committee. The Nominations and Governance Committee will then promptly make a recommendation to the Board about whether to accept or reject the tendered resignation. The Board will act on the Nominations and Governance Committee’s recommendation within 90 days after the date of the meeting and will consider the Nominations and Governance Committee’s recommendation and any additional information the Board believes to be relevant in deciding whether to accept the tendered resignation. Any director who tenders his or her resignation will not participate in the Nominations and Governance Committee recommendation or in the Board’s consideration regarding the tendered resignation. Regardless of whether the Board accepts or rejects the resignation, Otis must promptly file a Report on Form 8-K with the SEC that explains the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation. For further information on this policy, see “Frequently asked questions about the 2024 Annual Meeting – What happens if a director in an uncontested election receives more votes “against” than “for” their election?”
Through this policy, the Board is able to make an informed decision about whether it is in the best interests of Otis and its shareholders to accept the tendered resignation. We anticipate that any such resignation would be accepted (absent strong justification for rejecting it) in which case any such director would not be renominated at the next annual meeting. Therefore, the Board believes, as a practical matter, that the proposal and our existing Director Resignation Policy would in most instances produce the same result. Considering our Director Resignation Policy achieves the objective of the proposal while maintaining the ability of the Board to exercise its discretion in the best interests of shareholders when necessary, we recommend voting against the proposal.
The Board also believes that the proposal is unnecessary. Otis has consistently nominated highly qualified and capable individuals to serve on the Board. Since becoming an independent public company, every Otis nominee for the Board has received the support of at least 94% of shares voted. We also maintain a robust director nomination and election process which identifies and proposes highly skilled, diverse nominees who are committed to serve the best interests of Otis and its shareholders.
Considering our history of nominating and electing a Board that is highly qualified and consistently elected with substantial support, that the Otis bylaws already provide for majority voting and that our existing corporate governance policies adequately address the concerns raised by the proposal without eliminating the Board’s ability to consider the best interests of Otis and its shareholders, we recommend voting against the proposal.
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Other important information
Stock ownership
Beneficial stock ownership of directors and executive officers
The following table shows information as of March 18, 2024, regarding the beneficial ownership of Otis common stock by: (i) each director and nominee; (ii) each NEO; and (iii) the directors and executive officers as a group. None of these individuals, or the group as a whole, beneficially owned more than 1% of Otis common stock as of that date. Unless otherwise noted, each person named in the table has sole voting power and sole investment power of the shares shown.
Directors and Executive Officers	SARs Exercisable within 60 days(1)	DSUs Convertible to Shares within 60 days(2)	Total Shares Beneficially Owned	Percentage of Class (%)(6)
Thomas Bartlett	–	1,290	1,721	*
Jeffrey H. Black	–	12,022	12,272	*
Jill Brannon	–	2,150	2,150	*
Nelda J. Connors	–	4,662	4,662	*
Kathy Hopinkah Hannan	–	11,663	11,663	*
Shailesh G. Jejurikar	–	19,679	19,956(3)	*
Christopher J. Kearney	49,726	9,867	81,798(3)	*
Margaret M. V. Preston	–	13,717	14,688(4)	*
Shelley Stewart, Jr.	–	11,663	11,663	*
John H. Walker	–	21,591	21,591	*
Judith F. Marks	196,937	–	351,481(5)	*
Anurag Maheshwari	36,946	–	69,933	*
Peiming (Perry) Zheng	53,384	–	86,026	*
Tracy Embree	–	–	0	*
Enrique Miñarro Viseras	–	–	0	*
All directors and executive officers as group (21 persons)			929,106	*
(1)
The SARs in the table reflect the net number of shares of Otis common stock that would be issued upon SARs exercisable within 60 days of March 18, 2024. Once vested, each SAR can be exercised for the number of shares of Otis common stock having a value equal to the increase in value of a share of Otis common stock from the date the SAR was granted through the exercise date. The net number of shares of Otis common stock was calculated using $98.04 per share, which was the closing price of our common stock on March 18, 2024.

(2)
The non-employee director DSUs are converted into Otis common stock upon separation from service. The table reflects the number of shares in which the director has the right to acquire beneficial ownership at any time within 60 days of March 18, 2024, following the director’s separation from the Board. For Mr. Kearney, the total also includes DSUs and deferred RSUs earned as a director of UTC that were converted into Otis DSUs or RSUs, as applicable, in connection with the Separation. Upon separation from service, these awards, which are fully vested, will be distributed in shares of Otis common stock.

(3)	This includes shares held by a trust.
(4)	This includes shares held in individual retirement accounts for Ms. Preston and her spouse, and shares held jointly with her spouse.
(5)	This includes shares held by a Grantor Retained Annuity Trust, but does not include 66,769 vested DSUs under our LTIP PSU Deferral Plan that will be distributed upon a separation from service.
(6)	The asterisks in this column indicate that all the directors and executive officers listed – both individually and as a group – own less than 1% of Otis common stock.
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Other important information
Certain beneficial owners
The following table shows all holders known to Otis to be beneficial owners of more than 5% of the outstanding shares of Otis common stock as of the end of fiscal year 2023.
Name and Address	Shares	Percent of Class (%)
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	45,770,739	11.18
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	34,990,980	8.5
(1)
The Vanguard Group reported in an SEC filing that, as of December 29, 2023, it held sole voting power with respect to zero shares of Otis common stock, shared voting power with respect to 520,502 shares of Otis common stock, sole dispositive power with respect to 44,029,906 shares of Otis common stock and shared dispositive power with respect to 1,740,833 shares of Otis common stock.

(2)
BlackRock, Inc., reported in an SEC filing that, as of December 31, 2023, it held sole power to vote or to direct the vote of 31,017,490 shares of Otis common stock and sole power to dispose or direct the disposition of 34,990,980 shares of Otis common stock.

Delinquent Section 16(a) reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such directors, executive officers and 10% shareholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received, or on written representations from certain reporting persons for which no other filings were required, we believe that during the year ended December 31, 2023, there was compliance with all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders. However, due to an administrative oversight by company personnel, a late report was filed by Mr. Maheshwari that reported the vesting of a stock award and the withholding of shares of common stock to satisfy taxes due upon the vesting of the stock award.
Transactions with related persons
The Otis Related Person Transactions Policy requires review, approval or ratification of “Related Person Transactions,” defined by Otis as transactions exceeding $120,000 in which Otis or an Otis subsidiary is a participant and in which an Otis director, executive officer, or a beneficial owner of 5% or more of Otis’ outstanding shares, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest.
Under this policy, a director, director nominee and executive officer must notify the Corporate Secretary of any proposed or ongoing transaction, arrangement or relationship in which the amount involved exceeds $120,000, in which Otis or any of its subsidiaries is a participant, and such person or such person’s immediate family member had, has or will have an interest, whether or not such interest is material. On submission, the following process occurs:
•	The proposed transaction is reviewed by the Corporate Secretary who will, in consultation with the Chief Compliance Officer, assess whether the transaction may be a Related Person Transaction.
•
If the Corporate Secretary and Chief Compliance Officer conclude that the transaction may be a Related Person Transaction, the transaction is submitted to the Board’s Nominations and Governance Committee for evaluation.

•
The Nominations and Governance Committee will prohibit any Related Person Transaction that is determined to be inconsistent with the interests of Otis and its shareholders. The Nominations and Governance Committee has delegated to its Chair the authority to make this determination if review is required prior to the next scheduled Committee meeting. In making this determination, the Nominations and Governance Committee must take into consideration all relevant facts and circumstances, including whether the transaction is on terms no less favorable to Otis than those available with other parties and the extent of the related person’s interest in the transaction.

If the Corporate Secretary learns of a Related Person Transaction that is ongoing or already consummated without having received the Nominations and Governance Committee’s approval, the Corporate Secretary will promptly submit the transaction to the Nominations and Governance Committee for review. The Nominations and Governance Committee will consider all of the relevant facts and circumstances available, will evaluate all options, including, but not limited to, ratification, amendment,
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Other important information
rescission or termination of the Related Person Transaction, and will take or recommend to the Board such course of action as appropriate under the circumstances. The Nominations and Governance Committee also will examine the facts and circumstances pertaining to the failure of such transaction to have been presented to the Nominations and Governance Committee and will take such actions deemed appropriate under the circumstances.
Otis’ policy generally permits employment of relatives of related persons possessing qualifications consistent with Otis’ requirements for non-related persons in similar circumstances, provided that the employment is approved by the Chief People Officer and the Chief Compliance Officer. There were no Related Person Transactions identified for 2023.
Other matters
Cautionary note concerning factors that may affect future results
This Proxy Statement contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” "goals" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, research and development spend, restructuring actions (including UpLift), credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions, or statements that relate to climate change and our intent to achieve certain environmental, social and governance targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:
•
the effect of economic conditions in the industries and markets in which Otis and its businesses operate and any changes therein, including financial market conditions, fluctuations in commodity prices and other inflationary pressures, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues (including COVID- 19 and variants thereof ), natural disasters, whether as a result of climate change or otherwise, and the financial condition of Otis’ customers and suppliers;

•
the effect of changes in political conditions in the United States, including in connection with the results of the 2024 elections or otherwise, and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine, the war between Israel and Hamas, and tensions between the United States and China, on general market conditions, commodity costs, global trade policies and related sanctions and export controls, and currency exchange rates in the near term and beyond;

•	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services;
•	future levels of indebtedness, capital spending, and research and development spending;
•	future availability of credit and factors that may affect such availability or costs thereof, including credit market conditions and Otis’ capital structure;
•
the timing and scope of future repurchases of Otis’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash;

•
fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of changes in general economic conditions, geopolitical conflicts or otherwise;

•	cost reduction or containment actions, restructuring costs and related savings and other consequences thereof, including with respect to UpLift;
•	new business and investment opportunities;
•	the outcome of legal proceedings, investigations and other contingencies;
•	pension plan assumptions and future contributions;
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Other important information
•	the impact of the negotiation of collective bargaining agreements and labor disputes and labor inflation in the markets in which Otis and its businesses operate globally;
•
the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the United States and other countries in which Otis and its businesses operate;

•	the ability of Otis to retain and hire key personnel;
•
the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs;

•
the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions in connection with the Separation; and

•	our obligations and disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier in connection with the Separation.
These and other factors are more fully discussed in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our 2023 Form 10-K and may cause actual results to differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements speak only as of the date of this report, or in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.
Availability of corporate documents
The Otis Corporate Governance Guidelines (and related documents), the charters for each committee of the Board and Otis’ code of ethics (The Otis Absolutes) are available on Otis’ website at www.otisinvestors.com/governance/governance-documents. Printed copies will be provided, without charge, to any shareholder on request addressed to the Corporate Secretary at:
Corporate Secretary
Otis Worldwide Corporation
1 Carrier Place
Farmington, CT 06032 USA
Incorporation by reference
In connection with our discussion of director and executive compensation, we have incorporated by reference in this Proxy Statement certain information from Note 12: Employee Benefit Plans to the Consolidated Financial Statements to our 2023 Form 10-K, filed on February 2, 2024, Note 13: Employee Benefit Plans to the Consolidated Financial Statements to our 2022 Form 10-K, filed on February 3, 2023, and Note 13: Employee Benefit Plans to the Consolidated Financial Statements to our 2021 Form 10-K, filed on February 4, 2022. These are the only portions of such filings that are incorporated by reference in this Proxy Statement.
The information contained on www.otisinvestors.com or on any other Otis’ website referred to in this Proxy Statement or described in the ESG Report is provided for reference only and is not incorporated by reference into this Proxy Statement.
Company names, trademarks and trade names
Otis and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are either the registered or unregistered trademarks or trade names of Otis and its subsidiaries. Names of other companies and organizations, abbreviations thereof, logos of other companies and organizations, and product and service designators of other companies are either the registered or unregistered trademarks or trade names of their respective owners.
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Frequently asked questions about the 2024 Annual Meeting
YOUR VOTE IS IMPORTANT.
Why am I being provided with these proxy materials?
We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting and at any postponed or reconvened meeting.
Who can vote?
All registered shareholders and beneficial owners of shares held in street name are entitled to vote if they owned shares of Otis common stock at the close of business on March 18, 2024, which is referred to as the “record date.” For a period of 10 days prior to the Annual Meeting, a list of registered shareholders entitled to vote at the meeting will be available for examination by registered shareholders during normal business hours at our headquarters in Farmington, Connecticut, as long as the examination is for a purpose germane to the meeting. If you would like to view such list of registered holders, please contact the Corporate Secretary’s Office to schedule an appointment by mail or email at the addresses set forth on the Otis website at www.otisinvestors.com/governance/governance-documents.
Does the company have a policy about directors’ attendance at the Annual Meeting?
We do not have a written policy requiring that directors attend the Annual Meeting, but directors are encouraged to do so unless there is an unavoidable scheduling conflict.
What is the quorum requirement for the Annual Meeting?
Under the Bylaws, a quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of Otis common stock as of the record date, present either at the Annual Meeting or by proxy and entitled to vote, will constitute a quorum. As of the record date, 404,180,723 shares of common stock were issued and outstanding.
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Frequently asked questions about the 2024 Annual Meeting
How do I vote?
Registered shareholders.
INTERNET
Online at the Virtual Meeting:
Go to www.virtualshareholdermeeting.com/OTIS2024.
You may attend the meeting via the internet and vote during the meeting. Have your Notice of Internet Availability, proxy card or voting instruction form in hand and follow the instructions.
Online in advance of the Virtual Meeting:
Go to www.proxyvote.com.
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern time on May 15, 2024. Have your Notice of Internet Availability, proxy card or voting instruction form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m. Eastern time on May 15, 2024. To authenticate your internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card or voting instruction card.

TELEPHONE
1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern time on May 15, 2024. Have your Notice of Internet Availability, proxy card or voting instruction form in hand when you call and then follow the instructions.

MAIL
Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope we provided or return it in your own envelope by mailing it to:
Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 USA.
Please allow sufficient time for delivery of your proxy card or voting instruction form if you decide to vote by mail.

Beneficial shareholders. If you own shares in street name through an account with a bank, brokerage firm or other intermediary, your intermediary will send you printed copies of the proxy materials or provide instructions on how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares by following the voting instructions that the intermediary provides to you.
Changing your vote. If you are a registered shareholder:
•	If you voted by telephone or the internet, access the method you used and follow the instructions given for revoking a proxy.
•	If you mailed a signed proxy card, mail a new proxy card with a later date (which will override your earlier proxy card).
•	Write to the Corporate Secretary providing your name and account information.
•	If you are a beneficial shareholder, ask your bank, brokerage firm or other intermediary how to revoke or change your voting instructions.
How will my shares be voted?
Each share of Otis common stock is entitled to one vote. Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or the internet, the proxy holders will have, and intend to exercise, discretion to vote your shares in accordance with their best judgment on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting. However, we do not know of any such additional matters at this time.
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Frequently asked questions about the 2024 Annual Meeting
If your shares are registered in your name and you sign and return a proxy card or vote by telephone or the internet but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through an account with a broker and do not give voting instructions on a matter, your broker is permitted under NYSE rules to vote your shares in its discretion only on Proposal 3 (Appoint an independent auditor for 2024) and is required to withhold a vote on each of the other proposals, resulting in a so-called “broker non-vote.” The impact of abstentions and broker non-votes on the overall voting results is shown in the table below.
How do voting abstentions and broker non-votes
affect the voting results?
	Election of directors	Appoint an independent auditor for 2024	Advisory vote to approve executive compensation; Shareholder proposals
Vote Required for Approval	Votes for a nominee must exceed 50% of the votes cast with respect to that nominee	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval
Impact of Abstentions	Not counted as votes cast; no impact on outcome	Counted toward quorum; impact is the same as a vote against	Counted toward quorum; impact is the same as a vote against
Impact of Broker Non-Votes	Not counted as votes cast; no impact on outcome	Not applicable	Not counted as shares entitled to vote; no impact on outcome
What happens if a director in an uncontested election receives more votes “against” than “for” their election?
In an uncontested election of directors, any nominee for director who is an incumbent director and who receives a greater number of votes cast “against” than votes “for” their election must, under our Corporate Governance Guidelines, promptly tender their resignation to the Chair of the Nominations and Governance Committee following certification of the shareholder vote. The Nominations and Governance Committee must promptly make a recommendation to the Board about whether to accept or reject the tendered resignation. The director who tendered a resignation may not participate in the Nominations and Governance Committee’s recommendation or the Board’s consideration.
Under our Corporate Governance Guidelines, the Board must act on the Nominations and Governance Committee’s recommendation no later than 90 days after the date of the Annual Meeting. Regardless of whether the Board accepts or rejects the resignation, Otis must promptly file a Report on Form 8-K with the SEC that explains the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.
If a director’s resignation is accepted, the Nominations and Governance Committee also will recommend to the Board whether to fill the vacancy or to reduce the size of the Board. Under the Otis Bylaws, a vacancy arising in these circumstances may be filled by a majority vote of the remaining Board directors.
Who counts the votes?
Broadridge Financial Solutions (“Broadridge”), an independent entity, will tabulate the votes. At the Annual Meeting, a representative of Broadridge will act as the independent Inspector of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results.
Broadridge has been instructed to keep the vote of each shareholder confidential, and the vote may not be disclosed, except in legal proceedings or for the purpose of soliciting shareholder votes in a contested proxy solicitation.
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Frequently asked questions about the 2024 Annual Meeting
How may the company solicit my proxy?
Employees of Otis may solicit proxies on behalf of the Board by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. Otis will bear the cost of soliciting proxies and will reimburse banks, brokerage firms and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders. Otis has retained Georgeson, Inc., to assist in soliciting proxies for a fee of $17,000 plus expenses.
Why did I receive a Notice of Internet Availability?
To conserve natural resources and reduce costs, we are sending most shareholders a Notice of Internet Availability, as permitted by SEC rules. The Notice of Internet Availability explains how you can access Otis’ proxy materials on the internet and how to obtain printed copies if you prefer. It also explains how you can choose either electronic or print delivery of proxy materials for future Annual Meetings.
Why is the meeting being held virtually?
The 2024 Annual Meeting is being held on a virtual-only basis to enable participation by a broader number of shareholders. We believe that hosting a virtual meeting facilitates shareholder attendance by enabling shareholders to safely participate in the Annual Meeting. We have designed the virtual meeting to provide shareholders with the same rights and opportunities as they would have at an in-person meeting.
How can I receive my proxy materials electronically?
To conserve natural resources and reduce costs, we encourage shareholders to access their proxy materials electronically.
If you are a registered shareholder, you can sign up at www-us.computershare.com/Investor/#Home to get electronic access to proxy materials for future Annual Meetings, rather than receiving them in the mail. Once you sign up, you will receive an email each year explaining how to access the Annual Report to Shareholders and Proxy Statement and how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future Annual Meeting.
If you are a beneficial shareholder, you may obtain electronic access to proxy materials by contacting your bank, brokerage firm or other intermediary.
What materials are mailed to me when I share the same address as another Otis shareholder?
If you share an address with one or more other Otis shareholders, you may have received only a single copy of the 2023 Annual Report, 2024 Proxy Statement or Notice of Internet Availability for your entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs.
If you are a registered shareholder and you prefer to receive a separate copy of the 2023 Annual Report, 2024 Proxy Statement or Notice of Internet Availability this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in householding and receive a single copy, please contact Computershare at 1-866-524-0723. If you are a beneficial shareholder, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.
How can I receive a copy of the company’s 2023 Annual Report on Form 10-K?
Otis will provide, without charge, a copy of the Annual Report on Form 10-K to any shareholder on a request directed to the Corporate Secretary’s Office (see page 97 for contact information).
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Frequently asked questions about the 2024 Annual Meeting
How do I submit proposals and nominations for the 2025 Annual Meeting?
Shareholder Proposals. To submit a shareholder proposal to be considered for inclusion in the proxy statement for the 2025 Annual Meeting under SEC Rule 14a-8, you must send the proposal to our Corporate Secretary. The Corporate Secretary must receive the proposal in writing by December 6, 2024, which is 120 days prior to the anniversary of the prior year’s proxy statement mailing date.
To introduce a proposal for vote at the 2025 Annual Meeting (other than a shareholder proposal included in the proxy statement in accordance with SEC Rule 14a-8), Otis Bylaws require that the shareholder send advance written notice to the Corporate Secretary for receipt at least 90 days but not more than 120 days before the first anniversary of the prior year's annual meeting. Based on the 2024 Annual Meeting date, a notice will be considered timely for the 2025 Annual Meeting if our Corporate Secretary receives it no earlier than January 16, 2025, and no later than February 15, 2025.
Director nominations at the 2025 Annual Meeting. The Otis Bylaws require that a shareholder who wishes to nominate a candidate for election as a director at the 2025 Annual Meeting (other than pursuant to the proxy access provisions of Section 1.16 of the Otis Bylaws) must send advance written notice to the Corporate Secretary for receipt at least 90 days but not more than 120 days before the first anniversary of the prior year's annual meeting. This means, based on the 2024 Annual Meeting date, no earlier than January 16, 2025, and no later than February 15, 2025.
Director nominations by proxy access. The Otis Bylaws require that an eligible shareholder who wishes to have a nominee of that shareholder included in the Otis proxy materials for the 2025 Annual Meeting, pursuant to the proxy access provisions of Section 1.16 of our Bylaws, send advance written notice to the Corporate Secretary for receipt at least 120 days, but not more than 150 days before the first anniversary of the prior year’s proxy statement mailing date. This means based on the 2024 mailing date, no earlier than November 6, 2024, and no later than December 6, 2024.
Director nominations under the Universal Proxy Rules. In addition to the notice requirements established in the Otis Bylaws, to comply with the SEC’s Universal Proxy Rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 Annual Meeting must comply with Rule 14a-19 under the Exchange Act, including by providing notice to the Corporate Secretary setting forth the information required under such rule, at least 90 days but not more than 120 days, before the first anniversary of the prior year's annual meeting, as required by our Bylaws. This means, based on the 2024 Annual Meeting date, no earlier than January 16, 2025, and no later than February 15, 2025. Any such notice must include a statement that the shareholder intends to solicit shareholders of Otis representing at least 67% of the voting power of the shares entitled to vote on the election of directors at the 2025 Annual Meeting in support of director nominees other than our nominees.
Shareholders are advised to review our Bylaws, a copy of which is available on our website listed below, as they contain additional requirements with respect to advance notice of shareholder proposals and director nominations and nominations made under the proxy access provision.
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Frequently asked questions about the 2024 Annual Meeting
How do I contact the Corporate Secretary’s Office?
Shareholders may contact the Corporate Secretary’s Office in one of the two methods shown below:
Communication Method	Contact Information
Write a letter	Corporate Secretary Otis Worldwide Corporation 1 Carrier Place Farmington, CT 06032 USA
Send an email	corpsecretary@otis.com

OUR BYLAWS AND OTHER GOVERNANCE DOCUMENTS ARE AVAILABLE AT WWW.OTISINVESTORS.COM/GOVERNANCE/GOVERNANCE-DOCUMENTS.

The paper used in the production of this Proxy Statement is certified to Forest Stewardship
Council® (FSC®) standards, which promote environmentally sound, socially beneficial and economically prosperous management of the world’s forests. This Proxy Statement was printed using exclusively vegetable-based inks.
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Appendix A: Reconciliation of GAAP measures to corresponding non-GAAP measures
RECONCILIATION OF OPERATING PROFIT & OPERATING PROFIT MARGIN (GAAP) TO CORRESPONDING NON-GAAP MEASURES
	Year Ended December 31,
(dollars in millions)	2023 ($)	2022 ($)
New Equipment
GAAP Net Sales	5,812	5,864
Russia sales	–	(86)
Adjusted New Equipment Sales	5,812	5,778

GAAP Operating Profit	358	358
UpLift restructuring	7	–
Other restructuring	16	23
Russia operations	–	(3)
Russia conflict-related charges	–	3
Adjusted New Equipment Operating Profit	381	381
Reported New Equipment Operating Profit Margin	6.2%	6.1%
Adjusted Operating Profit Margin	6.6%	6.6%
Service
GAAP Net Sales	8,397	7,821
Russia sales	–	(20)
Adjusted Service Sales	8,397	7,801

GAAP Operating Profit	1,972	1,789
UpLift restructuring	16	–
Other restructuring	26	37
Russia operations	–	4
Russia conflict-related charges	–	2
Adjusted Service Operating Profit	2,014	1,832
Reported Service Operating Profit Margin	23.5%	22.9%
Adjusted Operating Profit Margin	24.0%	23.5%
General Corporate Expenses and Other
GAAP General Corporate Expenses and Other	(144)	(114)
UpLift restructuring	2	–
UpLift transformation costs	16	–
Russia other expense (income)	–	4
Russia sale and conflict-related charges	–	23
Adjusted General Corporate Expenses and Other	(126)	(87)
Total Otis
GAAP Operating Profit	2,186	2,033
UpLift restructuring	25	—
Other restructuring	42	60
UpLift transformation costs	16	—
Russia operations	—	5
Russia sale and conflict-related charges	—	28
Adjusted Total Operating Profit	2,269	2,126
Reported Total Operating Profit Margin	15.4%	14.9%
Adjusted Total Operating Profit Margin	16.0%	15.7%
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Appendix A: Reconciliation of GAAP measures to corresponding non-GAAP measures
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND DILUTED EARNINGS PER SHARE (GAAP) TO CORRESPONDING NON-GAAP MEASURES
	Year Ended December 31,
(dollars in millions, except per share amounts)	2023 ($)	2022 ($)
Adjusted Operating Profit	2,269	2,126
Non-service pension cost (benefit)	5	2
Net interest expense(1)	150	139
Adjusted income from operations before income taxes	2,114	1,985
Income tax expense	533	519
Tax impact on restructuring and non-recurring items	20	5
Non-recurring tax items	—	2
Adjusted net income from operations	1,561	1,459
Noncontrolling interest	92	116
Adjusted net income attributable to common shareholders	1,469	1,343

GAAP income attributable to common shareholders	1,406	1,253
UpLift restructuring	25	—
Other restructuring	42	60
UpLift transformation costs	16	—
Zardoya Otis Tender Offer finance costs(1)	—	5
Russia operations	—	4
Russia sale and conflict-related charges	—	28
Tax effects of restructuring, non-recurring items and other adjustments	(20)	(5)
Non-recurring tax items	—	(2)
Adjusted net income attributable to common shareholders	1,469	1,343

Diluted Earnings Per Share	3.39	2.96
Impact to diluted earnings per share	0.15	0.21
Adjusted Diluted Earnings Per Share	3.54	3.17

Effective Tax Rate	26.2%	27.5%
Impact of adjustments on effective tax rate	(0.1)%	(1.0)%
Adjusted Effective Tax Rate	26.1%	26.5%

(1)	Otis incurred interest costs associated with financing the Zardoya Otis Tender Offer. Net interest expense for the years ended December 31, 2022, is reflected as adjusted without those costs.
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Appendix A: Reconciliation of GAAP measures to corresponding non-GAAP measures
RECONCILATION OF 2023 NET SALES (GAAP) TO ORGANIC SALES GROWTH (NON-GAAP)
Year Ended December 31, 2023, Compares with Year Ended December 31, 2022
	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions/ Divestitures, net	Total
New Equipment	2.6%	(2.1)%	(1.4)%	(0.9)%
Service	7.7%	(0.4)%	0.1%	7.4%
Maintenance and Repair	7.8%	(0.3)%	–%	7.5%
Modernization	7.3%	(0.8)%	0.4%	6.9%
Total Net Sales	5.6%	(1.2)%	(0.6)%	3.8%
RECONCILATIONS OF 2023 BACKLOG (GAAP) TO CONSTANT CURRENCY (NON-GAAP)
Components of New Equipment Backlog
December 31, 2023 Year-Over-Year Growth %
New Equipment Backlog increase at actual currency	2%
Foreign exchange impact to New Equipment Backlog	–%
New Equipment Backlog increase at constant currency	2%
Components of Modernization Backlog
December 31, 2023 Year-Over-Year Growth %
Modernization Backlog increase at actual currency	15%
Foreign exchange impact to Modernization Backlog	–%
Modernization Backlog increase at constant currency	15%
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES (GAAP) TO ADJUSTED FREE CASH FLOW (NON-GAAP)
	Year Ended December 31,
(dollars in millions)	2023 ($)	2022 ($)
Net cash flows provided by operating activities (GAAP)	1,627	1,560
Capital expenditures	(138)	(115)
Free Cash Flow (Non-GAAP)	1,489	1,445
Adjustments for
UpLift restructuring payments	12	–
UpLift transformation payments	8	–
Separation-related payments(1)	25	18
Adjusted Free Cash Flow (Non-GAAP)	1,534	1,463
(1)	In April 2022 and 2023, we made payments to RTX Corporation (our former parent) in accordance with the Separation tax agreement. These annual payments are anticipated to conclude in 2026.
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Appendix A: Reconciliation of GAAP measures to corresponding non-GAAP measures
Use and definitions of non-GAAP financial measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
Adjusted net sales, organic sales, adjusted general corporate expenses and other, adjusted operating profit, adjusted net interest expense, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share (“EPS”), free cash flow and adjusted free cash flow are non-GAAP financial measures.
Adjusted net sales represents net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (“other significant items”).
Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding 12 months and other significant items. The company’s management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the company’s ongoing operational performance.
Adjusted general corporate expenses and other represents general corporate expenses and other (a GAAP measure), excluding restructuring costs and other significant items.
Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.
Adjusted net interest expense represents net interest expense (a GAAP measure), adjusted for the impacts of non-recurring acquisitionrelated financing costs and related net interest expense pending the completion of a transaction.
The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for other significant items and the tax impact of restructuring costs and other significant items.
Adjusted net income represents net income attributable to common shareholders (a GAAP measure), excluding restructuring costs and other significant items, including related tax effects. Adjusted diluted EPS represents diluted earnings per share attributable to common shareholders (a GAAP measure), adjusted for the per share impact of restructuring and other significant items, including related tax effects.
The company’s management believes that adjusted net sales, organic sales, adjusted general corporate expenses and other, adjusted operating profit, adjusted net interest expense, adjusted effective tax rate, adjusted net income and adjusted diluted EPS are useful measures in providing period-to-period comparisons of the results of the company’s ongoing operational performance.
Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates (“AFX”). We use the non-GAAP measure “at constant currency” (“CFX”) to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented and balances are translated in U.S. dollars at the ending period rate for period presented. The company’s management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the company’s ongoing operational performance.
Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. The company’s management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders. Free cash flow should not be considered an alternative to, or more meaningful than, net cash flows provided by operating activities, or any other measure of liquidity presented in accordance with GAAP.
Adjusted free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures, adjusted to exclude certain items management believes affect the comparability of operating results. Management believes adjusted free cash flow is a useful measure of liquidity that provides investors additional information regarding the company’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders. Adjusted free cash flow should not be considered an alternative to, or more meaningful than, net cash flows provided by operating activities, or any other measure of liquidity presented in accordance with GAAP. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables on pages 98-100. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
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Appendix B: Financial performance metrics used in the Otis STI program
All performance measures are based on performance of continuing operations, unless otherwise noted.
Metric	Corporate Level	Region Levels
Adjusted Net Income
Otis global consolidated net income at constant currency from continuing operations attributable to common shareholders, adjusted for restructuring costs, non-recurring and other significant non-operational items
N/A
Free Cash Flow (FCF)	Otis global consolidated net cash flow provided by operating activities, less capital expenditures, adjusted for certain discrete items, non-recurring and other significant non-operational items
An internal measure, at constant currency, and defined as consolidated net cash flow provided by operating activities, less capital expenditures, and adjusted for restructuring, non-recurring and other significant non-operational items

Operating Profit	N/A
Earnings at the region level before interest and taxes, at constant currency, adjusted for restructuring costs, non-recurring and other significant non-operational items, and impact of significant acquisitions/divestitures

Organic Sales
Consolidated net sales at the Otis global/region level excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding 12 months, and other significant items of a non-recurring and/or non-operational nature

New Equipment Orders
Net future sales value at the Otis global/regional level, at constant currency, of contractual obligations to provide our products (including installation) under purchase orders, contracts, options, long-term agreements or other forms of legally binding contractual arrangements

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OTIS

OTIS WORLDWIDE CORPORATION
1 CARRIER PLACE
FARMINGTON, CT 06032

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR barcode above.**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on Wednesday, May 15, 2024. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29108-P03767 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OTIS WORLDWIDE CORPORATION

The Board of Directors recommends a vote FOR each of the following director nominees:

1. Election of Directors	**For**	**Against**	**Abstain**
1a. Thomas A. Bartlett	☐	☐	☐
1b. Jeffrey H. Black	☐	☐	☐
1c. Jill C. Brannon	☐	☐	☐
1d. Nelda J. Connors	☐	☐	☐
1e. Kathy Hopinkah Hannan	☐	☐	☐
1f. Shailesh G. Jejurikar	☐	☐	☐
1g. Christopher J. Kearney	☐	☐	☐
1h. Judith F. Marks	☐	☐	☐
1i. Margaret M. V. Preston	☐	☐	☐
1j. Shelley Stewart, Jr.	☐	☐	☐
1k. John H. Walker	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Advisory Vote to Approve Executive Compensation	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2024	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. Shareholder proposal regarding policy on majority voting in director elections	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Meeting of Shareholders of Otis Worldwide Corporation
Thursday, May 16, 2024, 9:00 a.m. Eastern time
www.virtualshareholdermeeting.com/OTIS2024

The purpose of the meeting is to consider the following matters:

V29109-P03767

OTIS

This Proxy is Solicited on Behalf of the Board of Directors of Otis Worldwide Corporation.

The undersigned hereby appoints Jeffrey H. Black and Margaret M. V. Preston, and each of them, each with power of substitution and revocation, as proxies for the undersigned to act and vote at the Annual Meeting of Shareholders of Otis Worldwide Corporation to be held on May 16, 2024, and at any postponed or reconvened meeting, as directed on this proxy card, upon the matters set forth on the reverse side hereof, all as described in the Proxy Statement and, in their discretion, upon any other business that may properly come before said meeting, including an adjournment. **If this proxy card is properly signed and returned, but does not provide voting instructions, then the votes represented by this proxy card will be voted FOR the election of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4.**

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies designated above cannot vote these shares unless you sign and return this proxy card.

Continued and to be signed on reverse side